EXHIBIT 10.27

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (“Agreement”) is entered into as of November 1, 2004 by SLOUGH SSF, LLC, a Delaware limited liability company (“Landlord”), and GENENTECH, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord holds entitlements from the City of South San Francisco (the “City”) for the construction of the following eight office and/or research and development buildings at the Britannia East Grand Business Park (the “Center”), located on the real property described in Exhibit A to the form of Building Lease attached as Schedule 1(a) to this Agreement (the “Property”):

Phase I (collectively, the “Phase I Buildings”):

Building 1 (470 East Grand Avenue)	106,000	sq ft (approx)
Building 4 (465 East Grand Avenue)	77,000	sq ft (approx)
Building 5/6 (475 East Grand Avenue)	150,000	sq ft (approx)
Building 3 (450 East Grand Avenue)	117,000	sq ft (approx)

Total:	450,000	sq ft (approx)

Phase II (collectively, the “Phase II Buildings”):

Building 2 (620 East Grand Avenue)	106,000	sq ft (approx)
Building 7 (640 East Grand Avenue)	92,000	sq ft (approx)
Building 8 (660 East Grand Avenue)	82,000	sq ft (approx)
Building 9 (645 East Grand Avenue)	54,000	sq ft (approx)

Total:	334,000	sq ft (approx)

The Phase I Buildings and the Phase II Buildings are sometimes referred to in this Agreement individually as a “Building” and collectively as the “Buildings.”

B. A site plan depicting the conceptual layout of the improvements in the entire Center as contemplated in Landlord’s entitlements is attached as Exhibit A to this Agreement (the “Site Plan”). As illustrated in the Site Plan, those improvements also include, in addition to the Buildings, two parking structures (“Parking Structure A” and “Parking Structure B”); ground floor retail/deli space aggregating approximately 8,000 square feet in Parking Structure A (the “Retail/Deli Space”); a ground floor fitness center of approximately 5,000 square feet in Parking Structure B (the “Fitness Center Space”); and a stand-alone child care center in the northwestern corner of the Center (the “Child Care Center”).

C. Certain construction-related and other operational activities on the Property are governed by the Site Management Plan dated May, 2002 for the Center, as approved by the California Department of Toxic Substances Control by letter dated June 28, 2002 referencing “Conditional Approval of Final Site Management Plan, Former Fuller-O’Brien Site, 450 East Grand Avenue, South San Francisco, California” (such Plan, as it may be amended from time to

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time in accordance with this Agreement and the Building Leases (as hereinafter defined), being referred to herein as the “Site Management Plan”).

D. Landlord wishes to lease all of the Buildings to Tenant and to enter into certain related agreements as more particularly set forth in this Agreement, and Tenant wishes to lease all of the Buildings from Landlord and to enter into certain related agreements as more particularly set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Lease of Buildings. Landlord agrees to lease each of the Buildings to Tenant and Tenant agrees to lease each of the Buildings from Landlord, subject to all of the terms and conditions of this Agreement and of the respective individual leases (each, a “Building Lease”) to be entered into for each Building. Notwithstanding the parties’ intention to enter into a separate Building Lease for each Building, the commitment of Landlord to lease each Building to Tenant and the commitment of Tenant to lease each Building from Landlord are intended to be valid, binding and enforceable obligations of the parties upon execution of this Agreement, subject to all of the terms and conditions of this Agreement; provided that the leasehold interest with respect to each Building Lease shall not be deemed to arise, or to confer on Tenant any rights of access to or possession or control of the Property, until the commencement of the Early Access period established pursuant to the applicable Building Lease. Any entry upon the Property by Tenant or any Tenant Invitees (as defined in the applicable Building Lease) prior to such Early Access period shall be governed by a separate access agreement executed by the parties in mutually acceptable form. In the event of any conflict or ambiguity between the terms of this Agreement and the terms of any Building Lease or Workletter, the terms of the Building Lease or Workletter shall govern and control in all respects.

(a) Landlord and Tenant shall execute a separate Building Lease, in mutually agreeable form, for each Building. The Building Leases for Phase I shall be executed and delivered on or before November 3, 2004, and the Building Leases for Phase II shall be executed and delivered on or before December 31, 2005, or such earlier date as may be mutually agreed by the parties if Tenant requests acceleration of the construction and delivery schedule for any of the Phase II Buildings. Each Building Lease is intended to be substantially identical in form and content (with the mutually agreed form of the Building Leases to be evidenced and established by the Building Lease for Building 5/6, attached hereto as Schedule 1(a) and incorporated herein by reference), differing only with respect to Building-specific factors such as address, square footage, timing, rent schedule and any specialized design and construction issues. Each Building Lease will also include a Workletter (each, a “Workletter”) governing the construction of the Building and the tenant improvements therein, as discussed in more detail below.

(b) Subject to any specific limitations and adjustments contained in the respective Building Leases, the Rent Commencement Dates presently contemplated by the parties for each Building are as follows:

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Phase I:
Building 5/6 (office)	February	2006
Building 4 (office)	March	2006
Building 1 (lab)	August	2006
Building 3 (lab)	November	2006

Phase II:
Building 2 (office)	January	2008
Building 7 (office)	March	2008
Building 8 (lab)	April	2008
Building 9 (lab)	June	2008

The actual Rent Commencement Date for each Building will occur either one hundred eighty (180) days (in the case of office Buildings) or three hundred (300) days (in the case of lab Buildings)(as applicable, the “TI Period”) after delivery of Landlord’s Structural Completion Certificate as that term is defined in the Workletter for such Building, subject to any applicable adjustments of the TI Period and/or the Rent Commencement Date pursuant to this Agreement, the applicable Building Lease or the Workletter for the applicable Building. In no event, however, shall Tenant designate more than four (4) Buildings as lab Buildings in the aggregate over Phase I and Phase II, except by mutual written agreement of Landlord and Tenant. Detailed construction schedules for each Building are attached as Exhibit B to this Agreement, and the specific construction schedule for each Building, subject to any modifications implemented or approved in accordance with the Building Lease and Workletter for the Building, shall be attached to the applicable Building Lease when executed. Notwithstanding the estimated Rent Commencement Dates shown above and in the construction schedules, however, (i) Tenant shall have the right to extend the otherwise applicable Rent Commencement Dates for any one or more of the Phase II Buildings for up to one (1) year by delivering written notice to Landlord prior to December 31, 2005 specifying in such notice the Phase II Building(s) for which Tenant is electing such extension and the duration of the requested extension(s) (not to exceed one (1) year as to any such Building), and (ii) Tenant shall have the right to accelerate the otherwise applicable Rent Commencement Dates for any one or more of the Phase II Buildings by delivering written notice to Landlord specifying in such notice the Phase II Building(s) for which Tenant is electing such acceleration and the amount of the requested acceleration (not to exceed one (1) year as to any such Building). In the event Tenant elects to accelerate the Rent Commencement Date for one or more Phase II Buildings, Landlord shall work with Tenant in good faith to establish a revised construction schedule for the applicable Building(s), reflecting as closely as practicable the estimated Rent Commencement Date requested by Tenant, taking into account the existing construction schedules, the type of Building(s) being accelerated and other relevant criteria. If Tenant timely makes an election under clause (i) or (ii) above, the construction schedules for the applicable Phase II Building(s) and the related Building Lease(s) shall be modified accordingly (including modified rent schedules as described below).

(c) All eight Building Leases shall have a common expiration date, which shall be twelve (12) years after the final Rent Commencement Date to occur for a Phase II Building. Since that date will not be known until long after all Building Leases have been executed, each Building Lease will provide for an initial twelve (12) year term and then for an automatic extension of that term such that it will expire concurrently with the expiration of the

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twelve (12) year initial term for the final Phase II Building to have its Rent Commencement Date occur. Any extension by Tenant of the Rent Commencement Dates for one or more Phase II Buildings pursuant to the final two sentences of subparagraph (b) above will extend the expiration dates for all of the Buildings for an additional period equal to such extension.

(d) Minimum (base) rent schedules for each of the Phase I Buildings are set forth in Exhibit C-1 to this Agreement and shall be incorporated into the respective Building Leases for those Buildings. Alternative minimum (base rent) schedules for each of the Phase II Buildings are set forth in Exhibit C-2, Exhibit C-3, Exhibit C-4 and Exhibit C-5 to this Agreement and shall be incorporated into the respective Building Leases for those Buildings. The Exhibit C-2 schedules shall be applicable to Phase II Buildings for which Tenant does not elect to extend the Rent Commencement Date pursuant to subparagraph (b)(i) above. The Exhibit C-3 schedules shall be applicable to Phase II Buildings for which Tenant does elect to extend the Rent Commencement Date pursuant to subparagraph (b)(i) above. The Exhibit C-4 schedules shall be applicable to Phase II Buildings for which Tenant requests to accelerate the Rent Commencement Date by nine (9) months or more pursuant to subparagraph (b)(ii) above by a notice given not later than March 31, 2005. The Exhibit C-5 schedules shall be applicable to Phase II Buildings for which Tenant requests to accelerate the Rent Commencement Date by six (6) months or more, but less than nine (9) months, pursuant to subparagraph (b)(ii) above by a notice given between April 1, 2005 and June 30, 2005. Since the termination dates for the initial terms of the respective Building Leases are uncertain (see subparagraph (c) above), each rent schedule extends for one or more years beyond the initial 12 years. To the extent the initial terms of the respective Building Leases (after being extended to correspond to the termination date for the final Phase II Building to have its Rent Commencement Date occur) expire before the end of the final periods shown in the applicable rent schedules, the “unused” portions of the rent schedules will be irrelevant, and to the extent the initial terms of any of the respective Building Leases extend beyond the final periods shown in the applicable rent schedules, the parties agree that the minimum (base) rent for each such Building for the remainder of its initial term will continue to increase each lease year by three and one-half percent (3½%) per annum.

(e) Subject to the detailed design and construction provisions that will be contained in the applicable Workletter for each Building (which provisions shall be controlling over the more general provisions of this Agreement with respect to design and construction matters), the parties intend generally that each Building will be constructed as a three-story or four-story steel frame structure consistent with Landlord’s existing entitlements for the respective Buildings, except as otherwise expressly contemplated herein. The Building shell for each Building (as described in Exhibit D) to this Agreement, which shall also be attached to the applicable Workletter for each Building) and all on-site and off-site improvements for the Center shall be designed and constructed at Landlord’s expense pursuant to Landlord’s existing entitlements and the Site Plan, again except as expressly set forth in this Agreement. Landlord shall pay the cost of all bonds, fees, penalties, assessments and costs associated with meeting conditions imposed on the development by applicable governmental agencies (such as, but not limited to, all of the fees and costs imposed under Landlord’s Development Agreement with the City), except that Tenant shall be responsible for such fees to the extent future fees and costs arise solely from or existing fees and costs are increased solely as a result of Tenant’s Tenant Improvements and/or design or construction changes proposed or requested by Tenant, or as otherwise mutually agreed by the parties in writing; provided that Tenant shall not be responsible

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for any bonds, fees, costs or assessments calculated on the basis of the number of vehicle trips generated by the Center or any individual Building. In the event Landlord and Tenant concurrently request design or construction changes, any fees, assessments or costs not specifically identified with one party’s design or construction changes shall be equitably apportioned between Landlord and Tenant.

(f) Tenant acknowledges that Landlord’s existing entitlements have been approved by the City, that the economic terms reflected in this Agreement are based on the design elements, specifications and development conditions reflected in those existing entitlements, and that any change in the existing entitlements will require City approval and may trigger additional conditions, costs and/or delays in the development and construction process. Landlord nevertheless agrees to cooperate reasonably and in good faith with Tenant in exploring alternative design and/or development elements, but only to the extent such exploration does not put Landlord’s existing entitlements at risk of divestiture, and with the understanding that any material changes in the entitlements requested by Tenant would include appropriate and equitable adjustments in the Building Leases and/or other documents delivered pursuant to this Agreement, to the extent applicable. No applications for changes to the entitlements for the Center requested by Tenant will be submitted to the City or other governmental entity except upon mutual approval of the parties, and the parties agree not to permit any final changes in the entitlements for the Center requested by Tenant without the prior written agreement of the parties regarding any applicable adjustments pursuant to the preceding sentence. Without limitation of the foregoing, Landlord agrees that Tenant shall have the right to increase the floor-to-floor heights and the overall height of one or more Phase II Buildings, provided that Tenant delivers written notice of its election to Landlord not later than December 31, 2005, or such earlier date as may be mutually agreed by the parties if Tenant requests acceleration of the construction and delivery schedule for any of the Phase II Buildings. In the event Tenant timely makes such an election, Landlord shall use commercially reasonable efforts to secure any and all governmental authorizations, changes in existing entitlements (subject to the foregoing), and other approvals (including, without limitation, Federal Aviation Administration approval) as may be required to permit the increased heights as requested by Tenant. Upon securing such authorizations and approvals, Landlord shall make appropriate adjustments in the design and construction of the building shell of each applicable Building in consultation with Tenant. Tenant shall be responsible for all costs and expenses (including reasonable legal and consulting fees) directly related to securing or attempting to secure all required governmental authorizations, changes and approvals, and shall pay to Landlord the additional and incremental design and construction costs incurred by Landlord in connection with the redesign and construction of the redesigned building shell for each affected Building in excess of the baseline cost of the Building as designed by Landlord; provided that the rent schedule for the affected Building(s) shall not be increased as a result of such redesign. The mechanism for determining the baseline cost for the applicable Building is set forth on Schedule 1(f), attached hereto and incorporated herein by reference. Each of the parties agrees to consult with the other party on all issues relating to future approvals and the development of the Center (including, without limitation, any exploration of alternative design and/or development elements as described above), and each party shall have the right to have a representative present at any substantive meetings and discussions with the City and other governmental agencies, as applicable, regarding such matters (excepting informal discussions in the normal course of business), provided that except as specifically set forth herein, nothing in this subparagraph shall be construed to create any obligation on Landlord’s part to obtain

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Tenant’s consent with respect to any such changes or other development or entitlement issues, except to the extent such changes or other development or entitlement issues materially impair the current or future value of the Center to Tenant or the current or future use of the Center by Tenant.

(g) Landlord will construct the shell for each Building in accordance with this Agreement and the Workletter for the applicable Building (as described above), and such subsurface trenches for utilities and fiber optic cable and for other functions and purposes as required and described by Tenant, subject to the provisions of Section 9 (below). Landlord will be responsible for full compliance with the entitlements for the Center and any and all governmental and regulatory laws, rules, regulations, orders, Site Management Plan requirements, and any applicable deed restrictions affecting the Center, including without limitation ADA and building code compliance and similar matters and soil handling and reuse/disposal requirements, dewatering procedures and other restrictions in the Site Management Plan with respect to the Building shell, trenches and other soils work performed by Landlord or its contractors, and Landlord will be responsible for the execution as generator of any and all required hazardous waste manifests required for soil or water transported off-site. Tenant will construct all Tenant Improvements in each Building, and will be responsible for full compliance with any and all governmental and regulatory laws, rules, regulations, orders, and any applicable deed restrictions particular to Tenant’s Improvements, including without limitation ADA and building code compliance and similar matters with respect to the Tenant Improvements and any other work at the Center performed by Tenant or its contractors. Landlord will provide Tenant with a Tenant Improvement Allowance of $100 per square foot for each Building, to be disbursed pursuant to the provisions of the applicable Workletter, and Tenant will be responsible for any Tenant Improvement costs in excess of the Tenant Improvement Allowance. Tenant will also have the right to “reallocate” Tenant Improvement Allowance dollars from any Building to one or more other Buildings in the same Phase, with notice to Landlord but without being required to obtain Landlord’s consent for such reallocation. Tenant will select the architect and general contractor for the Tenant Improvements, subject to Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) and subject to the terms of the applicable Workletter. The space plan and working drawings for the Tenant Improvements shall also be subject to Landlord’s approval, likewise not to be unreasonably withheld, conditioned or delayed; provided that subject to the terms of the applicable Workletter, in considering such approval, (i) Landlord may only object to aspects of the space plan or working drawings which would materially and adversely affect the value of the Center or Landlord’s ability to release the space for office and/or research and development purposes upon the expiration or earlier termination of the Building Lease, or would materially increase the cost of Landlord’s Work (as defined in the applicable Workletter) or cause a material delay in the performance of Landlord’s Work (unless such increase in cost or delay is economically offset by Tenant), and (ii) Landlord reserves the right to require reasonable and specific modifications to the Tenant Improvements in order to maintain flexibility with respect to other potential future uses of the respective Buildings; provided further that the additional fees, costs and expenses, relating to the design and construction of any such specific modifications shall be borne by Landlord and shall not be charged against the Tenant Improvement Allowance for purposes of this Agreement. Landlord’s project manager, Project Management Advisors, Inc. (“PMA”), will act as Landlord’s representative in overseeing construction of the Tenant Improvements. PMA’s fee for such services shall be charged against the Tenant Improvement

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Allowance for each Building in the amount of One and 15/100 Dollars ($1.15) per square foot. PMA’s oversight services will include, on behalf of Landlord, facilitating coordination between Landlord’s “team” (architect, general contractor, and engineers etc.) for the Building shell construction and Tenant’s “team” for the Tenant Improvements, monitoring the performance of Tenant’s and Landlord’s respective obligations under the applicable Workletter, and reviewing and processing requests by Tenant for disbursement of funds from the Tenant Improvement Allowance. Landlord’s retention of PMA for this oversight role shall not cause Landlord or PMA to incur any additional obligations or responsibilities for construction or delivery of the Tenant Improvements, and Landlord’s entire obligations and responsibilities (if any) with respect thereto shall be limited to those expressly set forth in the applicable Building Lease and Workletter.

(h) Each Building Lease shall include two five (5) year renewal options in favor of Tenant, which shall run from the expiration of the initial lease term as extended pursuant to Section 1(c). The initial minimum (base) rental rate for each renewal period shall reflect an increase of three percent (3%) over the rental rate in effect during the final full month of the immediately preceding initial or extended term, and that initial minimum (base) rent shall thereafter increase by annual escalations of an additional three percent (3%) per year during the remainder of the applicable renewal period.

(i) Not later than sixty (60) days prior to commencement of construction of the Phase II Buildings, Landlord will submit to Tenant for Tenant’s review and comment updated drafts of the Site Health and Safety Plan and Site Air Monitoring Plan for the Property, which updated drafts shall comply with all then-applicable environmental and health and safety laws, regulations, orders and guidances (including without limitation the requirements of CAL OSHA and the California Air Resources Board’s Asbestos Airborne Toxic Control Measure for Construction, Grading, Quarrying, and Surface Mining Operations, 17 Cal. Code Reg. § 93105, and any required dust control measures of the Bay Area Air Quality Management District). Landlord will revise such plans at no cost to Tenant to incorporate any changes requested by Tenant to the extent such changes are required to bring the draft plans into compliance with such legal requirements, and Landlord will comply with such revised plans at its sole cost during the construction of the Phase II Buildings. If Tenant requests modifications to the draft plans within the 60 day review period and the requested modifications are more stringent and more costly than those required solely to comply with such legal requirements, Landlord will provide Tenant with the estimated cost of making and implementing such modifications and (if Tenant thereafter so elects) Landlord will make and implement such changes to the plans and will be reimbursed by Tenant for the incrementally-increased costs of revising and implementing the plans.

(j) BT Commercial Real Estate has acted as Tenant’s broker in the negotiation of this Agreement and related rights and documents. Each Building Lease shall include an agreement by Landlord to pay a commission to BT Commercial Real Estate in connection with that Building Lease, per a separate agreement, and shall otherwise include reciprocal indemnities between Landlord and Tenant regarding any other broker claims arising through the agreements, acts or omissions of the indemnifying party.

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2. Parking Structure A; Lease of Retail/Deli Space.

(a) Landlord will construct Parking Structure A at Landlord’s sole cost and expense and in full compliance with the entitlements for the Center (except as such entitlements relate to the Retail/Deli Space, which shall be governed as between the parties by Section 2(b) below) and with any and all applicable governmental and regulatory laws, rules, regulations, orders, Site Management Plan requirements, and any applicable deed restrictions affecting the Center, including without limitation ADA and building code compliance and similar matters, and will complete such construction, secure all final governmental approvals, and have Parking Structure A ready for use by Tenant no later than the first Rent Commencement Date to occur for a Phase I Building.

(b) Tenant has expressed an interest in having the Retail/Deli Space operated solely for the benefit of Tenant and its employees and invitees and not open to the general public and Landlord agrees to such use on the terms and conditions set forth in this Section 2(b). Tenant’s exclusive use of the Retail/Deli space shall be subject to the following conditions precedent: (i) Tenant shall have elected to construct and operate the Retail/Deli Space by giving written notice to Landlord not later than March 1, 2005, (ii) if required under the entitlements for the Center or any governmental law, rule or regulation, the City shall have agreed to Tenant’s exclusive use of the Retail/Deli Space, and (iii) Tenant shall secure any other governmental approvals required for the construction and operation of the Retail/Deli Space. Provided the foregoing conditions have been satisfied, Tenant shall design and construct the Retail/Deli Space at its sole cost and expense pursuant to plans and specifications prepared by Tenant but subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and otherwise subject to the terms of the lease described below. Upon completion of the Retail/Deli Space, Tenant shall have the exclusive use of the Retail/Deli Space, and shall be solely responsible for its operation and maintenance, at Tenant’s sole cost and expense, for so long as Tenant (or Tenant’s assignees or sublessees) lease not less than four hundred fifty thousand (450,000) square feet of leaseable Building space in the Property (“Amenities Exclusivity Period”). Tenant’s construction and operation of the Retail/Deli Space shall be embodied in a written lease between Landlord and Tenant covering the construction and operation of the Retail/Deli Space (including, without limitation, possible modification or restoration of improvements upon lease expiration, insurance and risk allocation issues), all as set forth in the lease form on Schedule 2(b), attached hereto. Nothing in this Agreement or in any of the Building Leases is intended to create or imply any obligation on the part of Landlord to Tenant to open or operate (directly or through a third-party lessee or operator) any food or other retail services in the Retail/Deli Space.

3. Parking Structure B; Fitness Center Space.

(a) Landlord will construct Parking Structure B at Landlord’s sole cost and expense and in full compliance with the entitlements for the Center (except as such entitlements relate to the Fitness Center Space, which shall be governed as between the parties by Section 3(b) below) and with any and all applicable governmental and regulatory laws, rules, regulations, orders, Site Management Plan requirements, and any applicable deed restrictions affecting the Center, including without limitation ADA and building code compliance, and will complete such construction, secure all final governmental approvals, and have Parking Structure B ready for use

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by Tenant no later than the first Rent Commencement Date to occur for a Phase II Building; provided, however, that if Tenant elects to extend the Rent Commencement Date for three (3) of the four (4) Phase II Buildings pursuant to Section 1(b)(i) above or if Tenant elects to accelerate only one (1) Phase II Building pursuant to Section 1(b)(ii) above, then in either such event Landlord may, in its discretion, elect to provide the minimum required parking spaces (at 3.0 spaces per 1,000 square feet of Building area) for the first Phase II Building in surface parking accommodations, on a temporary basis, and to defer completion of Parking Structure B until no later than the second Rent Commencement Date to occur for a Phase II Building.

(b) Landlord and Tenant have discussed possible alternative treatments of the Fitness Center Space in Parking Structure B, including possibilities such as eliminating the Fitness Center and having the space built out for parking instead, or having the Fitness Center Space built out as a facility that would be operated solely for the benefit of Tenant and its employees and invitees and not open to the general public. Tenant shall have the right to elect one of the foregoing alternatives by giving Landlord written notice not later than December 31, 2005, or such earlier date as may be mutually agreed by the parties if Tenant requests acceleration of the construction and delivery schedule for any of the Phase II Buildings. In the event Tenant elects to have the Fitness Center Space built out for parking, and such additional parking does not exceed the maximum parking permitted under the entitlements for the Center, all such design and construction shall be undertaken by Landlord at its sole cost and expense. In the event Tenant elects to construct and operate the Fitness Center Space for its exclusive use, Tenant’s exclusive use of the Fitness Center shall be subject to the following conditions precedent: (i) Tenant shall have elected to construct and operate the Fitness Center by giving written notice to Landlord not later than December 31, 2005, or such earlier date as may be mutually agreed by the parties if Tenant requests acceleration of the construction and delivery schedule for any of the Phase II Buildings, (ii) if required under the entitlements for the Center or any governmental law, rule or regulation, the City shall have agreed to Tenant’s exclusive use of the Fitness Center, and (iii) Tenant shall secure any other governmental approvals required for the construction and operation of the Fitness Center. Provided the foregoing conditions have been satisfied, Tenant shall design and construct the Fitness Center at its sole cost and expense pursuant to plans and specifications prepared by Tenant but subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and otherwise subject to the terms of the lease described below. Upon completion of the Fitness Center, Tenant shall have the exclusive use of the Fitness Center, and shall be solely responsible for its operation and maintenance, at Tenant’s sole cost and expense, until the expiration of the Amenities Exclusivity Period. Tenant’s construction and operation of the Fitness Center Space shall be embodied in a written lease between Landlord and Tenant covering the construction and operation of the Fitness Center Space (including, without limitation, possible modification or restoration of improvements upon lease expiration, insurance and risk allocation issues), all as set forth in the lease form on Schedule 3(b), attached hereto. Nothing in this Agreement or in any of the Building Leases is intended to create or imply any obligation on the part of Landlord to Tenant to open or operate (directly or through a third-party lessee or operator) any health, fitness, parking or other service or use in the Fitness Center Space.

4. Lease of Child Care Center or Ground Lease of Underlying Land. Conditions relating to Landlord’s entitlements for the Center include a Child Care Center, on-site, if the location of such a facility on-site is approved by the Department of Toxic Substances Control

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and any other applicable environmental authorities. Discussions relating to such approvals have been underway between Landlord and the applicable environmental authorities and are continuing, but have not reached a final conclusion. Landlord has no obligation to Tenant to obtain such approvals or to provide an on-site child care facility at the Center; provided, that Landlord shall have used commercially reasonable efforts to obtain such approvals.

(a) If the on-site location does not receive all necessary governmental and regulatory approvals, then the City will require Landlord to construct an off-site facility or to make an “in lieu” payment to the City. Any such off-site construction or “in lieu” payments when the on-site location has not been approved shall be Landlord’s sole responsibility. In that event, Landlord and Tenant agree to negotiate in good faith regarding the possibility of constructing alternative improvements on the land designated as the Child Care Center and leasing such improvements to Tenant for appropriate and permitted uses, subject to receipt of all required approvals from the City and other applicable governmental authorities, but neither party shall be subject to any obligations to the other with respect to such land or possible improvements in the absence of a mutually executed, definitive written agreement covering the improvement, leasing and use of such land. Notwithstanding the foregoing, in the event the on-site location has not been approved and the parties are unable to agree on the use of the land designated as the Child Care Center (“Vacant Land”) and any other terms and conditions in connection therewith, Tenant shall have the right to seek an alternative use of the Vacant Land (“Alternative Use”), in consultation with Landlord, at no cost or expense to Landlord and subject to the provisions of Section 1(f) (above). Tenant’s Alternative Use of the Vacant Land shall be subject to the following conditions precedent: (i) Tenant shall have elected to construct and operate the Alternative Use by giving written notice to Landlord at any time during the Amenities Exclusivity Period, (ii) the City shall have agreed to Tenant’s Alternative Use, as required under the entitlements for the Center and without putting Landlord’s other entitlements at the Center at risk of divestiture, (iii) Tenant shall have secured any other governmental approvals required for the construction and operation of the Alternative Use, (iv) the Alternative Use shall not materially and adversely impair the Landlord’s ability to lease other portions of the Center at the expiration or earlier termination of the Building Leases and (v) the Alternative Use shall not otherwise materially impair the value of the Center. Provided the foregoing conditions have been satisfied, Tenant shall, in each case at its sole cost and expense, (x) pursue any required governmental authorizations, changes in entitlements, or other approvals for the Alternative Use, subject to the provisions of Section 1(f) (above), and (y) construct the Alternative Use pursuant to plans and specifications prepared by Tenant but subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Upon completion of the Alternative Use, Tenant shall be solely responsible for its operation and maintenance, at Tenant’s sole cost and expense, during the Amenities Exclusivity Period. Tenant’s construction and operation of the Alternative Use shall be embodied in a written ground lease between Landlord and Tenant covering the construction and operation of the Alternative Use (including, without limitation, possible modification or restoration of improvements upon lease expiration, insurance and risk allocation issues), all as set forth on the lease form set forth as Schedule 4(b), attached hereto.

(b) If the on-site construction and operation of the Child Care Center is approved by the applicable environmental authorities, then Tenant has expressed an interest in seeking the City’s approval to have the Child Care Center constructed and operated by Tenant

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for the exclusive benefit and use of Tenant and its employees and invitees and not open to the general public and Landlord agrees to such use on the terms and conditions set forth in this Section 4(b). Tenant’s exclusive use of the Child Care Center shall be subject to the following conditions precedent: (i) Tenant shall have elected to construct and operate the Child Care Center by giving written notice to Landlord not later than September 1, 2005, (ii) if required under the entitlements for the Center or any governmental law, rule or regulation, the City shall have agreed to Tenant’s exclusive use of the Child Care Center, and (iii) Tenant shall secure any other governmental approvals required for the construction and operation of the Child Care Center. Provided the foregoing conditions have been satisfied, Tenant shall construct the Child Care Center at its sole cost and expense pursuant to plans and specifications prepared by Tenant but subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and otherwise subject to the terms of the lease described below. Upon completion of the Child Care Center, Tenant shall have the exclusive use of the Child Care Center, and shall be solely responsible for its operation and maintenance, at Tenant’s sole cost and expense, until the expiration of the Amenities Exclusivity Period. Tenant’s construction and operation of the Child Care Center shall be embodied in a written ground lease between Landlord and Tenant covering the construction and operation of the Child Care Center (including, without limitation, possible modification or restoration of improvements upon lease expiration, insurance and risk allocation issues), all as set forth in the lease form on Schedule 4(b), attached hereto. If Tenant does not elect to construct and operate the Child Care Center under this subsection prior to September 1, 2005, then Landlord reserves the right to design, construct and operate (by lease, contract or otherwise, as Landlord may deem appropriate) the Child Care Center as a facility open to the general public as contemplated in Landlord’s existing entitlements, or to negotiate with the City regarding a modification of such entitlements with respect to the use and operation of the Child Care Center or regarding possible alternative ways of satisfying the City-imposed child care requirement.

(c) Notwithstanding the foregoing, if the on-site construction and operation of the Child Care Center is approved by the applicable environmental authorities and Tenant wishes to secure the City’s approval of an alternative method of satisfying the requirement that the Child Care Center be located at the Property, Landlord agrees to fully cooperate with Tenant in negotiating such an alternative with the City, at no cost or expense to Landlord.

5. Access Road, Stairway and Security Issues.

(a) Landlord, Tenant and Landlord’s parent, Slough Estates USA Inc., are parties to an Easement Agreement dated as of August 1, 2002, a Memorandum of which easement was recorded on September 16, 2002 at Series No. 2002-182617, San Mateo County Official Records (the “Road Easement”), providing for roadway access from East Grand Avenue at the westerly boundary of the Center to Tenant’s adjoining property on the easterly boundary of the Center. Pursuant to that Easement Agreement, Landlord is generally responsible for maintaining roadway and vehicle access at all times through the Center to the point on the easterly boundary of the Center where the roadway access through the Center connects to an existing or proposed roadway system lying on and serving Tenant’s adjoining property to the East, and Tenant is generally responsible for construction and maintenance of any and all roadway systems lying on Tenant’s property, up to the connection point lying on the common boundary between the Center and Tenant’s property. Nothing in this Agreement or in the

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Building Leases is intended to alter the respective obligations of the parties under the Road Easement, but nothing in the Road Easement is intended to impair Landlord’s ability to treat expenses relating to the operation and maintenance of the roadway system in the Center as Operating Expenses under the Building Leases, subject to any limitations specifically set forth in such Building Leases.

(b) Tenant has expressed an interest in possibly constructing a stairway to provide a pedestrian connection between the improvements in the Center and existing or future improvements on Tenant’s adjoining property lying to the North of the Center. Construction of any such stairway would be undertaken by Landlord at Tenant’s sole cost and expense, subject to: (i) Landlord’s approval of plans and specifications, not to be unreasonably withheld, conditioned or delayed, (ii) Tenant’s receipt of all necessary approvals from the City and any other applicable governmental authorities, and (iii) the terms of the easement agreement described below in this paragraph. Tenant shall be responsible for the execution as generator of any required hazardous waste manifests required for soil or water transported off-site to the extent such soil or water originates on Tenant’s property adjoining the Property. Subject to receipt of such approvals, Landlord and Tenant shall, at Tenant’s request, enter into a written easement agreement, in substantially the form set forth as Schedule 5(b), attached hereto and incorporated herein by reference, and in recordable form, providing for Landlord’s granting to Tenant of an easement over the portions of the Center affected by the stairway (which the parties presently anticipate would be solely a portion of the northerly side of Parking Structure A and the land between that area and the northerly boundary of the Center). The terms of the easement will include a duration coextensive with the Building Leases; construction of the stairway and related improvements at Tenant’s sole expense, and with Tenant solely responsible for obtaining all required permits and governmental approvals; indemnity from Tenant to Landlord for claims and liabilities arising out of the construction and/or use of the stairway and easement; no fee payable by Tenant for the granting or use of the easement, but Tenant would be responsible for all Landlord’s costs associated with the negotiation and documentation of such easement, including (but not limited to) legal and review fees not to exceed Five Thousand Dollars ($5,000); and removal of the stairway and restoration of the associated improvements in the Center (such as the point of connection at Parking Structure A) upon termination of the easement.

(c) Tenant has expressed an interest in maintaining a secure campus at the Center in connection with its business operations. Subject to Tenant’s receipt, at Tenant’s sole expense, of all necessary approvals (if applicable) from the City and any other applicable governmental authorities, Landlord agrees that for so long as Tenant (or Tenant’s sublessees or assignees) lease all of the leaseable Building space in the Property (“Security/CAM Exclusivity Period”), Tenant shall have the right to install, maintain and remove such security measures and to employ and modify for time to time such security practices as it may deem necessary or advisable, at no cost or expense to Landlord. Notwithstanding the foregoing, Tenant acknowledges that governmental agencies have imposed and may in the future impose public access requirements with respect to the Center, including without limitation Bay Conservation and Development Commission requirements for access to the Bay Trail. Any security measures implemented by Tenant shall comply with any such public access requirements. Tenant further acknowledges that Landlord, Landlord’s contractors, governmental agencies and emergency

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services, as well as certain third parties, may have reasonable needs to access the Center from time to time, and Tenant agrees to reasonably cooperate with Landlord in providing such access.

6. Transportation Demand Management Plan. Landlord has advised Tenant that the City’s approval of the entitlements for the Center was conditioned upon, among other things, Landlord’s compliance with the City’s Transportation Demand Management (“TDM”) Ordinance. As part of that compliance, Landlord has adopted and the City has approved a Transportation Demand Management Plan (“TDMP”) with the objective of trying to reduce the volume of traffic generated by the Center. The requirements of Landlord’s approved TDMP include incorporation of paid parking and various other specific compliance measures in all leases at the Center, monitoring of compliance through annual surveys, and imposition of penalties under certain circumstances if specified traffic reduction objectives are not met.

(a) In order to ensure Landlord’s ability to comply with its existing TDMP and to enforce compliance with TDMP requirements if circumstances arise where Tenant is not the lessee of all of the Buildings in the Center, each Building Lease will have to include the provisions presently necessary to comply with Landlord’s existing TDMP.

(b) As an alternative to compliance with Landlord’s TDMP, Tenant has requested the right, so long as Tenant is the lessee of all of the Buildings in the Center, to seek the City’s permission to allow Tenant to assume full responsibility for meeting the requirements of the City TDM Ordinance as it relates to the Center, including adoption of a Tenant Transportation Demand Management Plan (“TTDMP”) which would be applied to all Buildings in the Center and, upon adoption by Tenant and approval by the City, would supersede Landlord’s TDMP and release Landlord from responsibility, as far as the City is concerned, for compliance with the City TDM Ordinance as it relates to the Center until such time as Tenant no longer leases the entire Center. Landlord has agreed to cooperate in such an approach, subject to reasonable conditions to be set forth in detailed provisions in each of the Building Leases relating to TDM issues.

7. Purchase Rights. Landlord hereby grants Tenant both a First Refusal Right (as defined below) to purchase the Center or specific Buildings in the Center, and a pair of Purchase Options (as defined below) to purchase the Center, subject to the terms and conditions set forth below. The parties acknowledge that any purchase by Tenant of less than the entire Center may require a subdivision, parcel map, lot line adjustment or other appropriate compliance measure (and, as part of such process, the creation of a reciprocal easement agreement, declaration of covenants, conditions and restrictions, or other similar agreement governing access rights, maintenance of common areas and other related issues during any period when portions of the Center are in separate ownership) in order to create a legally transferable parcel or parcels. Tenant shall pay all filing fees, all other governmental fees and charges, and all other reasonable and necessary expenses (including, but not limited to, engineering, legal and other professional fees and costs) associated with any such subdivision, parcel map, lot line adjustment or other compliance measure if and when it becomes necessary to pursue such measures in order to accommodate an exercise of Tenant’s purchase rights. In connection with any such subdivision, parcel map, lot line adjustment or other compliance measure, the newly created parcel lines shall reflect a reasonable allocation of the common areas between the parcels and shall be subject to mutual approval by Landlord and Tenant, not to be unreasonably withheld, conditioned or

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delayed. Landlord acknowledges that two parcels currently exist in the Center, and agrees that, subject to all required governmental approvals (which the parties shall each use commercially reasonable efforts to secure), a lot line adjustment using the existing lot lines will be used to create the first adjusted parcel required by Tenant’s exercise of a purchase right under this Section 7; provided that in the event Landlord sells one or more Buildings to a third party prior to Tenant’s first purchase, Landlord shall be entitled to pursue a lot line adjustment using the existing lot lines in connection with such prior purchase. The rights granted in this Section 7 are personal to Tenant, may not be transferred or assigned (except to an affiliate or other Permitted Transferee under the respective Building Leases who becomes, as successor to Tenant, the lessee of all of the Buildings in the Center), shall not be exercisable or effective during any period when Tenant is in material default (beyond any applicable notice and cure periods) under this Agreement or under any Building Lease, and shall expire and be of no further force or effect if Tenant exercises any of the purchase rights provided under this Section and thereafter defaults on Tenant’s obligations to consummate the transaction contemplated by such exercised purchase right, and shall expire and be of no further force or effect as to any individual Building if Tenant exercises its purchase right as to such Building and thereafter terminates the transaction contemplated by such exercised purchase right as a result of title issues, due diligence issues or any other cause not involving a default by Tenant. Any sale by Landlord to Tenant pursuant to this Section shall be on an “AS IS” basis as to all physical and environmental conditions relating to the purchased property, with no representations or warranties relating to the purchased property by Landlord or by any affiliate of Landlord, except (in the case of an exercise of the First Refusal Right provided below) if, and then only to the extent that, any such representations or warranties are expressly provided in the First Refusal Notice. In all other respects, it is understood and agreed that all of Tenant’s objections and issues concerning the property to be purchased (including, but not limited to, title, survey, physical conditions and environmental conditions) shall be evaluated and resolved by Tenant prior to exercise of the First Refusal Right (subject to any due diligence or other similar contingencies expressly identified in the First Refusal Notice as part of the Offeror’s proposal) or the Purchase Option, as applicable. In that regard, Landlord agrees to provide to Tenant, in good faith and with reasonable promptness and diligence, any documents and/or information reasonably requested in writing by Tenant from time to time from and after the effective date of this Agreement for evaluation in anticipation of a possible exercise of the Purchase Options or of the First Refusal Right, but only to the extent such documents and/or information are already in existence at the time of the request, are within Landlord’s custody or control (or if not in Landlord’s custody or control, Landlord shall indicate to Tenant the location of such documents and/or information if known to Landlord) and are not subject to legal or contractual restrictions or privileges limiting or precluding their disclosure to Tenant.

(a) First Refusal Right. If, at any time during the term of the respective Building Leases, Landlord receives and wishes to accept a bona fide written offer from a person or entity (an “Offeror,” provided, however, that the term “Offeror” shall not include Tenant itself) to purchase one or more Buildings covered by such respective Building Leases, and if Tenant’s rights under this Section have not become unexercisable or ineffective or expired for any of the reasons specified in the introductory paragraph of this Section, then Landlord shall first provide a complete copy of the bona fide written offer to Tenant (a “First Refusal Notice”), which offer shall contain all of the material terms on which the Offeror proposes to purchase the applicable Building(s) (the “Offered Building(s)”), and Landlord shall offer Tenant the

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opportunity to purchase the Offered Building(s) on the terms specified in the First Refusal Notice. Tenant shall have twenty (20) business days after Tenant’s receipt of the First Refusal Notice in which to accept such offer by written notice to Landlord, which notice shall be accompanied by any “earnest money” deposit or similar deposit required under the terms of the First Refusal Notice. In the event Landlord receives and wishes to accept any material revisions to the bona fide offer within such twenty (20) business day period, Landlord shall provide a complete copy of the revised bona fide written offer to Tenant, which offer shall contain all of the material terms on which the Offeror proposes to purchase the applicable Building(s), and the twenty (20) business day period described above shall be extended by an additional five (5) business days for Tenant to consider such revised offer.

(i) Upon such acceptance by Tenant, Tenant shall be obligated to purchase and Landlord shall be obligated to sell the Offered Building(s) on the terms set forth in the First Refusal Notice, on the additional terms and provisions set forth in this Section and not inconsistent with the First Refusal Notice, and on the additional terms set forth in a definitive agreement to be negotiated to the mutual satisfaction of the parties and mutually executed within thirty (30) days after Tenant’s exercise of the First Refusal Right (which definitive agreement shall be consistent with the First Refusal Notice and the requirements of this Section and shall otherwise contain reasonable and customary provisions, mutually acceptable to the parties, covering matters such as closing conditions and logistics, allocation of risk of loss, liquidated damages in the event of default by Tenant, etc.), which obligations shall be firm, unconditional and irrevocable except as expressly provided herein.

(ii) If Tenant does not deliver a written acceptance of Landlord’s offer and an accompanying deposit (if applicable) within the allotted time, Tenant shall be deemed not to have accepted such offer and Landlord shall thereafter have the right to sell the Offered Building(s) to the Offeror, at any time within one hundred eighty (180) days thereafter, on terms and conditions not materially more favorable to the Offeror than those set forth in the First Refusal Notice. For purposes of the preceding sentence, the following shall not be deemed to be a change in terms materially more favorable to the Offeror which would cause a reinstatement of Tenant’s rights with respect to the Offered Building(s): (A) extensions of time to effect due diligence, cure defects or objections of any kind, or effect closing of a sale which do not exceed, in the aggregate, ninety (90) days; or (B) any reduction in price resulting from bona fide substantiated written due diligence objections of the Offeror if the aggregate reduction in price from all such matters is less than five percent (5%) of the specified purchase price. Landlord shall promptly provide Tenant with written evidence substantiating the basis for any proposed change in the terms of sale pursuant to clause (A) or clause (B) in the preceding sentence. If Landlord intends to accept a reduction in the purchase price in excess of that set forth in the preceding clause (B), then Landlord shall give Tenant written notice thereof, including all correspondence and other written evidence substantiating the due diligence objections raised by the Offeror, and Tenant shall have five (5) business days after receipt of such notice to elect to purchase the Offered Building(s) on the same terms set forth in the First Refusal Notice but with the purchase price modified as disclosed in said notice to Tenant. If Tenant does not give written notice of its election to purchase within such five (5) business day period, then Landlord may proceed to effect the sale to the Offeror at a price not less than that disclosed in said notice to Tenant and otherwise on the terms and conditions set out in the First Refusal Notice. If Landlord does not sell the Offered Building(s) to the Offeror pursuant to this subparagraph within such

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180-day period, or if Landlord desires to sell any of the Offered Building(s) to another third party or on more favorable terms during such 180-day period, then this First Refusal Right shall reattach or apply, as the case may be, on all the same terms set forth above. If Landlord sells the Offered Building(s) to the Offeror within such 180-day period, this First Refusal Right shall expire and be of no further force or effect with respect to the Offered Building(s) transferred by the Landlord to the Offeror, but shall remain in effect as to any of the Buildings that were not part of the Offered Building(s) transferred by the Landlord to the Offeror. Any sales contract with an Offeror shall indicate that the Offeror’s rights under such sales contract are subordinate to Tenant’s rights under this Section.

(iii) The right of first refusal provided in this Section 7(a) shall not apply to any transaction by Landlord consisting of a capital reorganization or reclassification of the capital stock or membership interests of Landlord, the consolidation or merger of Landlord with another entity in which Landlord is not the surviving entity, the sale of all or substantially all of Landlord’s assets to another entity; or the transfer of all of the Buildings to an entity controlling, controlled by or under common control with Landlord; provided that the rights conferred hereunder shall survive any such transaction and shall apply to subsequent bona fide transactions with respect to the Buildings or the Center. The successor-in-interest to Landlord’s rights and obligations hereunder shall assume by written instrument executed and delivered to Tenant Landlord’s obligations to honor Tenant’s rights with respect to any such subsequent offer for one or more Buildings or the Center.

(b) Purchase Option. Landlord hereby grants to Tenant (x) an option to purchase the Phase I Buildings and associated common areas (the “Phase I Option”), exercisable by written notice to Landlord not less than one (1) year prior to the closing date designated by Tenant in such notice, which closing date must be designated to occur either (i) within the first month after the tenth (10th) anniversary of the last to occur of the respective Rent Commencement Dates for the Phase I Buildings or (ii) within the seventh month after the eleventh (11th) anniversary of the last to occur of the respective Rent Commencement Dates for the Phase I Buildings, and (y) an option to purchase the Phase II Buildings and associated common areas (the “Phase II Option” and, collectively with the Phase I Option, the “Purchase Options”), exercisable by written notice to Landlord concurrently with Tenant’s exercise of the Phase I Option, which notice shall specify a closing date which must be designated to occur either (i) within the first month after the tenth (10th) anniversary of the last to occur of the respective Rent Commencement Dates for the Phase II Buildings or (ii) within the seventh month after the eleventh (11th) anniversary of the last to occur of the respective Rent Commencement Dates for the Phase II Buildings. The exercise of the respective Purchase Options shall be subject to the following terms and conditions:

(i) Each Purchase Option shall be exercisable only on an all-or-nothing basis for all Buildings in the applicable Phase, and only if all four (4) Buildings in the applicable Phase have been constructed and were initially leased to Tenant pursuant to this Agreement and the applicable Building Leases and have not been terminated.

(ii) If Tenant exercises the Phase I Option, Tenant shall be legally obligated to exercise the Phase II Option concurrently with the exercise of the Phase I Option (as described above) and to purchase the Phase II Buildings as well, although Tenant shall still have

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a choice between two timing alternatives with respect to the closing of the purchase of both the Phase I Buildings and the Phase II Buildings as set forth in the respective definitions of the Phase Option and Phase II Option above. The result of the exercise of both Purchase Options by Tenant shall be that following closing of both transactions, Tenant shall own the entire Center, it being the intention of the parties that all common areas of the Center shall be reasonably allocated between the parcels. Upon exercise of the Purchase Options by Tenant, Tenant shall be obligated to purchase and Landlord shall be obligated to sell the Phase I Buildings and the Phase II Buildings, respectively, on the terms and conditions set forth on Schedule 7(b) and otherwise as set forth in this Section and on such additional terms as may be set forth in a definitive agreement to be negotiated to the mutual satisfaction of the parties and mutually executed within thirty (30) days after Tenant’s exercise of the Purchase Options (which definitive agreement shall be consistent with the requirements of this Section and Schedule 7(b) and shall otherwise contain reasonable and customary provisions, mutually acceptable to the parties, covering matters such as closing conditions and logistics, allocation of risk of loss, liquidated damages in the event of default by Tenant, etc.), which obligations shall be firm, unconditional and irrevocable except as expressly provided herein. The parties intend that the provisions of this Section 7(b) shall be specifically enforceable in accordance with this Section 7(b) notwithstanding the parties’ failure to agree on additional terms and conditions beyond those set forth in this Section and in Schedule 7(b), which terms and conditions the parties agree constitute all of the material terms and conditions of the transaction.

(iii) In the case of a Purchase Option elected within the period described in clause (i) under the definition of the applicable Purchase Option, the purchase price for the Buildings and common areas covered by such Purchase Option shall be determined by applying an eight percent (8%) capitalization rate to the projected Net Operating Income for the applicable Phase, based on Tenant’s aggregate Base Rent obligation (as set forth in Section 3.1(a) of the respective Building Leases for the Buildings being purchased) calculated over the 12-month period following the closing date of the transaction pursuant to the applicable Purchase Option (such Base Rent calculation to be made as if the sale to Tenant pursuant to the applicable Purchase Option had not occurred). In the case of a Purchase Option elected within the period described in clause (ii) under the definition of the applicable Purchase Option, the purchase price for the Buildings and common areas covered by such Purchase Option shall be determined by applying an eight percent (8%) capitalization rate to the projected Net Operating Income for the applicable Phase based on Tenant’s aggregate Base Rent obligation (as set forth in Section 3.1(a) of the respective Building Leases for the Buildings being purchased) calculated over a 12-month period consisting of the final six (6) months of the initial term of the applicable Building Leases plus the first six (6) months of the first extended term of the applicable Building Leases (such Base Rent calculation to be made as if the sale to Tenant pursuant to the applicable Purchase Option had not occurred and as if Tenant had duly exercised its option for such first extended term pursuant to the applicable Building Leases).

8. Prospective Purchaser Agreement and Other Environmental Regulatory Assurances. Landlord understands that Tenant intends to pursue a Prospective Purchaser Agreement (“PPA”) from the California Department of Toxic Substances Control (“DTSC”) in which DTSC covenants not to sue Tenant because of its status as a Tenant and (if the Purchase Option is exercised) as an Owner of all or any portion of the Center for any hazardous substances, hazardous wastes or pollutants present in soil and groundwater not caused by the

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Tenant, subject to Tenant’s compliance with the approved Soils Management Plan and applicable Deed Restrictions. Tenant may also seek a “comfort letter” from the Regional Water Quality Control Board (“RWQCB”) with respect to any environmental contamination of any on or off-site property and assurances that RWQCB will not pursue any recourse against the Tenant with respect to any on or off-site property. At the request of Tenant, Landlord agrees that it will fully cooperate and diligently work in good faith with Tenant to obtain the PPA and the comfort letter, provided that such cooperation obligation shall not require Landlord to incur or accept any obligations materially greater in scope or materially sooner in time (other than the execution of an Operations and Maintenance Plan otherwise meeting the foregoing criteria, if required by the DTSC) than Landlord would otherwise have been required to incur or accept as owner and developer of the Property in the absence of Tenant’s PPA application and comfort letter request, or to incur any material out-of-pocket costs or expenses that Landlord would not otherwise have been required to incur as owner and developer of the Property in the absence of Tenant’s PPA application and comfort letter request. The parties expressly acknowledge that Tenant’s actual receipt of a PPA and/or comfort letter is not a condition to the effectiveness of this Agreement or of any Building Leases, and that if Tenant fails or is unable to obtain a PPA and/or comfort letter, such failure or inability shall not impair the validity or enforceability of this Agreement or of any Building Leases.

9. Installation of Trenches By or At Request of Tenant. From time to time during the development of the Center and/or the term of various Building Leases, Tenant may wish to add additional subsurface trenches for utilities and fiber optic cable and for other functions and purposes as required and described by Tenant. Subject to the provisions of this Section 9, Tenant shall have the right to install any such subsurface trenches, or to require Landlord to install such trenches, in each case at Tenant’s sole cost and expense (including, but not limited to, any costs associated with compliance measures described below in this Section), except as otherwise expressly provided below.

(a) In connection with such trenches and related soils work, the party undertaking the work shall be responsible for full compliance with the entitlements for the Center and any and all governmental and regulatory laws, rules, regulations, orders, Site Management Plan requirements, and any applicable deed restrictions affecting the Center, including without limitation soil handling and reuse/disposal requirements, soil testing and characterization procedures, dust control and dewatering procedures and other restrictions in the Site Management Plan. In addition, the party undertaking the work shall indemnify, defend and hold the other party harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees and expert fees, at trial and on appeal), damages or expenses of any kind arising therefrom which may be brought or made against such other party or which such other party may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by the party performing the work or its contractors, agents or employees in connection with the performance of the work; provided, however, that the foregoing indemnification shall not apply to any action, claim, demand, costs, damage or expense relating to remediation or disposal costs arising from any environmental condition discovered or encountered in the course of the work, which remediation and/or disposal costs shall be considered part of the compliance-related costs contemplated above, except as otherwise provided in subparagraph (c) below.

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(b) Landlord shall assume all hazardous waste regulatory responsibilities and liabilities as the generator of any soil or other waste generated by such trench installation, including (without limitation) responsibility for the lawful and proper handling, packaging, labeling, characterization, preparation and execution of manifests, transportation, treatment and disposal of any such soil or other waste, whether undertaken by Landlord or Tenant, and for satisfying all governmental reporting obligations for any environmental conditions discovered or encountered in the course of the work. In the case of any work performed by Tenant, all arrangements relating to any such characterization, labeling, handling, packaging, transportation, treatment and/or disposal of any such soil or water sent off-site (including, but not limited to, selection of contractors) shall be subject to Landlord’s written approval, not to be unreasonably withheld, conditioned or delayed.

(c) Tenant shall promptly reimburse Landlord for all reasonable costs and expenses incurred by Landlord in performing any trenching or related work (including, but not limited to, any related soils work) at the request of Tenant under this Section 9, including, without limitation, (x) all actual direct costs of construction, including (but not limited to) repair or replacement of landscaping or other improvements necessarily affected by the trenching work, (y) the expense of all regulatory, reporting and other compliance obligations arising out of the work as described above in this Section (excluding attorneys’ fees), and (z) any and all remediation, disposal and other costs and expenses incurred in addressing any environmental requirements or conditions (whether anticipated or unanticipated) encountered in the course of performing such work, except as follows:

(i) Nothing in this subparagraph (c) shall limit, impair or in any way shift to Tenant any indemnification obligation of Landlord pursuant to the second sentence of subparagraph (a) above in connection with any work undertaken by Landlord.

(ii) Landlord shall retain sole responsibility and liability (and shall not be entitled to reimbursement from Tenant) for any third-party (governmental or private) environmental claims arising (A) from any allegedly improper characterization, labeling, handling, packaging, transportation, treatment or disposal of any such soil or waste sent off-site by Landlord in connection with the work; or (B) from any alleged migration of contaminants in such soils or other materials deposited offsite.

(iii) To the extent the costs (including, but not limited to, construction, dust control, dewatering, soil testing and characterization, soil disposal or reuse, and remediation costs) incurred by Landlord in connection with any trenching requested by Tenant pursuant to this Section 9 are incrementally increased (i.e., are greater than they would have been if the work had been conducted entirely in clean soil) as a result of any environmental requirements or conditions (whether anticipated or unanticipated) encountered in the course of such work, such incrementally increased costs shall be borne by Landlord, without any charge against or use of the Tenant Improvement Allowance and without any reimbursement from Tenant, provided that Tenant submits its written Tenant Change Request for such trenching (including Tenant’s proposed trench layout plan for the additional trenching) to Landlord no later than the later to occur of (x) the release date for the first Phase II Building to be constructed or (y) one hundred twenty (120) days prior to Landlord’s anticipated commencement date for Phase II site construction (the later of such dates being referred to herein as the “Stage 1 Trenching

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Deadline”). Landlord shall give Tenant not less than sixty (60) days prior written notice of the Stage 1 Trenching Deadline. In the case of any trenching requested or performed by Tenant after the Stage 1 Trenching Deadline specified in good faith by Landlord in its written notice to Tenant pursuant to the preceding sentence, any and all costs (whether constituting incremental cost increases or not) incurred as a result of any environmental requirements or conditions encountered in connection with such trenching shall be the sole responsibility of Tenant and, to the extent incurred by Landlord, shall be subject to reimbursement by Tenant as provided above.

(iv) Tenant shall have the right to elect to direct Landlord to use clean fill in closing any trenches or other excavations at the Center for underground utilities or related purposes pursuant to the terms of this Agreement or the applicable Building Lease or Workletter, whether such trenches or excavations were implemented or requested by Landlord or Tenant. Tenant shall bear all costs associated with certifying and importing clean fill for such purposes to the extent clean fill is not otherwise reasonably available for such purposes at the Center.

(d) Landlord shall consult with Tenant regarding the location of any subsurface trenches requested or proposed by Tenant pursuant to this Section, but Landlord shall in all events have the final authority to determine the location of any such trenches between the beginning and end points requested by Tenant.

10. Methane Conditions. The following provisions set forth the understanding of the parties with respect to methane conditions affecting portions of the Property. The existence of such conditions was disclosed initially by the Methane Investigation Report, 450 East Grand Avenue, South San Francisco, California, prepared by Iris Environmental, dated October 20, 2004 (the “Methane Report”). For purposes of the following provisions, the term “Methane Mitigation Threshold” shall mean a soil gas methane concentration equal to one-half of one percent (0.5%).

(a) Within sixty (60) days after execution of this Agreement, Landlord shall submit for Tenant’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) a “Methane Mitigation Plan” prepared by one or more appropriately-licensed and qualified engineering and/or environmental consultants. Following receipt of Tenant’s approval, Landlord shall promptly and diligently seek approval of such Methane Mitigation Plan by those appropriate governmental agency(ies), if any, exercising jurisdiction over such matters, and upon receipt of any and all required governmental approvals, shall diligently implement the Methane Mitigation Plan. The Methane Mitigation Plan shall contain measures to mitigate and monitor for methane in soil and to operate, monitor and maintain an appropriate methane mitigation system, after construction, for those structures (consisting of Building 9 and the Parking Structure to be located to the west of Building 9) to be constructed in the southern portion of the Property where methane has been detected in soil at concentrations equal to or greater than the Methane Mitigation Threshold (the “Methane Mitigation Area”), as reported in the Methane Report. Landlord shall thereafter cause methane soil gas sampling to be conducted in the Methane Mitigation Area by a consultant approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) prior to (but in no event more than ninety (90) days in advance of) constructing any structures in the Methane Mitigation Area and, on the basis of such sampling, shall proceed in accordance with whichever of the following subparagraphs is applicable.

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(i) If such sampling indicates that methane concentrations in soil in the Methane Mitigation Area at that time remain equal to or greater than the Methane Mitigation Threshold, then Landlord shall implement the Methane Mitigation Plan .

(ii) If such sampling indicates that methane concentrations in soil in the Methane Mitigation Area at that time are less than the Methane Mitigation Threshold but greater than the methane concentrations detected in the Trip Blank or Field Blank (whichever is higher) for the applicable sampling in that area (a “Methane Monitoring Condition”), then Landlord shall implement the Methane Mitigation Plan to provide for a monitoring program meeting the requirements of subparagraph (b)(ii) below.

(b) For all areas of the Property beyond the Methane Mitigation Area (including but not limited to the Child Care Center area), Landlord shall conduct methane sampling (by a consultant approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed) in soil in such areas prior to (but in no event more than 90 days in advance of) Landlord’s or Tenant’s construction of any structures in such areas and, on the basis of such sampling, shall proceed in accordance with whichever of the following subparagraphs is applicable.

(i) If the results of such testing indicate the presence of methane in soil at concentrations equal to or greater than the Methane Mitigation Threshold, Landlord shall augment the Methane Mitigation Plan prepared previously for the Methane Mitigation Area to include the additional areas where methane has been detected at concentrations equal to or greater than the Methane Mitigation Threshold (the “Supplemental Methane Mitigation Plan”). The Supplemental Methane Mitigation Plan shall be similar in scope and subject to the same preparation and approval requirements and the same substantive requirements as set forth above for the initial Methane Mitigation Plan, and shall be implemented in the same manner as set forth above for the initial Methane Mitigation Plan with respect to any structures that are to be constructed in such additional areas.

(ii) If the results of such testing indicate concentrations of methane in soil less than the Methane Mitigation Threshold but greater than the methane concentrations detected in the Trip Blank or Field Blank (whichever is higher) for the applicable sampling in that area, Landlord shall monitor (pursuant to a monitoring plan to be prepared by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed) for the presence of methane in any structures that will be constructed in that area. Such monitoring plan shall require methane monitoring to be performed on a quarterly basis for the first year following construction of such structures and on an annual basis thereafter. If such monitoring indicates the presence of methane within structures at concentrations equal to or greater than the Methane Mitigation Threshold, then Landlord shall prepare and submit to Tenant for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) a Supplemental Methane Mitigation Plan meeting the requirements of

21

subparagraph (b)(i) above to remediate such methane conditions, and Landlord shall implement the Plan once approved by Tenant.

11. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, certified mail, return receipt requested, or (d) facsimile, addressed as follows:

To Landlord:	Slough SSF, LLC
c/o Slough Estates USA Inc.
444 North Michigan Avenue, Suite 3230
Chicago, IL 60611
Attn: Randall W. Rohner
Fax: (312) 755-0717

with a copy to:	Folger Levin & Kahn LLP
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA 94111
Attn: Donald E. Kelley, Jr., Esq.
Fax: (415) 986-2827

and a copy to:	Britannia Management Services, Inc.
555 Twelfth Street, Suite 1650
Oakland, CA 94607
Attn: Magdalena Shushan
Fax: (510) 763-6262

To Tenant:	Corporate Secretary
Genentech Inc.
1 DNA Way, Mail Stop 49
South San Francisco, CA 94080
Fax: (650) 952-9881

with a copy to:	Thomas T. Thomas, Treasurer
Genentech Inc.
1 DNA Way, Mail Stop 245A
South San Francisco, CA 94080
Fax: (650) 225-6930

and a copy to:	Cooper, White & Cooper LLP
1333 North California Boulevard, Suite 450
Walnut Creek, CA 94596
Attn: John F. Gardner, Esq.
Fax: (925) 256-9428

22

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile, upon mechanical confirmation of transmission during normal business hours at the place of receipt (or in the case of transmission outside normal business hours, at the commencement of the next business day commencing after the time of such transmission).

12. Entire Agreement; Modification. This Agreement and the related documents and instruments described herein for concurrent or future execution and delivery by the parties constitute the entire agreement between the parties relating to the subject matter hereof, and supersede any and all prior agreements, promises, negotiations, letters of intent and representations between the parties with respect to such subject matter. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. In the event Landlord assigns its interest hereunder, Landlord shall remain primarily liable for all of its obligations hereunder (a) except as may be otherwise agreed upon by Tenant in writing, or (b) except that if Landlord transfers or assigns its entire interest to a successor which has a net worth of $500 million or more as of the date of the transfer or assignment, and such assignee agrees in writing to assume all obligations and liabilities of Landlord arising or accruing under this Agreement from and after the date of the transfer or assignment, then Landlord shall be relieved of any and all obligations and liabilities arising or accruing from and after the date of transfer or assignment.

14. Attorneys’ Fees. In the event of any legal action or other proceeding arising out of this Agreement, the party prevailing in such action or proceeding shall be entitled to recover its reasonable attorneys’ fees, expenses and costs of suit incurred in connection with such action or proceeding, including (but not limited to) any appellate proceedings relating thereto and any proceedings for the enforcement of any judgment entered in favor of such prevailing party in any such action or proceeding, from the non-prevailing party or parties.

15. Section Headings. The headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various Sections hereof.

16. Gender and Number. Within this Agreement, words of any gender shall be construed to include any other gender, words in the singular number shall be construed to include the plural and words in the plural number shall be construed to include the singular, unless the context otherwise requires.

17. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the laws of the State of California and the laws of the United States applicable to transactions within such state.

23

18. Time of the Essence. Time is of the essence of this Agreement, and of the exercise of each of the rights and performance of each of the obligations set forth herein.

19. Further Assurances. The parties agree to execute any further documents that are reasonable and appropriate to carry out the purposes of this Agreement in accordance with its terms. If either party fails to provide any further documents required under this Agreement or reasonably necessary to carry out the purposes of this Agreement in accordance with its terms, that failing party agrees to pay all reasonable actual costs and expenses, including attorneys’ fees as described in Section 13 above, incurred by the party that requested such further documents as a result of such failure.

20. Publicity; Authorized Disclosure. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under applicable law or by any governmental agency. Without limiting the generality of the foregoing, each party agrees that the other party will have no less than five (5) business days to review and provide comment regarding any such proposed press release or publicity, unless a shorter review time is agreed to by both parties. In the event that one party reasonably concludes that a given disclosure is required by law and the other party would prefer not to make such disclosure, then the party seeking such disclosure shall either (i) limit said disclosure to address the concerns of the other party, or (ii) provide a written opinion from counsel stating that such disclosure is indeed required by law. With respect to complying with the disclosure requirements of the SEC or other securities regulatory bodies in other nations, in connection with any required securities filing of this Agreement, the filing party shall seek confidential treatment of this Agreement to the maximum extent permitted by such regulatory body and shall provide the other party with the opportunity, for at least fifteen (15) days, to review any such proposed filing. Each party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other party relating to such securities laws and regulations.

21. Termination. This Agreement shall terminate upon the earlier to occur of the following dates: (a) the first date, if any, on which Tenant holds fee ownership of the entire Property, or (b) the first date, if any, on which all Building Leases to which Tenant is a party have terminated or expired and Tenant is no longer leasing any Buildings on the Property. In addition, this Agreement may be terminated by mutual written agreement of the parties and may be terminated by Landlord under the circumstances contemplated in Section 15.1(i) of the Building 5/6 Lease Form described in Section 1(a) above and in parallel provisions of the other Building Leases. Upon any such termination, the parties or their applicable successors shall promptly execute, acknowledge and deliver to one another, in recordable form, a Memorandum of Termination of Master Lease Agreement in form and content mutually satisfactory to the parties, and Landlord shall thereafter cause an original of such Memorandum to be recorded in the official records of San Mateo County and shall deliver a copy of the recorded Memorandum to Tenant. All recording fees and other charges (including any documentary transfer taxes payable in connection with the recording of the Memorandum) shall be borne 50% by Landlord and 50% by Tenant, and Tenant shall reimburse Tenant’s share thereof to Landlord within thirty (30) days after written request by Landlord, accompanied by documentation reasonably supporting the amount of the claimed reimbursement.

24

22. Remedies Cumulative. All rights, privileges and elections or remedies of Landlord or Tenant contained in this Agreement are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

23. Counterparts. This Agreement may be executed in multiple counterparts, and by the respective parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be one and the same instrument with the same signatures as if all parties to this Agreement had signed the same signature page. Signature pages may be detached from separate counterparts and attached to a single copy of this Agreement to form one original document (or multiple original counterparts of this document with full signatures).

24. Memorandum of Agreement. In order to evidence, as a matter of public record, the leasing and purchase rights and obligations granted in or contemplated in this Agreement, Landlord and Tenant shall execute, acknowledge and deliver to one another, concurrently with the mutual execution of this Agreement, a Memorandum of Master Lease Agreement in the form attached as Exhibit E hereto, and Landlord shall thereafter cause an original of such Memorandum to be recorded in the official records of San Mateo County and shall deliver a copy of the recorded Memorandum to Tenant. All recording fees and other charges (including any documentary transfer taxes payable in connection with the recording of the Memorandum) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant, and Tenant shall reimburse Tenant’s share thereof to Landlord within thirty (30) days after written request by Landlord, accompanied by documentation reasonably supporting the amount of the claimed reimbursement.

[signature page follows]

25

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

“Landlord”			“Tenant”

SLOUGH SSF, LLC, a Delaware limited liability company			GENENTECH, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager		By:	/s/ THOMAS T. THOMAS
			Name:	Thomas T. Thomas
			Its:	Treasurer
	By:	/s/ JONATHAN M. BERGSCHEIDER
	Name:	Jonathan M. Bergscheider	By:	/s/ LOUIS J. LAVIGNE, JR.
	Its:	Vice President	Name:	Louis J. Lavigne, Jr.
			Its:	Executive Vice President and Chief Financial Officer

26

EXHIBITS

EXHIBIT A	Site Plan

EXHIBIT B	Construction Schedules

EXHIBIT C-1	Phase I Buildings Rent Schedules

EXHIBIT C-2	Phase II Buildings Rent Schedules (Without Extension)

EXHIBIT C-3	Phase II Buildings Rent Schedules (With Extension)

EXHIBIT C-4	Phase II Buildings Rent Schedules (With 9-12 Months’ Acceleration)

EXHIBIT C-5	Phase II Buildings Rent Schedules (With 6-9 Months’ Acceleration)

EXHIBIT D	Building Shell Elements

EXHIBIT E	Form of Memorandum of Master Lease Agreement

SCHEDULE 1(a)	Form of Building Lease

SCHEDULE 1(f)	Methodology for Determining Building Baseline Cost

SCHEDULE 2(b)	Form of Retail/Deli Lease

SCHEDULE 3(b)	Form of Fitness Center Lease

SCHEDULE 4(b)	Form of Vacant Land/Child Care Center Lease

SCHEDULE 5(b)	Form of Easement Agreement

SCHEDULE 7(b)	Material Terms of Sale

EXHIBIT LIST — 1

EXHIBIT A

SITE PLAN

EAST GRAND AVE
R&D BUILDING
SCALE 1:50
N

SLOUGH ESTATES

BRITANNIA EAST GRAND

South San Francisco
California

PROJECT DATA

SITE AREA [illegible]
F.A.R. [illegible]

R&D BUILDINGS [illegible]

ACCESSORY BUILDINGS [illegible]

PARKING PROVIDED

SURFACE PARKING [illegible]

PARKING STRUCTURE (A&B)
STRUCTURE A [illegible]

STRUCTURE B [illegible]

TOTAL (A&B) [illegible]

PARKING TOTAL [illegible]

GRAND TOTAL [illegible]

MASTER SITE PLAN

EXHIBIT A TO MASTER LEASE AGREEMENT

SITE PLAN, PAGE 1

EXHIBIT B

CONSTRUCTION SCHEDULES

EXHIBIT B TO MASTER LEASE AGREEMENT

CONSTRUCTION SCHEDULES, PAGE 1

Britannia East Grand East Grand, South San Francisco Construction Schedule	Slough Estates USA Inc. Project Management Advisors, Inc. DES Architects/Engineers

LEASE EXHIBIT 10/04/04

Page 1 of 6	Dates & Durations for TCR related activites are for illustration only. Actual dates and duration may vary and are largely dependent upon the scope of work included within the TCR.

Britannia East Grand East Grand, South San Francisco Construction Schedule	Slough Estates USA Inc. Project Management Advisors, Inc. DES Architects/Engineers

LEASE EXHIBIT 10/04/04

Page 2 of 6	Dates & Durations for TCR related activites are for illustration only. Actual dates and durations may vary and are largely dependent upon the scope of work included within the TCR.

Britannia East Grand East Grand, South San Francisco Construction Schedule	Slough Estates USA Inc. Project Management Advisors, Inc. DES Architects/Engineers

LEASE EXHIBIT 10/04/04

Page 3 of 6	Dates & Durations for TCR related activites are for illustration only. Actual dates and durations may vary and are largely dependent upon the scope of work included within the TCR.

Britannia East Grand East Grand, South San Francisco Construction Schedule	Slough Estates USA Inc. Project Management Advisors, Inc. DES Architects/Engineers

LEASE EXHIBIT 10/04/04

Page 4 of 6	Dates & Durations for TCR related activites are for illustration only. Actual dates and durations may vary and are largely dependent upon the scope of work included within the TCR.

Britannia East Grand East Grand, South San Francisco Construction Schedule	Slough Estates USA Inc. Project Management Advisors, Inc. DES Architects/Engineers

LEASE EXHIBIT 10/04/04

Page 5 of 6	Dates & Durations for TCR related activites are for illustration only. Actual dates and durations may vary and are largely dependent upon the scope of work included within the TCR.

Britannia East Grand East Grand, South San Francisco Construction Schedule	Slough Estates USA Inc. Project Management Advisors, Inc. DES Architects/Engineers

LEASE EXHIBIT 10/04/04

Page 6 of 6	Dates & Durations for TCR related activites are for illustration only. Actual dates and durations may vary and are largely dependent upon the scope of work included within the TCR.

EXHIBIT C-1

PHASE I BUILDINGS

		Building 5/6					Building 1
Rentable Area:		150,000 RSF					106,000 RSF
Rent Commencement Date:		(Feb. ‘06)					(Aug. ‘06)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$2.500	$0.050	$0.070	$2.620	$393,000	$2.500	$0.050	$0.070	$2.620	$277,720
2	13 - 24	$3.000	$0.050	$0.072	$3.122	$468,368	$3.000	$0.050	$0.072	$3.122	$330,980
3	25 - 36	$3.400	$0.050	$0.075	$3.525	$528,748	$3.400	$0.050	$0.075	$3.525	$373,648
4	37 - 48	$3.519	$0.050	$0.078	$3.647	$546,992	$3.519	$0.050	$0.078	$3.647	$386,541
5	49 - 60	$3.642	$0.050	$0.080	$3.772	$565,874	$3.642	$0.050	$0.080	$3.772	$399,884
6	61 - 72	$3.770	$0.050	$0.083	$3.903	$585,417	$3.770	$0.050	$0.083	$3.903	$413,695
7	73 - 84	$3.902	$0.050	$0.086	$4.038	$605,644	$3.902	$0.050	$0.086	$4.038	$427,988
8	85 - 96	$4.038	$0.050	$0.089	$4.177	$626,579	$4.038	$0.050	$0.089	$4.177	$442,782
9	97 - 108	$4.179	$0.050	$0.092	$4.322	$648,247	$4.179	$0.050	$0.092	$4.322	$458,094
10	109 - 120	$4.326	$0.050	$0.095	$4.471	$670,673	$4.326	$0.050	$0.095	$4.471	$473,942
11	121 - 132	$4.477	$0.050	$0.099	$4.626	$693,884	$4.477	$0.050	$0.099	$4.626	$490,345
12	133 - 144	$4.634	$0.050	$0.102	$4.786	$717,907	$4.634	$0.050	$0.102	$4.786	$507,321
13	145 - 156	$4.796	$0.050	$0.106	$4.952	$742,772	$4.796	$0.050	$0.106	$4.952	$524,892
14	157 - 168	$4.964	$0.050	$0.109	$5.123	$768,506	$4.964	$0.050	$0.109	$5.123	$543,078
15	169 - 180	$5.138	$0.050	$0.113	$5.301	$795,141	$5.138	$0.050	$0.113	$5.301	$561,900
16	181 - 192	$5.317	$0.050	$0.117	$5.485	$822,709	$5.317	$0.050	$0.117	$5.485	$581,381
17	193 - 204	$5.504	$0.050	$0.121	$5.675	$851,241	$5.504	$0.050	$0.121	$5.675	$601,544
18	205 - 216	$5.696	$0.050	$0.126	$5.872	$880,772	$5.696	$0.050	$0.126	$5.872	$622,412
19	217 - 228	$5.896	$0.050	$0.130	$6.076	$911,337	$5.896	$0.050	$0.130	$6.076	$644,011
20	229 - 240	$6.102	$0.050	$0.135	$6.286	$942,971	$6.102	$0.050	$0.135	$6.286	$666,366

		Building 4					Building 3
Rentable Area:		77,000 RSF					117,000 RSF
Rent Commencement Date:		(Mar. ‘06)					(Nov. ‘06)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.000	$0.050	$0.070	$3.120	$231,000	$3.000	$0.050	$0.070	$3.120	$351,000
2	13 - 24	$3.105	$0.050	$0.072	$3.227	$239,085	$3.105	$0.050	$0.072	$3.227	$363,285
3	25 - 36	$3.400	$0.050	$0.075	$3.525	$261,800	$3.400	$0.050	$0.075	$3.525	$397,800
4	37 - 48	$3.519	$0.050	$0.078	$3.647	$270,963	$3.519	$0.050	$0.078	$3.647	$411,723
5	49 - 60	$3.642	$0.050	$0.080	$3.772	$280,447	$3.642	$0.050	$0.080	$3.772	$426,133
6	61 - 72	$3.770	$0.050	$0.083	$3.903	$290,262	$3.770	$0.050	$0.083	$3.903	$441,048
7	73 - 84	$3.902	$0.050	$0.086	$4.038	$300,422	$3.902	$0.050	$0.086	$4.038	$456,485
8	85 - 96	$4.038	$0.050	$0.089	$4.177	$310,936	$4.038	$0.050	$0.089	$4.177	$472,462
9	97 - 108	$4.179	$0.050	$0.092	$4.322	$321,819	$4.179	$0.050	$0.092	$4.322	$488,998
10	109 - 120	$4.326	$0.050	$0.095	$4.471	$333,083	$4.326	$0.050	$0.095	$4.471	$506,113
11	121 - 132	$4.477	$0.050	$0.099	$4.626	$344,741	$4.477	$0.050	$0.099	$4.626	$523,827
12	133 - 144	$4.634	$0.050	$0.102	$4.786	$356,807	$4.634	$0.050	$0.102	$4.786	$542,161
13	145 - 156	$4.796	$0.050	$0.106	$4.952	$369,295	$4.796	$0.050	$0.106	$4.952	$561,136
14	157 - 168	$4.964	$0.050	$0.109	$5.123	$382,220	$4.964	$0.050	$0.109	$5.123	$580,776
15	169 - 180	$5.138	$0.050	$0.113	$5.301	$395,598	$5.138	$0.050	$0.113	$5.301	$601,103
16	181 - 192	$5.317	$0.050	$0.117	$5.485	$409,444	$5.317	$0.050	$0.117	$5.485	$622,142
17	193 - 204	$5.504	$0.050	$0.121	$5.675	$423,774	$5.504	$0.050	$0.121	$5.675	$643,917
18	205 - 216	$5.696	$0.050	$0.126	$5.872	$438,606	$5.696	$0.050	$0.126	$5.872	$666,454
19	217 - 228	$5.896	$0.050	$0.130	$6.076	$453,958	$5.896	$0.050	$0.130	$6.076	$689,780
20	229 - 240	$6.102	$0.050	$0.135	$6.286	$469,846	$6.102	$0.050	$0.135	$6.286	$713,922

EXHIBIT C-2

PHASE II BUILDINGS

		Building 2					Building 7
Rentable Area:		106,000 RSF					92,000 RSF
Rent Commencement Date:		(Jan. ‘08)					(Mar. ‘08)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.763	$0.050	$0.075	$3.888	$412,126	$3.763	$0.050	$0.075	$3.888	$357,695
2	13 - 24	$3.895	$0.050	$0.078	$4.022	$426,365	$3.895	$0.050	$0.078	$4.022	$370,053
3	25 - 36	$4.031	$0.050	$0.080	$4.161	$441,103	$4.031	$0.050	$0.080	$4.161	$382,844
4	37 - 48	$4.172	$0.050	$0.083	$4.305	$456,356	$4.172	$0.050	$0.083	$4.305	$396,082
5	49 - 60	$4.318	$0.050	$0.086	$4.454	$472,143	$4.318	$0.050	$0.086	$4.454	$409,784
6	61 - 72	$4.469	$0.050	$0.089	$4.608	$488,482	$4.469	$0.050	$0.089	$4.608	$423,966
7	73 - 84	$4.626	$0.050	$0.092	$4.768	$505,394	$4.626	$0.050	$0.092	$4.768	$438,644
8	85 - 96	$4.788	$0.050	$0.095	$4.933	$522,897	$4.788	$0.050	$0.095	$4.933	$453,835
9	97 - 108	$4.955	$0.050	$0.099	$5.104	$541,013	$4.955	$0.050	$0.099	$5.104	$469,558
10	109 - 120	$5.129	$0.050	$0.102	$5.281	$559,763	$5.129	$0.050	$0.102	$5.281	$485,832
11	121 - 132	$5.308	$0.050	$0.106	$5.464	$579,169	$5.308	$0.050	$0.106	$5.464	$502,675
12	133 - 144	$5.494	$0.050	$0.109	$5.653	$599,254	$5.494	$0.050	$0.109	$5.653	$520,108
13	145 - 156	$5.686	$0.050	$0.113	$5.849	$620,043	$5.686	$0.050	$0.113	$5.849	$538,150
14	157 - 168	$5.885	$0.050	$0.117	$6.052	$641,559	$5.885	$0.050	$0.117	$6.052	$556,825
15	169 - 180	$6.091	$0.050	$0.121	$6.263	$663,828	$6.091	$0.050	$0.121	$6.263	$576,152
16	181 - 192	$6.304	$0.050	$0.126	$6.480	$686,876	$6.304	$0.050	$0.126	$6.480	$596,157
17	193 - 204	$6.525	$0.050	$0.130	$6.705	$710,731	$6.525	$0.050	$0.130	$6.705	$616,861

		Building 8					Building 9
Rentable Area:		82,000 RSF					54,000 RSF
Rent Commencement Date:		(Apr ‘08)					(June ‘08)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.763	$0.050	$0.075	$3.888	$308,566	$3.763	$0.050	$0.075	$3.888	$203,202
2	13 - 24	$3.895	$0.050	$0.078	$4.022	$319,366	$3.895	$0.050	$0.078	$4.022	$210,314
3	25 - 36	$4.031	$0.050	$0.080	$4.161	$330,544	$4.031	$0.050	$0.080	$4.161	$217,675
4	37 - 48	$4.172	$0.050	$0.083	$4.305	$342,113	$4.172	$0.050	$0.083	$4.305	$225,294
5	49 - 60	$4.318	$0.050	$0.086	$4.454	$354,087	$4.318	$0.050	$0.086	$4.454	$233,179
6	61 - 72	$4.469	$0.050	$0.089	$4.608	$366,480	$4.469	$0.050	$0.089	$4.608	$241,340
7	73 - 84	$4.626	$0.050	$0.092	$4.768	$379,306	$4.626	$0.050	$0.092	$4.768	$249,787
8	85 - 96	$4.788	$0.050	$0.095	$4.933	$392,582	$4.788	$0.050	$0.095	$4.933	$258,530
9	97 - 108	$4.955	$0.050	$0.099	$5.104	$406,322	$4.955	$0.050	$0.099	$5.104	$267,578
10	109 - 120	$5.129	$0.050	$0.102	$5.281	$420,544	$5.129	$0.050	$0.102	$5.281	$276,943
11	121 - 132	$5.308	$0.050	$0.106	$5.464	$435,263	$5.308	$0.050	$0.106	$5.464	$286,636
12	133 - 144	$5.494	$0.050	$0.109	$5.653	$450,497	$5.494	$0.050	$0.109	$5.653	$296,669
13	145 - 156	$5.686	$0.050	$0.113	$5.849	$466,264	$5.686	$0.050	$0.113	$5.849	$307,052
14	157 - 168	$5.885	$0.050	$0.117	$6.052	$482,584	$5.885	$0.050	$0.117	$6.052	$317,799
15	169 - 180	$6.091	$0.050	$0.121	$6.263	$499,474	$6.091	$0.050	$0.121	$6.263	$328,922
16	181 - 192	$6.304	$0.050	$0.126	$6.480	$516,956	$6.304	$0.050	$0.126	$6.480	$340,434
17	193 - 204	$6.525	$0.050	$0.130	$6.705	$535,049	$6.525	$0.050	$0.130	$6.705	$352,349

EXHIBIT C-3

PHASE II BUILDINGS

		Building 2					Building 7
Rentable Area:		106,000 RSF					92,000 RSF
Rent Commencement Date:		(Jan. ‘09)					(Mar. ‘09)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.951	$0.050	$0.078	$4.079	$432,349	$3.951	$0.050	$0.078	$4.079	$375,246
2	13 - 24	$4.089	$0.050	$0.080	$4.220	$447,295	$4.089	$0.050	$0.080	$4.220	$388,219
3	25 - 36	$4.233	$0.050	$0.083	$4.366	$462,765	$4.233	$0.050	$0.083	$4.366	$401,645
4	37 - 48	$4.381	$0.050	$0.086	$4.517	$478,776	$4.381	$0.050	$0.086	$4.517	$415,542
5	49 - 60	$4.534	$0.050	$0.089	$4.673	$495,348	$4.534	$0.050	$0.089	$4.673	$429,925
6	61 - 72	$4.693	$0.050	$0.092	$4.835	$512,500	$4.693	$0.050	$0.092	$4.835	$444,811
7	73 - 84	$4.857	$0.050	$0.095	$5.002	$530,252	$4.857	$0.050	$0.095	$5.002	$460,218
8	85 - 96	$5.027	$0.050	$0.099	$5.176	$548,625	$5.027	$0.050	$0.099	$5.176	$476,165
9	97 - 108	$5.203	$0.050	$0.102	$5.355	$567,641	$5.203	$0.050	$0.102	$5.355	$492,670
10	109 - 120	$5.385	$0.050	$0.106	$5.541	$587,323	$5.385	$0.050	$0.106	$5.541	$509,752
11	121 - 132	$5.573	$0.050	$0.109	$5.733	$607,694	$5.573	$0.050	$0.109	$5.733	$527,433
12	133 - 144	$5.769	$0.050	$0.113	$5.932	$628,778	$5.769	$0.050	$0.113	$5.932	$545,732
13	145 - 156	$5.970	$0.050	$0.117	$6.138	$650,600	$5.970	$0.050	$0.117	$6.138	$564,671
14	157 - 168	$6.179	$0.050	$0.121	$6.351	$673,185	$6.179	$0.050	$0.121	$6.351	$584,274
15	169 - 180	$6.396	$0.050	$0.126	$6.571	$696,561	$6.396	$0.050	$0.126	$6.571	$604,563
16	181 - 192	$6.620	$0.050	$0.130	$6.800	$720,755	$6.620	$0.050	$0.130	$6.800	$625,561

		Building 8					Building 9
Rentable Area:		82,000 RSF					54,000 RSF
Rent Commencement Date:		(Apr ‘09)					(June ‘09)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.951	$0.050	$0.078	$4.079	$323,994	$3.951	$0.050	$0.078	$4.079	$213,362
2	13 - 24	$4.089	$0.050	$0.080	$4.220	$335,334	$4.089	$0.050	$0.080	$4.220	$220,830
3	25 - 36	$4.233	$0.050	$0.083	$4.366	$347,071	$4.233	$0.050	$0.083	$4.366	$228,559
4	37 - 48	$4.381	$0.050	$0.086	$4.517	$359,218	$4.381	$0.050	$0.086	$4.517	$236,558
5	49 - 60	$4.534	$0.050	$0.089	$4.673	$371,791	$4.534	$0.050	$0.089	$4.673	$244,838
6	61 - 72	$4.693	$0.050	$0.092	$4.835	$384,804	$4.693	$0.050	$0.092	$4.835	$253,407
7	73 - 84	$4.857	$0.050	$0.095	$5.002	$398,272	$4.857	$0.050	$0.095	$5.002	$262,276
8	85 - 96	$5.027	$0.050	$0.099	$5.176	$412,211	$5.027	$0.050	$0.099	$5.176	$271,456
9	97 - 108	$5.203	$0.050	$0.102	$5.355	$426,639	$5.203	$0.050	$0.102	$5.355	$280,957
10	109 - 120	$5.385	$0.050	$0.106	$5.541	$441,571	$5.385	$0.050	$0.106	$5.541	$290,791
11	121 - 132	$5.573	$0.050	$0.109	$5.733	$457,026	$5.573	$0.050	$0.109	$5.733	$300,968
12	133 - 144	$5.769	$0.050	$0.113	$5.932	$473,022	$5.769	$0.050	$0.113	$5.932	$311,502
13	145 - 156	$5.970	$0.050	$0.117	$6.138	$489,578	$5.970	$0.050	$0.117	$6.138	$322,405
14	157 - 168	$6.179	$0.050	$0.121	$6.351	$506,713	$6.179	$0.050	$0.121	$6.351	$333,689
15	169 - 180	$6.396	$0.050	$0.126	$6.571	$524,448	$6.396	$0.050	$0.126	$6.571	$345,368
16	181 - 192	$6.620	$0.050	$0.130	$6.800	$542,803	$6.620	$0.050	$0.130	$6.800	$357,456

EXHIBIT C-4

PHASE II BUILDINGS

		Building 2					Building 7
Rentable Area:		106,000 RSF					92,000 RSF
Rent Commencement Date:		(Mar. ‘07 or sooner)					(May. ‘07 or sooner)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.575	$0.050	$0.072	$3.697	$391,914	$3.575	$0.050	$0.072	$3.697	$340,152
2	13 - 24	$3.700	$0.050	$0.075	$3.825	$405,445	$3.700	$0.050	$0.075	$3.825	$351,896
3	25 - 36	$3.829	$0.050	$0.078	$3.957	$419,450	$3.829	$0.050	$0.078	$3.957	$364,051
4	37 - 48	$3.964	$0.050	$0.080	$4.094	$433,946	$3.964	$0.050	$0.080	$4.094	$376,632
5	49 - 60	$4.102	$0.050	$0.083	$4.235	$448,948	$4.102	$0.050	$0.083	$4.235	$389,653
6	61 - 72	$4.246	$0.050	$0.086	$4.382	$464,476	$4.246	$0.050	$0.086	$4.382	$403,130
7	73 - 84	$4.394	$0.050	$0.089	$4.533	$480,547	$4.394	$0.050	$0.089	$4.533	$417,079
8	85 - 96	$4.548	$0.050	$0.092	$4.690	$497,181	$4.548	$0.050	$0.092	$4.690	$431,515
9	97 - 108	$4.707	$0.050	$0.095	$4.853	$514,397	$4.707	$0.050	$0.095	$4.853	$446,457
10	109 - 120	$4.872	$0.050	$0.099	$5.021	$532,215	$4.872	$0.050	$0.099	$5.021	$461,922
11	121 - 132	$5.043	$0.050	$0.102	$5.195	$550,657	$5.043	$0.050	$0.102	$5.195	$477,929
12	133 - 144	$5.219	$0.050	$0.106	$5.375	$569,744	$5.219	$0.050	$0.106	$5.375	$494,495
13	145 - 156	$5.402	$0.050	$0.109	$5.561	$589,500	$5.402	$0.050	$0.109	$5.561	$511,642
14	157 - 168	$5.591	$0.050	$0.113	$5.754	$609,947	$5.591	$0.050	$0.113	$5.754	$529,388
15	169 - 180	$5.787	$0.050	$0.117	$5.954	$631,110	$5.787	$0.050	$0.117	$5.954	$547,756
16	181 - 192	$5.989	$0.050	$0.121	$6.160	$653,013	$5.989	$0.050	$0.121	$6.160	$566,766

		Building 8					Building 9
Rentable Area:		82,000 RSF					54,000 RSF
Rent Commencement Date:		(Jun ‘07 or sooner)					(August ‘07 or sooner)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.575	$0.050	$0.072	$3.697	$308,566	$3.575	$0.050	$0.072	$3.697	$203,202
2	13 - 24	$3.700	$0.050	$0.075	$3.825	$319,366	$3.700	$0.050	$0.075	$3.825	$210,314
3	25 - 36	$3.829	$0.050	$0.078	$3.957	$330,544	$3.829	$0.050	$0.078	$3.957	$217,675
4	37 - 48	$3.964	$0.050	$0.080	$4.094	$342,113	$3.964	$0.050	$0.080	$4.094	$225,294
5	49 - 60	$4.102	$0.050	$0.083	$4.235	$354,087	$4.102	$0.050	$0.083	$4.235	$233,179
6	61 - 72	$4.246	$0.050	$0.086	$4.382	$366,480	$4.246	$0.050	$0.086	$4.382	$241,340
7	73 - 84	$4.394	$0.050	$0.089	$4.533	$379,306	$4.394	$0.050	$0.089	$4.533	$249,787
8	85 - 96	$4.548	$0.050	$0.092	$4.690	$392,582	$4.548	$0.050	$0.092	$4.690	$258,530
9	97 - 108	$4.707	$0.050	$0.095	$4.853	$406,322	$4.707	$0.050	$0.095	$4.853	$267,578
10	109 - 120	$4.872	$0.050	$0.099	$5.021	$420,544	$4.872	$0.050	$0.099	$5.021	$276,943
11	121 - 132	$5.043	$0.050	$0.102	$5.195	$435,263	$5.043	$0.050	$0.102	$5.195	$286,636
12	133 - 144	$5.219	$0.050	$0.106	$5.375	$450,497	$5.219	$0.050	$0.106	$5.375	$296,669
13	145 - 156	$5.402	$0.050	$0.109	$5.561	$466,264	$5.402	$0.050	$0.109	$5.561	$307,052
14	157 - 168	$5.591	$0.050	$0.113	$5.754	$482,584	$5.591	$0.050	$0.113	$5.754	$317,799
15	169 - 180	$5.787	$0.050	$0.117	$5.954	$499,474	$5.787	$0.050	$0.117	$5.954	$328,922
16	181 - 192	$5.989	$0.050	$0.121	$6.160	$516,956	$5.989	$0.050	$0.121	$6.160	$340,434

EXHIBIT C-5

PHASE II BUILDINGS

		Building 2					Building 7
Rentable Area:		106,000 RSF					92,000 RSF
Rent Commencement Date:		(Apr. ‘07 - Jun ‘07)					(Jun. ‘07 - Aug. ‘07)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.631	$0.050	$0.072	$3.754	$397,897	$3.631	$0.050	$0.072	$3.754	$345,345
2	13 - 24	$3.758	$0.050	$0.075	$3.883	$411,638	$3.758	$0.050	$0.075	$3.883	$357,271
3	25 - 36	$3.890	$0.050	$0.078	$4.018	$425,860	$3.890	$0.050	$0.078	$4.018	$369,614
4	37 - 48	$4.026	$0.050	$0.080	$4.156	$440,579	$4.026	$0.050	$0.080	$4.156	$382,390
5	49 - 60	$4.167	$0.050	$0.083	$4.300	$455,814	$4.167	$0.050	$0.083	$4.300	$395,612
6	61 - 72	$4.313	$0.050	$0.086	$4.449	$471,582	$4.313	$0.050	$0.086	$4.449	$409,298
7	73 - 84	$4.464	$0.050	$0.089	$4.603	$487,902	$4.464	$0.050	$0.089	$4.603	$423,462
8	85 - 96	$4.620	$0.050	$0.092	$4.762	$504,793	$4.620	$0.050	$0.092	$4.762	$438,122
9	97 - 108	$4.782	$0.050	$0.095	$4.927	$522,275	$4.782	$0.050	$0.095	$4.927	$453,295
10	109 - 120	$4.949	$0.050	$0.099	$5.098	$540,369	$4.949	$0.050	$0.099	$5.098	$469,000
11	121 - 132	$5.122	$0.050	$0.102	$5.274	$559,097	$5.122	$0.050	$0.102	$5.274	$485,254
12	133 - 144	$5.302	$0.050	$0.106	$5.457	$578,480	$5.302	$0.050	$0.106	$5.457	$502,077
13	145 - 156	$5.487	$0.050	$0.109	$5.647	$598,541	$5.487	$0.050	$0.109	$5.647	$519,488
14	157 - 168	$5.679	$0.050	$0.113	$5.842	$619,304	$5.679	$0.050	$0.113	$5.842	$537,509
15	169 - 180	$5.878	$0.050	$0.117	$6.045	$640,795	$5.878	$0.050	$0.117	$6.045	$556,161
16	181 - 192	$6.084	$0.050	$0.121	$6.255	$663,037	$6.084	$0.050	$0.121	$6.255	$575,466

		Building 8					Building 9
Rentable Area:		82,000 RSF					54,000 RSF
Rent Commencement Date:		(July ‘07 - Sept ‘07)					(Sept ‘07 - Nov ‘07)

Lease Year	Months	Initial Base Rent	Additoinal Rent		Total Base Rent		Initial Base Rent	Additoinal Rent		Total Base Rent
		psf/pm	CGL	Seismic	psf/pm	pm	psf/pm	CGL	Seismic	psf/pm	pm
1	1 - 12	$3.631	$0.050	$0.072	$3.754	$308,566	$3.631	$0.050	$0.072	$3.754	$203,202
2	13 - 24	$3.758	$0.050	$0.075	$3.883	$319,366	$3.758	$0.050	$0.075	$3.883	$210,314
3	25 - 36	$3.890	$0.050	$0.078	$4.018	$330,544	$3.890	$0.050	$0.078	$4.018	$217,675
4	37 - 48	$4.026	$0.050	$0.080	$4.156	$342,113	$4.026	$0.050	$0.080	$4.156	$225,294
5	49 - 60	$4.167	$0.050	$0.083	$4.300	$354,087	$4.167	$0.050	$0.083	$4.300	$233,179
6	61 - 72	$4.313	$0.050	$0.086	$4.449	$366,480	$4.313	$0.050	$0.086	$4.449	$241,340
7	73 - 84	$4.464	$0.050	$0.089	$4.603	$379,306	$4.464	$0.050	$0.089	$4.603	$249,787
8	85 - 96	$4.620	$0.050	$0.092	$4.762	$392,582	$4.620	$0.050	$0.092	$4.762	$258,530
9	97 - 108	$4.782	$0.050	$0.095	$4.927	$406,322	$4.782	$0.050	$0.095	$4.927	$267,578
10	109 - 120	$4.949	$0.050	$0.099	$5.098	$420,544	$4.949	$0.050	$0.099	$5.098	$276,943
11	121 - 132	$5.122	$0.050	$0.102	$5.274	$435,263	$5.122	$0.050	$0.102	$5.274	$286,636
12	133 - 144	$5.302	$0.050	$0.106	$5.457	$450,497	$5.302	$0.050	$0.106	$5.457	$296,669
13	145 - 156	$5.487	$0.050	$0.109	$5.647	$466,264	$5.487	$0.050	$0.109	$5.647	$307,052
14	157 - 168	$5.679	$0.050	$0.113	$5.842	$482,584	$5.679	$0.050	$0.113	$5.842	$317,799
15	169 - 180	$5.878	$0.050	$0.117	$6.045	$499,474	$5.878	$0.050	$0.117	$6.045	$328,922
16	181 - 192	$6.084	$0.050	$0.121	$6.255	$516,956	$6.084	$0.050	$0.121	$6.255	$340,434

EXHIBIT D

BUILDING SHELL ELEMENTS

The “Building Shell” shall consist of the following:

Building envelope and waterproofing (the Building “shell”), except as specifically indicated as being included in Tenant Improvements under Schedule C-2 to the individual Workletter, including: reinforced grade beam foundation on auger cast concrete piles; ground floor to be a reinforced concrete slab supported by auger cast concrete piles; elevated floors to have a metal decking with concrete topping slab; roof structure to be metal deck with concrete topping slab, and to include a mechanical penthouse; roof membrane to be built-up system, with rigid insulation, flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-bearing exterior curtain wall; seismic system utilizing steel braced frames; roof live load to be 20 PSF with 75 PSF in all areas within the roofscreen and 100 PSF in the mechanical penthouse (roofscreen and mechanical penthouse are non-reducible); floor to floor heights of 17 feet, all floors

All other structural work except that driven specifically by Tenant Improvements programming (e.g., interior masonry walls)

Floor designed for 100 PSF uniform live load capacity (reducible as allowed by code)

Main Building entrance(s)

Building code required primary structure fireproofing

Building code required stairs

Pit and jack for one elevator

Exterior hardscape and landscape, except as specifically indicated as included in Tenant Improvements under the applicable Workletter

Polyethylene vapor barrier under grade level slab

Site underground water, fire, storm and sanitary service to 5 feet outside Building line

Building storm and overflow drainage systems

Site underground conduits for “normal” electrical and communications, terminated within the Building

Electrical utility pad and transformer, primary service conduits terminated at building switchgear location for TI-provided electrical service

Gas service up to exterior meter location at Building (but not including meter)

Wet fire protection (risers, loops, branches and heads), evenly distributed for “ordinary hazard” occupancy

Shell design and permitting fees, except as specifically included in Tenant Improvements under the applicable Workletter

EXHIBIT D TO MASTER LEASE AGREEMENT

BUILDING SHELL ELEMENTS, PAGE 1

Vented deck at upper floors

Temporary project fencing

Construction lift for contractor safety, access and stocking of materials (split with TI – 50%)

Underslab sanitary waste main trunk line (split with TI – 50%; branch distribution by TI)

EXHIBIT D TO MASTER LEASE AGREEMENT

BUILDING SHELL ELEMENTS, PAGE 2

EXHIBIT E

FORM OF MEMORANDUM OF MASTER LEASE AGREEMENT

RECORDING REQUESTED BY AND WHEN RECORDED, MAIL TO: Corporate Secretary and General Counsel Genentech, Inc. 1 DNA Way, Mail Stop 49 South San Francisco, CA 94080

Space above this line for Recorder’s Use Only

The undersigned Grantor declares that the documentary transfer tax is $0.00 (consideration less than $100).

MEMORANDUM OF MASTER LEASE AGREEMENT

THIS MEMORANDUM OF MASTER LEASE AGREEMENT (“Memorandum”) is made as of the      day of             , 2004, by Slough SSF, LLC, a Delaware limited liability company (“Landlord”), and Genentech, Inc., a Delaware corporation (“Tenant”).

1. Landlord is the owner of certain real property (the “Slough Property”) located in the City of South San Francisco, County of San Mateo, State of California and more particularly described in Exhibit A-1 and Exhibit A-2 attached hereto and made a part hereof.

2. Landlord and Tenant are parties to an unrecorded Master Lease Agreement dated as of             , 2004 (the “Master Lease Agreement”), pursuant to which Landlord has leased to Tenant and Tenant has leased from Landlord eight (8) buildings to be constructed on the Slough Property. The Master Lease Agreement also includes (a) provisions contemplating possible additional leases affecting the Slough Property and a possible easement agreement covering a portion of the Slough Property, which additional leases and easement agreement, if applicable, will become effective only upon execution by Landlord and Tenant of further definitive leases and/or easement agreements prescribing the terms and conditions thereof, and (b) provisions granting Tenant certain first refusal rights with respect to any future sale of the Slough Property and (c) provisions granting Tenant an option to purchase the Slough Property at the time or times specified therein and under the terms and conditions set forth therein.

3. Landlord and Tenant are executing and recording this Memorandum in order to provide record notice of their respective rights and obligations under the Master Lease Agreement. In the event of any conflict or inconsistency between the provisions of this Memorandum and the provisions of the Master Lease Agreement, the latter shall be controlling in all respects.

[signatures appear on next page]

EXHIBIT E TO MASTER LEASE AGREEMENT

FORM OF MEMORANDUM OF MASTER LEASE AGREEMENT, PAGE 1

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Master Lease Agreement as of the date first set forth above.

LANDLORD:		TENANT:

SLOUGH SSF, LLC, a Delaware limited liability company		Genentech, Inc., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager

	By:	By:
	Name:	Name:
	Its:	Its:

EXHIBIT E TO MASTER LEASE AGREEMENT

FORM OF MEMORANDUM OF MASTER LEASE AGREEMENT, PAGE 2

STATE OF ______________________________________

COUNTY OF ____________________________________

On                         , 2004, before me,                                                                                                                                    ,

                                                                                                                  Name and Title of Officer

personally appeared                                                                                                                                ,

                                                                                      Name(s) of Signer(s)

         personally known to me -or-          proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public.

[SEAL]

STATE OF ______________________________________

COUNTY OF ____________________________________

On                         , 2004 before me,                                                                                                                                    ,

                                                                                                                  Name and Title of Officer

personally appeared                                                                                                                                ,

                                                                                      Name(s) of Signer(s)

         personally known to me -or-          proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public.

[SEAL]

EXHIBIT E TO MASTER LEASE AGREEMENT

FORM OF MEMORANDUM OF MASTER LEASE AGREEMENT, PAGE 3

SLOUGH PARCEL 1

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey located in Volume 6 of L.L.S. Maps at page 117 in the Records of said County, described as follows:

Beginning at the Southwesterly corner of the 18.5695 acre parcel shown on said Map; thence through the following numbered courses:

1.

North 00° 14’ 37” West along the Westerly line of said Parcel 408.03 feet to the Southerly line of the Southern Pacific Company Right-of-Way shown as East Grand Avenue (60 feet wide) on said Map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet.

2.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

3.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

4.	South 86° 44’ 41” East 672.34 feet.

5.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

6.	North 86° 44’ 37” West along said Southerly line 551.30 feet.

7.	North 86° 14’ 41” West along said Southerly line 206.61 feet to the point of beginning.

Said lands are described as Parcel “A” in that certain Lot Line Adjustment recorded March 25, 1996 as Document No. 96035012. APN: 015-102-270.

[END OF DESCRIPTION]

EXHIBIT A-1 TO MEMORANDUM OF MASTER LEASE AGREEMENT

SLOUGH PARCEL 1, LEGAL DESCRIPTION, PAGE 1

SLOUGH PARCEL 2

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey recorded in Volume 6 of L.L.S. Maps at Page 117 in the records of said county, described as follows:

BEGINNING at the intersection of the Westerly line of the 18.5695 acre parcel shown on said map with the Southerly line of the Southern Pacific Co. Right-of-Way shown as East Grand Avenue (60 feet wide) on said map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet; thence through the following numbered courses:

1.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

2.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

3.	South 86° 44’ 41” East 672.34 feet.

4.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

5.	South 86° 44’ 37” East along said Southerly line 435.13 feet to the Easterly line of the lands shown on said map.

6.	North 03° 15’ 23” East along said Easterly line 865.45 feet.

7.	North 03° 28’ 53” East along said Easterly line 100.00 feet to the Northerly line of the lands shown on said map.

8.	North 86° 44’ 37” West along said Northerly line 1252.36 feet to the Westerly line of the 6.6796 acre parcel shown on said map.

9.	South 00° 14’ 37” East along said Westerly line and its Southerly extension 557.42 feet to the point of beginning.

EXCEPTING THEREFROM the portions deeded to the City of South San Francisco and accepted by the Resolution recorded in Reel 7756 at Image 418 in the Official Records of said County.

Said lands being described as Parcel “B” in that certain Lot Line Adjustment recorded March 25, 1996, as Document No. 96035012. APN: 015-101-090 and 015-102-280.

[END OF DESCRIPTION]

EXHIBIT A-2 TO MEMORANDUM OF MASTER LEASE AGREEMENT

SLOUGH PARCEL 2, LEGAL DESCRIPTION, PAGE 1

SCHEDULE 1(a)

FORM OF BUILDING LEASE

SCHEDULE 1(a) TO MASTER LEASE AGREEMENT

FORM OF BUILDING LEASE

BRITANNIA EAST GRAND

BUILDING 5/6 LEASE

LANDLORD: SLOUGH SSF, LLC

TENANT: GENENTECH, INC.

DATE: November 1, 2004

BRITANNIA EAST GRAND

BUILDING 5/6 LEASE

SUMMARY OF BASIC LEASE INFORMATION

Landlord:	Slough SSF, LLC

Tenant:	Genentech, Inc.

Date:	November 1, 2004 (for reference purposes)

Master Agreement:	Master Lease Agreement dated November 1, 2004 between Landlord and Tenant

Premises:	475 East Grand Avenue (Building 5/6), South San Francisco, CA

Property:	Britannia East Grand Business Park, South San Francisco, CA

Use:	Office, laboratory, and/or research and development and related or incidental uses

Term:	Twelve (12) years plus extension to match termination date for final building covered by Master Agreement

Rent Commencement Date:	As defined in Section 2.1(a), presently estimated by the parties to be [February 1, 2006].

Minimum Rent:	See Lease Section 3.1

Security Deposit:	None

Renewal Options:	Two five (5) year renewal options at specified rent

Landlord’s Broker:	None

Tenant’s Broker:	BT Commercial Real Estate

Notice Addresses:	See Lease Section 17.1

Security/CAM Exclusivity Period:	The Security/CAM Exclusivity Period shall be defined as the period during which Tenant (or Tenant’s sublessees or assignees) leases all of the leaseable Building space in the Property.

Post-Exclusivity Period:	The Post-Exclusivity Period shall be defined as any period during which Tenant (or Tenant’s assignees or sublessees) leases less than all of the leaseable Building space in the Property.

- i -

The foregoing Summary of Basic Lease Information is solely for convenience of reference. In the event of any conflict between this Summary and the provisions of the Lease itself, the provisions of the Lease shall be controlling.

- ii -

- iii -

		(a) Good Order, Condition And Repair	20
		(b) Landlord’s Remedy	21
		(c) Condition Upon Surrender	21
	9.3	Maintenance and Repair Obligations Regarding Environmental Condition of Soil and Groundwater	21

10.	USE OF PROPERTY		22
	10.1	Permitted Use	22
	10.2	Intentionally Omitted	22
	10.3	No Nuisance	22
	10.4	Compliance With Laws	22
	10.5	Liquidation Sales	23
	10.6	Environmental Matters	23

11.	INSURANCE AND INDEMNITY		30
	11.1	Insurance	30
	11.2	Workers’ Compensation	32
	11.3	Waiver Of Subrogation	33
	11.4	Increase In Premiums	33
	11.5	Indemnification	33
	11.6	Blanket Policy	34

12.	SUBLEASE AND ASSIGNMENT		34
	12.1	Assignment And Sublease Of Premises	34
	12.2	Rights Of Landlord	35

13.	RIGHT OF ENTRY AND QUIET ENJOYMENT		36
	13.1	Right Of Entry	36
	13.2	Quiet Enjoyment	36

14.	CASUALTY AND TAKING		36
	14.1	Damage or Destruction	36
	14.2	Condemnation	39
	14.3	Reservation Of Compensation	40
	14.4	Restoration Of Improvements	40

15.	DEFAULT		40
	15.1	Events Of Default	40
		(a) Abandonment	41
		(b) Nonpayment	41
		(c) Other Obligations	41
		(d) General Assignment	41
		(e) Bankruptcy	41
		(f) Receivership	41
		(g) Attachment	41
		(h) Insolvency	41
		(i) Master Agreement or Other Leases	42
	15.2	Remedies Upon Tenant’s Default	42
	15.3	Remedies Cumulative	43

16.	SUBORDINATION, ATTORNMENT AND SALE		43
	16.1	Subordination To Mortgage	43

- iv -

	16.2	Sale Of Landlord’s Interest	44
	16.3	Estoppel Certificates	44
	16.4	Subordination to CC&R’s	45
	16.5	Mortgagee Protection	45

17.	MISCELLANEOUS		46
	17.1	Notice	46
	17.2	Successors And Assigns	47
	17.3	No Waiver	47
	17.4	Severability	47
	17.5	Litigation Between Parties	48
	17.6	Surrender	48
	17.7	Interpretation	48
	17.8	Entire Agreement	48
	17.9	Governing Law	48
	17.10	No Partnership	48
	17.11	[Intentionally Omitted]	48
	17.12	Costs	48
	17.13	Time	49
	17.14	Rules And Regulations	49
	17.15	Brokers	49
	17.16	Memorandum Of Lease	49
	17.17	Corporate Authority	49
	17.18	Execution and Delivery	49
	17.19	Survival	49
	17.20	Parking and Traffic	49
	17.21	Publicity; Authorized Disclosure; Confidentiality	52

EXHIBITS

EXHIBIT A	Real Property Description

EXHIBIT B	Site Plan

EXHIBIT C	Workletter

EXHIBIT D	Construction Schedule

EXHIBIT E	Acknowledgment of Rent Commencement Date

EXHIBIT F	Britannia East Grand Property Management Objectives & Responsibilities

EXHIBIT G	SSF Landscaping Considerations and Practices

- v -

BUILDING 5/6 LEASE

THIS BUILDING 5/6 LEASE (“Lease”) is entered into as of the date set forth (for identification purposes) in the Basic Lease Information, by SLOUGH SSF, LLC, a Delaware limited liability company (“Landlord”), and GENENTECH, INC., a Delaware corporation (“Tenant”). This Lease is entered into pursuant to the Master Lease Agreement dated as of November 1, 2004 between Landlord and Tenant (the “Master Agreement”).

THE PARTIES AGREE AS FOLLOWS:

1. PROPERTY

1.1 Lease of Building.

(a) Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the building commonly known as 475 East Grand Avenue and sometimes referred to by the parties as Building 5/6 (referred to interchangeably in this Lease as the “Building” or the “Premises”), containing approximately 150,000 square feet of office and/or laboratory and related-use space and to be constructed pursuant to Article 4 hereof and Exhibit C attached hereto on a portion of the real property commonly known as the Britannia East Grand Business Park, South San Francisco, California and more particularly described in Exhibit A attached hereto (referred to interchangeably in this Lease as the “Property” or the “Center”). A site plan for the Property, reflecting Landlord’s existing entitlements and the proposed development of the Property as contemplated in the Master Agreement, is attached hereto as Exhibit B (the “Site Plan”). The Building and the other improvements to be constructed on the Property as contemplated in the Master Agreement are sometimes referred to collectively herein as the “Improvements.” The parking areas (including parking structures), parking area lighting, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings existing from time to time in the Center (both existing buildings and buildings to be constructed), as depicted in the Site Plan (subject to future modification from time to time in accordance with the provisions of this Lease), are sometimes referred to herein as the “Common Areas.” Landlord represents and warrants to Tenant that Landlord is the fee owner of the Building and the Center and has the full right and authority to enter into this Lease without the necessary consent of any other person or entity; that the terms of this Lease do not violate any easements, restrictions or other encumbrances recorded against the Building or Center in any material manner; and that there is no action, suit or proceeding pending, or to Landlord’s knowledge, threatened against or affecting Landlord’s ownership, management or operation of the Building, the Center or the enforceability of this Lease, in any court or before any other forum.

(b) As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers, sublessees, licensees, agents, contractors and invitees (collectively, “Tenant Invitees”), during the term of this Lease, the non-exclusive right to use: (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges, in each case, subject to Section 16.4 of this Lease. The parties acknowledge that governmental agencies have imposed and may in the future impose public access requirements with respect to the Center, including without limitation, Bay Conservation and Development Commission requirements for access to the Bay Trail.

1.2 Tenant’s and Landlord’s Reserved Rights.

(a) During the Security/CAM Exclusivity Period, to the extent reasonably necessary to permit Tenant to exercise any rights of Tenant and discharge any obligations of Tenant under this Lease, Tenant shall have the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct, relocate and/or restripe parking areas and parking spaces in the Center (provided that City mandated minimum and maximum number of parking spaces in the Center are maintained, respectively); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Building remain available; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (v) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2(a): (A) Tenant’s changes, construction, alterations and/or additions to the Common Areas and/or the Building (as applicable) shall be of the same or better quality and construction as the initial installation of the improvements within the Property, (B) to the extent any exercise of Tenant’s rights under this subsection 1.2(a) requires a change to the entitlements for the Center, no applications for any such changes requested by Tenant will be submitted to the City or other governmental entity except upon mutual approval of the parties, and the parties agree not to permit any final changes in the entitlements for the Center requested by Tenant without the prior written agreement of the parties regarding any applicable adjustments to this Lease and (C) each of the parties agrees to consult with the other party on all issues relating to Tenant’s exercise of its rights under this subsection 1.2(a), and each party shall have the right to have a representative present at any substantive meetings and discussions with the City and other governmental agencies, as applicable, regarding such matters (excepting informal discussions in the normal course of business). Nothing in this subsection 1.2(a) shall be construed to create any obligation on Tenant’s part to obtain Landlord’s consent with respect to any exercise of Tenant’s rights hereunder; provided that Tenant’s exercise of its rights under this subsection 1.2(a) shall not cause any material impairment of Landlord’s ability to lease any or all of the Buildings upon the expiration and/or earlier termination of this Lease, any material impairment of the value of the Center, any material diminution of Landlord’s rights under this Lease, nor any material increase in Landlord’s obligations under this Lease that are not economically offset by Tenant.

(b) During the Post-Exclusivity Period, to the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct, relocate and/or restripe parking areas and parking spaces in the Center (provided that City mandated minimum and maximum number of parking spaces in the Center are maintained, respectively); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Building remain available; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center; (iv) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (v) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2(b), Landlord’s exercise of its rights under this Section 1.2(b) shall not materially increase Tenant’s obligations, or materially decrease Tenant’s rights, under the Lease.

2. TERM

2.1 Term. The term of this Lease shall commence upon mutual execution of this Lease by Landlord and Tenant; provided that Tenant’s leasehold interest in the Premises shall not be deemed to arise, or to confer upon Tenant any right of access to or possession or control of the Property, until the Early Access Date.

(a) Tenant’s minimum rental obligations with respect to the Building shall commence on the Rent Commencement Date. The “Rent Commencement Date” shall mean the date one hundred eighty (180) days after Landlord’s delivery of the Structural Completion Certificate (as defined in the Workletter, as hereinafter defined) for the Building pursuant to the Workletter attached hereto as Exhibit C (the “Workletter”), subject to any adjustments in such time period to the extent authorized or required under the provisions of such Workletter. The scheduled dates for construction of Landlord’s Work and delivery of the Structural Completion Certificate are set forth in the Construction Schedule attached hereto as Exhibit D and incorporated herein by this reference (the “Construction Schedule”).

(b) The term of this Lease shall end on the day (the “Termination Date”) immediately preceding the twelfth (12th) anniversary of the Rent Commencement Date, unless sooner terminated or extended as hereinafter provided; provided, however, that upon determination of the rent commencement date and termination date for the final building to be leased to and occupied by Tenant pursuant to the Master Agreement, the Termination Date shall be extended to the scheduled termination date for such final building.

2.2 Early Possession. Tenant shall have the nonexclusive right to have access to and use of the Building from the date of Landlord’s delivery of the Structural Completion Certificate for the Building, even though Landlord will be continuing to construct the balance of Landlord’s Work as contemplated in the Workletter, for the purpose of constructing Tenant’s Work as contemplated in the Workletter, including, without limitation, for the purpose of installing fixtures and furniture, laboratory equipment, computer equipment, security equipment, telephone equipment, low voltage data wiring and personal property and other similar work related to the construction of Tenant’s Work and/or preparatory to the commencement of Tenant’s business in the Building. Such occupancy and possession, and any early access under the next sentence of this Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter (including, but not limited to, conditions relating to the maintenance of required insurance). Tenant shall also be entitled to early access to the Building and the Property prior to Landlord’s delivery of the Structural Completion Certificate (“Early Access”) as early as reasonably practicable (the date on which such Early Access commences being called herein the “Early Access Date”), subject to the provisions of this Section 2.2, for the purpose of performing work preparatory to the construction of Tenant’s Work or necessary for the orderly sequencing of such Work and/or for the actual construction of Tenant’s Work pursuant to the Workletter, and Tenant shall not be required to pay minimum rental or maintain the Property by reason of such early access until the Rent Commencement Date otherwise occurs. Notwithstanding any early access to the Building as provided in this Section 2.2, (a) Tenant shall have no obligation to pay the minimum rental or maintain the Property for any period prior to the Rent Commencement Date as determined under Section 2.1 and (b) such early possession shall not advance or otherwise affect the Rent Commencement Date or the Termination Date determined under Section 2.1.

2.3 [Intentionally Omitted]

2.4 Acknowledgment Of Rent Commencement Date. Promptly following the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of such Rent Commencement Date, the square footage of the Building, the Termination Date (to the extent then determinable) and related matters, substantially in the form attached hereto as Exhibit E (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgment shall not affect the enforceability of this Lease generally or the determination of the Rent Commencement Date, the minimum rental obligations, the Termination Date and related matters in accordance with the provisions of this Lease.

2.5 Holding Over. If Tenant holds possession of the Building or any portion thereof after the term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant of the Building from month to month at one hundred three percent (103%) of the rental in effect on the last day of the term and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Building or any portion thereof after the term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant of the Building either from month to month or at will, at one hundred fifty percent (150%) of the rental in effect on the last day of the term (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees), the expectancy of which is disclosed in advance by Landlord to Tenant in writing, which directly results from any delay by Tenant in surrendering the Building or any portion thereof, including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6 Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental prescribed in Section 3.1(b) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each. The first option period shall commence upon the expiration of the initial term hereof, and the second option period, if applicable, shall commence upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months prior to the expiration of the initial term hereof. Exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months prior to the expiration of the first extended term hereof. If Tenant is in material default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or both extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

3. RENTAL

3.1 Minimum Rental.

(a) Minimum Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Building, in advance, without deduction, offset, notice or demand (except as expressly provided to the contrary in this Lease), beginning on the Rent Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this Section 3.1:

	Base Rent	Additional Rent		Total Minimum Rent
Months	Per SF/Per Mo	CGL	Seismic	PSF/PM	Per Month
001 - 012	$2.500	$0.050	$0.070	$2.620	$393,000
013 - 024	$3.000	$0.050	$0.072	$3.122	$468,368
025 - 036	$3.400	$0.050	$0.075	$3.525	$528,748
037 - 048	$3.519	$0.050	$0.078	$3.647	$546,992
049 - 060	$3.642	$0.050	$0.080	$3.772	$565,874
061 - 072	$3.770	$0.050	$0.083	$3.903	$585,417
073 - 084	$3.902	$0.050	$0.086	$4.038	$605,644
085 - 096	$4.038	$0.050	$0.089	$4.177	$626,579
097 - 108	$4.179	$0.050	$0.092	$4.322	$648,247
109 - 120	$4.326	$0.050	$0.095	$4.471	$670,673
121 - 132	$4.477	$0.050	$0.099	$4.626	$693,884
133 - 144	$4.634	$0.050	$0.102	$4.786	$717,907
145 - 156	$4.796	$0.050	$0.106	$4.952	$742,772
157 - 168	$4.964	$0.050	$0.109	$5.123	$768,506
169 - 180	$5.138	$0.050	$0.113	$5.301	$795,141
181 - 192	$5.317	$0.050	$0.117	$5.485	$822,709
193 - 204	$5.504	$0.050	$0.121	$5.675	$851,241
205 - 216	$5.696	$0.050	$0.126	$5.872	$880,772
217 - 228	$5.896	$0.050	$0.130	$6.076	$911,337
229 - 240	$6.102	$0.050	$0.135	$6.286	$942,971

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for the Premises hereunder for such first month or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days Tenant’s minimum rental obligation with respect to the Premises is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect. Monthly rental amounts for months after Month 144 are included in the foregoing table in order to accommodate the anticipated extension of the initial term of this Lease to correspond to the termination date for the final building to be leased by Tenant pursuant to the Master Agreement, as contemplated in Section 2.1(b) above. The number of such additional months actually falling within the extended initial term of this Lease will depend upon the “Rent Commencement Date” for the final Building leased by Tenant pursuant to the Master Agreement, so the parties acknowledge that not all of the latter portions of the foregoing table will necessarily be fully used. If the initial term is for any reason extended beyond the final month reflected in the foregoing table, then the minimum rental hereunder for the remainder of the initial term shall continue to increase for each twelve-month period by three and one-half percent (3.5%).

(b) Rental Amounts During Extended Terms. If Tenant properly exercises its right to extend the term of this Lease for one or both extended terms provided under Section 2.6 hereof, (i) the monthly minimum rental for the Premises during the first year of the first extended term shall be equal to one hundred three percent (103%) of the monthly minimum rental in effect under Section 3.1(a) above during the last full month of the initial term, and (ii) the monthly minimum rental during each subsequent year of the extended term(s) shall be equal to one hundred three percent (103%) of the monthly minimum rental in effect during the immediately preceding year of the extended term(s).

(c) Rental Adjustment Due to Change in Square Footage. The minimum rental amounts specified in Section 3.1(a) are based upon an estimated area of 150,000 square feet for the Building. If the actual area of the Building (measured from the exterior faces of exterior walls, including balconies, but excluding the dripline of any overhangs), when completed, is greater or less than such estimated area, then the minimum rentals specified in Section 3.1(a) shall be adjusted for each rental period to be equal to the product of the actual area of the Building (determined on the basis of measurement described above in this sentence) multiplied by the rental rate per square foot for the applicable rental period as set forth above. Measurements of building area under this Section shall be made initially by Landlord’s Architect, subject to review and approval by Tenant’s Architect. In the event Landlord’s and Tenant’s Architect are unable to agree, an independent third party Architect shall be appointed by the parties’ respective Architects who shall determine said measurements, the determination of which shall be binding on Landlord and Tenant. Landlord and Tenant shall share equally in the cost and expenses of such third party Architect. The square footage of the Building shall then be set forth in the Acknowledgment of Rent Commencement Date under Section 2.4 hereof and shall be used for calculation of minimum rental under Section 3.1(a) for all applicable periods.

3.2 Late Charge. If Tenant fails to pay on or before the fifth (5th) day after the date due any rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to seven percent (7%) per annum from the date due to the date of actual payment. In addition to such interest, if any installment of any rental or other amounts due Landlord hereunder has not been received by Landlord or Landlord’s designee within ten (10) days after the date due on two (2) or more occasions during any period of twelve (12) calendar months, then Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any future installment of minimum rental, and any other amounts due Landlord, if not paid when due during the remainder of the calendar year in which the second such occasion occurs or during the immediately following calendar year. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder may cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

4. CONSTRUCTION

4.1 Construction of Improvements.

(a) Landlord shall, at Landlord’s cost and expense (except as otherwise provided herein and in the Workletter), construct Landlord’s Work (as defined in the Workletter) in accordance with the terms and conditions of the Workletter. Landlord agrees to use reasonable efforts to (i) complete its portion of the work described in the Workletter promptly, and (ii) complete said work within the respective time periods set forth in the Construction Schedule, as such Construction Schedule may be modified from time to time by mutual written agreement of Landlord and Tenant, and subject to the effects of any Tenant Delay or Unavoidable Delay (each as defined in the Workletter).

(b) Tenant shall, at Tenant’s cost and expense (except as otherwise provided herein and in the Workletter), construct Tenant’s Work (as defined in the Workletter) in accordance with the terms and conditions of the Workletter.

4.2 Condition of Property. Landlord shall deliver the Building Shell and the other Improvements constructed by Landlord to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that the Building Shell and the other Improvements constructed by Landlord (a) shall be free from structural defects and shall be in good operating condition on the Rent Commencement Date, and (b) shall be constructed in compliance with the plans and specifications developed pursuant to the Workletter and mutually approved (to the extent required thereunder) by Landlord and Tenant, subject to any changes implemented in such plans and specifications in accordance with the procedures set forth in the Workletter. If this warranty is violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to correct promptly and diligently, at Landlord’s sole cost, the condition(s) constituting such violation. Tenant’s failure to give such written notice to Landlord (i) in the case of Punch List Work (as defined in the Workletter), within the period prescribed in Section 3(d) of the Workletter, or (ii) in the case of non-immaterial defects other than Punch List Work, within one (1) calendar year after the Rent Commencement Date, shall in each case give rise to a conclusive presumption that Landlord has complied with all Landlord’s obligations under this Section 4.2, except with respect to latent defects (as to which such calendar year limitation shall not apply, and in such case, California Code of Civil Procedure Section 337.15, as amended, shall apply). Without limiting the scope of Landlord’s obligations under the foregoing provisions of this Section 4.2, Landlord also agrees to either (x) use its reasonable efforts to enforce when and as necessary, for the benefit of Tenant and the Improvements, any and all contractor’s and/or manufacturer’s warranties extending more than one calendar year after the Rent Commencement Date with respect to any of Landlord’s Work or, at Tenant’s written request, (y) assign any or all of such warranties to Tenant for enforcement purposes (provided, however, that Landlord may reserve joint enforcement rights under such warranties to the extent of Landlord’s continuing obligations or warranties hereunder). TENANT ACKNOWLEDGES THAT THE WARRANTIES CONTAINED IN THIS ARTICLE 4 AND ELSEWHERE IN THIS LEASE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

4.3 Construction-Related Environmental Matters. In addition to and without limiting the provisions of Section 4.2, Landlord shall construct the Buildings and Improvements, and shall construct and maintain the Common Areas (including without limitation any environmental response activities required by the DTSC), with such materials and in such a manner such that the Buildings and Common Areas do not, due to their construction materials or type and manner of construction and/or maintenance, as applicable, or due to the presence of hazardous substances, hazardous wastes, or pollutants (all as defined in Section 10.6 herein) not caused by Tenant (except as otherwise provided below) in soil, soil vapor, or groundwater on the Property, and with Tenant following reasonable and ordinary maintenance practices for the Aboveground Structures (as defined in Section 9.2): (a) cause the indoor ambient air concentrations of the

Building to exceed the standards developed by the State Department of General Services Section 01359 “Special Environmental Requirements” relating to the State Office of Environmental Health Hazard Assessment’s “reference exposure levels” for formaldehyde and any other chemicals as they may be applicable to the Building from time to time, (b) cause the exceedance in the Building of the indoor air quality guidelines for commercial land use scenarios issued by the Regional Board (as defined hereafter) (including without limitation the July 2003 Environmental Screening Level Guidelines, as they may be amended or reissued from time to time), or the indoor air quality guidelines for commercial workers that may be issued by the U.S. Environmental Protection Agency or other state and local agencies with jurisdiction over potential health risks for commercial workers, in each case to the extent such standards are applicable to the Building from time to time, (c) cause levels of methane in any part of the Building or associated structures to exceed levels deemed appropriate in regulations or guidances issued by the U.S. OSHA, Cal-OSHA, or any other federal, state or local agency with jurisdiction over permissible methane levels in buildings or structures, as such levels may be applicable to the Building from time to time, (d) cause the Building to exceed levels deemed appropriate in regulations or guidances issued by the US OSHA or Cal OSHA with respect to indoor ambient air concentrations of any other substances, as such levels may be applicable to the Building from time to time, or (e) lead to the creation of levels of mold which a certified industrial hygienist certifies poses an unacceptable threat to occupants. For purposes of the foregoing, (x) ”applicable to the Building” means current standards or levels as of the date the Building is constructed, and any future new or modified standards or levels except to the extent the Building is exempted or excused from compliance with such new or modified standards or levels; and (y) consistent with the limitations on Landlord’s indemnity obligations under Section 10.6(b)(i) below, in the case of any hazardous substances, hazardous wastes or pollutants found on or about the Property after the Early Access Date and not caused by Tenant or any Tenant Invitees, nothing in this Section 4.3 is intended or shall be construed to create any obligation or liability of Landlord for any claims for damages or losses to Tenant itself (including, without limitation, Tenant’s alleged loss of profits or the alleged losses, costs and expenses of any interruption in Tenant’s business operations) or claims brought by any Tenant Invitees. To the extent that Landlord fails to comply with the foregoing, Landlord shall promptly take all appropriate action to eliminate the conditions noted in clauses (a) through (e). To the extent that the parties do not agree as to whether the conditions noted in clauses (a) through (e) exist or on the appropriate remedy, such dispute shall be resolved as follows: In the event of any dispute between Landlord and Tenant regarding either whether a prohibited condition specified in this Section 4.3 has occurred, or whether and to what extent it was or is caused by Landlord in the performance or non-performance of its obligations under this Lease or by the acts or omissions of Tenant, then Landlord and Tenant shall each retain at their sole respective cost a certified industrial hygienist (“CIH”), and the two CIHs shall agree upon a third CIH to be retained jointly by Landlord and Tenant with the costs of the third shared equally by the parties. The three CIHs will issue a decision, either by unanimous or by majority vote, on the issues of (i) whether a prohibited condition has been triggered, and (ii) if so, the extent of Landlord’s and Tenant’s comparative responsibility for it. The parties agree to be bound by this decision without further appeal or challenge.

4.4 Compliance with Law. Notwithstanding any provision in this Lease to the contrary, Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord (when constructed), as they exist on the Rent Commencement Date, but without regard to the use for which Tenant will occupy the Premises, shall not violate any covenants or restrictions of record (including, but not limited to, the Environmental Deed Restrictions (as defined in Section 10.6(b)(xii)), the Site Management Plan (as defined in Section 10.4) or any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date. Landlord further warrants to Tenant that Landlord has obtained or will obtain from all applicable governmental or regulatory agencies all permits, licenses and entitlements that are necessary for the development of the Center and the construction of the Building, Common Areas and other Improvements to be constructed by Landlord on the Property. Notwithstanding any provision in this Lease to the contrary, Tenant warrants to Landlord that the Tenant Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party’s sole cost and expense. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property or Improvements for the conduct of Tenant’s business or proposed business thereon.

5. TAXES

5.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on, in or about any part of the Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Center. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent such taxes and assessments are taxed or assessed to and paid by Landlord following the Early Access Date, such taxes and assessments shall be reimbursed to Landlord by Tenant within ten (10) business days of any written request (supported by tax bills and documentation of actual payment by Landlord) for reimbursement. Tenant may contest any taxes or assessments levied against any alterations, additions, trade fixtures or personal property for which Tenant is responsible under this Section 5.1, but only if, (i) prior to such contest, Tenant pays the applicable taxes or assessments or takes any other actions (such as posting of a bond or other security, if applicable) that are necessary and sufficient to release the lien of the contested taxes or assessments from the Premises and the Property, and (ii) Tenant shall have provided Landlord reasonable prior notice of any such contest and an opportunity to be present at such contest or discussions in connection therewith. Landlord shall reasonably cooperate with Tenant in any action taken by Tenant to contest such taxes and assessments, including, without limitation, by providing Tenant with copies of any and all documentation reasonably requested to support such contest, subject to the provisions of Section 17.21(b) below.

5.2 Real Property. The parties shall reasonably cooperate to cause all real property taxes and assessments to be assessed to Landlord directly; however, to the extent the Property and/or Improvements are taxed or assessed to Tenant, Tenant shall be responsible for and shall pay prior to delinquency such real property taxes and assessments. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. To the extent the Property and/or Improvements are taxed or assessed to and paid by Landlord following the Rent Commencement Date, such real property taxes and assessments shall be reimbursed to Landlord by Tenant within ten (10) business days of any written request (supported by tax bills and documentation of actual payment by Landlord) for reimbursement. Tenant may contest any taxes or assessments levied against the real property, but only if, (i) prior to such contest, Tenant pays the applicable taxes or assessments levied against the Premises or the Property or takes any other actions (such as posting of a bond or other security, if applicable) that are necessary and sufficient to release the lien of the contested taxes or assessments from the Premises and the Property, and (ii) Tenant shall have provided Landlord reasonable prior notice of any such contest and an opportunity to be present at such contest or discussions in connection therewith. Landlord shall reasonably cooperate with Tenant in any action taken by Tenant to contest such taxes and assessments, including, without limitation, by promptly providing to Tenant any and all documentation reasonably requested by Tenant to support such contest. Promptly following the Rent Commencement Date, Landlord shall further make available for inspection and copying by Tenant and its representatives, upon reasonable prior notice by Tenant and at Tenant’s sole expense, all documents in the possession of Landlord or its project manager related to Landlord’s Work (as defined in the Workletter) and reasonably required to support a later tax contest, including, without limitation, all work invoices, contracts, change orders, documents reflecting progress payments made by any contractor or subcontractor (including, without limitation, documents reflecting the applicable percentage of completion at the time of such progress payment), documentation pertaining to cost of design and/or construction of such work, and documentation separately identifying the cost of all intermediate and final architectural drawings. During the term of this Lease, Landlord shall retain or cause its project manager to retain all such records related to Landlord’s Work (except that Landlord shall have the right to destroy such records or portions thereof from time to time during the term of this Lease, provided that Landlord shall first have given written notice to Tenant of Landlord’s intention to destroy such documents not less than six (6) months prior to the actual date of such destruction), and shall provide Tenant with reasonable access to such records from time to time at no cost to Landlord. Any documents provided or made available to or copied by Tenant pursuant to this Section 5.2 shall be subject to the provisions of Section 17.21(b) below.

6. MAINTENANCE AND OPERATING EXPENSES

6.1 Tenant’s Maintenance and Payment of Operating Expenses.

(a) During the Security/CAM Exclusivity Period, Tenant shall, at its sole cost and expense:

(i) maintain the Aboveground Structures (as defined in Section 9.1(b)) in accordance with Tenant’s maintenance obligations set forth in Section 9.2, and excluding Landlord’s maintenance obligations set forth in Section 9.1;

(ii) pay all expenses incurred by Tenant in connection with, or otherwise allocable to, the operation, repair and maintenance of the Aboveground Structures, including, without limitation, costs and expenses of (A) Tenant’s insurance specifically set forth in Article 11; (B) all utilities and services; (C) to the extent not otherwise provided for under Article 5 above, real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (D) capital improvements to the Improvements or the Center, pursuant to Section 8.1; (E) capital improvements incurred in connection with the Property (I) which are intended to effect economies in the operation, cleaning or maintenance of the Property, (II) that are required to comply with present or future conservation programs, or (III) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord and Tenant shall reasonably determine; and (F) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) allocable to the owner of the Center or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Property, as applicable, or any other property over which Tenant has exclusive or non-exclusive usage rights as contemplated in Section 1.1(b) hereof; and

(iii) pay, in accordance with the provisions of Section 6.2 below, all expenses incurred by Landlord in connection with, or otherwise allocable to, the operation, repair and maintenance of the Retained Maintenance Areas (as that term is defined in Section 9.1(b) below), including, without limitation, costs and expenses of (A) property management fees paid by Landlord to Britannia Management Services, Inc. or other property manager selected by Landlord from time to time, not to exceed a maximum amount equal to the greater of (I) two thousand dollars ($2,000) per Building per month or (II) two percent (2%) of the actual annual expenses (other than property management fees) incurred by Landlord as determined pursuant to Section 6.2 below; (B) all utilities and services; (C) to the extent not otherwise provided for under Article 5 above, real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (D) capital improvements incurred in connection with the Property (I) which are intended to effect economies in the operation, cleaning or maintenance of the Property, (II) that are required to comply with present or future conservation programs, or (III) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord and Tenant shall reasonably determine; and (E) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) allocable to the owner of the Center or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Property, as applicable, or any other property over which Tenant has exclusive or non-exclusive usage rights as contemplated in Section 1.1(b) hereof.

(b) Notwithstanding Section 6.1(a), Tenant shall not be obligated to maintain, repair or pay expenses or costs attributable to: (i) the work for which Landlord is required to pay under Article 4 or the Workletter, nor any costs attributable to the initial construction of buildings, on and off-site improvements, the Center or Common Area improvements in the Center, except as expressly provided for in this Lease or the Master Agreement or the Workletter; (ii) rent paid to any ground lessor; (iii) repairs by Landlord covered by proceeds of insurance or from funds provided by Tenant; (iv) legal fees, leasing commissions, marketing costs, advertising or promotional expenditures or other related expenses incurred by Landlord in connection with the Center; (v) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the original design, materials or workmanship of the Buildings, the Center or the Common Areas in Landlord’s Work (as defined in the Workletter); (vi) damage, costs and repairs necessitated by the negligence or willful misconduct of Landlord or its employees, suppliers, shippers, customers, sublessees, licensees, agents, contractors and invitees (collectively, “Landlord Invitees”); (vii) Landlord’s expenses, including, without limitation, general overhead expenses, except as provided in the Lease, Master Agreement or Workletter; (viii) costs incurred due to a violation by Landlord of the terms and conditions of the Lease, the Master Agreement or any other lease in the Center; (ix) costs of any service provided to Tenant for which Landlord is reimbursed by third parties, or other costs for which Landlord is actually reimbursed or receives a credit; (x) costs incurred by Landlord pursuant to Article 14 of this Lease in connection with an event of casualty or condemnation; (xi) interest, principal, points and fees related to any debt secured by a mortgage or deed of trust on the Property or otherwise encumbering all or any portion of the Property; (xii) penalties or costs arising from any violation of or incurred in order to comply with any applicable laws, rules or regulations governing the presence of hazardous substances, hazardous wastes or pollutants (as defined in Section 10.6) in, on, under, adjacent to or emanating from the Property, or removal, remediation, monitoring, management or cleanup of any hazardous substances, hazardous wastes or pollutants (as defined in Section 10.6) in, on, under, adjacent to or emanating from the Property (but nothing in this limitation shall relieve Tenant of direct responsibility for any express obligations of Tenant under this Lease with respect to compliance with laws and/or with respect to such hazardous substances, hazardous wastes or pollutants); (xiii) any costs or expenses incurred by or imposed upon Landlord as a condition of obtaining any permit, license or entitlement issued in connection with the initial phased development of the Center or any part thereof, except as otherwise provided in the Lease, Master Agreement or Workletter; (xiv) costs incurred in connection with the defense of Landlord’s title to all or any portion of the Project; (xv) depreciation on the Building, equipment or systems located therein; (xvi) costs incurred by Landlord for purchasing or leasing any sculpture, paintings or other works of art; (xvii) charitable and political contributions by Landlord; (xviii) costs related solely to the sale of all or part of the Project; (xix) fees, charges, penalties, bonds, costs, expenses and/or assessments imposed on the developer of the Property under any Development Agreement or other development related agreement for the Center with the City of South San Francisco and/or any other governmental authority having jurisdiction over the Center, except as otherwise expressly provided for in this Lease, the Master Agreement or Workletter, or as may be required for any changes made to the entitlements for the Property at the request of Tenant; (xx) interest, fines and penalties incurred by Landlord, except to the extent caused by any act or omission of Tenant; (xxi) insurance premiums for insurance carried by Landlord under this Lease, except to the extent (if any) expressly authorized elsewhere in this Lease; or (xxii) costs related to maintaining Landlord’s existence as an entity.

(c) Notwithstanding Sections 6.1(a), 9.1 and 9.2, during the Post-Exclusivity Period, (i) Tenant’s rights and obligations with respect to the self-management, control and maintenance of the Common Areas (including all Aboveground Structures, other than Buildings still leased by Tenant or its permitted assignees or sublessees, which Buildings shall remain completely self-managed, controlled and maintained by Tenant), shall revert to Landlord, (ii) all expenses allocable to or incurred in connection with Landlord’s operation and maintenance of the Common Areas (subject to the exclusions set forth in Section 6.1(b) above), as well as real property taxes and insurance reasonably allocable to the Common Areas or to the Center as a whole, shall be equitably prorated (presumptively on the basis of Building square footage) between the Buildings leased by Tenant and any occupiable Building space not leased by Tenant (or Tenant’s assignee or sublessee) (the “Third Party Space”), and (iii) Tenant shall remain solely responsible for Building-specific operating and maintenance expenses and real property taxes reasonably allocable to the Buildings leased by Tenant and shall not be responsible for any operating and maintenance expenses, real property taxes or insurance reasonably allocable to the Third-Party Space. At such time (if any) as this subsection (c) becomes applicable, Landlord and Tenant shall negotiate reasonably, diligently and in good faith and reduce to a mutually acceptable written agreement the details of the restructuring of management and maintenance responsibilities and the allocation of management and maintenance costs and expenses within the context of Tenant’s then existing leasing status within the Center, with the expectation that such details will generally follow the framework outlined above in this subsection (c) except to the extent the parties otherwise mutually agree at the time.

6.2 Determination and Payment of Landlord’s Operating Expenses. The procedures governing the determination and payment of operating expenses incurred by Landlord during any Security/CAM Exclusivity Period, as contemplated in Section 6.1(a)(iii) above, shall be as follows:

(a) Not later than six (6) weeks before the Rent Commencement Date, and thereafter on or before November 15 of each calendar year during the term of this Lease, Landlord shall provide for Tenant’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) a budget for Landlord’s anticipated costs and expenses relating to the operation, maintenance and repair of the Retained Maintenance Areas during the upcoming calendar year (or portion thereof, if applicable). The budget shall include provisions for anticipated maintenance and repair costs (including annual maintenance contracts, where appropriate, as well as maintenance or repairs falling outside the scope of such contracts), contingency reserves, capital reserves and other categories reasonable and customary for an office, research and development park of the nature and quality of the Center. Tenant shall have ten (10) business days in which to approve the budget (in which case it shall become the “Approved Budget” for the applicable period) or to object to the budget, in which event Landlord and Tenant shall meet and negotiate diligently, reasonably and in good faith with the intention of arriving in all events at an Approved Budget no later than four (4) weeks after the initial delivery of the proposed budget to Tenant.

(b) Beginning on the first day of the first calendar month following the Rent Commencement Date, and thereafter on the first day of each subsequent calendar month during the term of this Lease, Tenant shall pay to Landlord each month as additional rent under this Lease, in the same manner as payment of rent under Article 3, an amount equal to one-twelfth (1/12) of the total costs and expenses reflected in the Approved Budget (or, in the case of an Approved Budget covering less than a full calendar year, an amount reflecting a level monthly payment stream over the period covered by the Approved Budget). If at any time during the course of an Approved Budget period Landlord determines that its actual operating expenses for the applicable period will vary from the Approved Budget by more than five percent (5%), Landlord may submit a revised budget for Tenant’s review and approval in the same manner provided in subparagraph (a) above, and upon agreement by the parties on a new Approved Budget, Tenant’s monthly payments for the remainder of the period covered by the Approved Budget shall be adjusted appropriately.

(c) Landlord shall provide Tenant with copies of all vendor contracts and work orders executed or issued by Landlord or its property manager for work performed in connection with the Retained Maintenance Areas, but shall not be required to obtain Tenant’s approval of any such contracts or work orders falling within the scope of the Approved Budget. To the extent unanticipated circumstances cause or will cause Landlord’s expenses in any applicable budget category to exceed the Approved Budget for that category (after taking into account any contingency or other reserves available for such use at the time), Landlord will provide to Tenant for Tenant’s approval (not to be unreasonably withheld, conditioned or delayed) a bid, proposal, proposed work order or other similar document addressing the scope and cost of the required work and Tenant shall have five (5) business days in which to approve the proposal or work order (in which case Landlord shall proceed with the applicable work) or to object to the proposal or work order, in which event Landlord and Tenant shall meet and negotiate diligently, reasonably and in good faith with the intention of arriving as promptly as practicable at a mutual agreement on the necessity of, cost of and proposal for the applicable work. Tenant’s approval of any such contracts and/or work orders shall not impose any liability, responsibility or obligation on Tenant with respect to the work covered thereby. Notwithstanding the foregoing procedures, in the event of an emergency situation in which there is not time to pursue the foregoing bid solicitation and approval process, Landlord shall respond to such emergency situation as it deems appropriate in its reasonable judgment and Tenant shall not unreasonably withhold its subsequent approval of charges reasonably incurred by Landlord in its response to the emergency situation.

(d) Within four (4) months after the close of each calendar year, or as soon after such four-month period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail reconciling Landlord’s actual operating expenses for the year against the Approved Budget and the payments made by Tenant in the course of the year. If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such year previously made by Tenant, then Tenant shall pay any deficiency to Landlord within twenty (20) calendar days after delivery of the statement, and any excess payment by Tenant shall be credited against rent or other amounts next falling due under this Lease. Failure or inability of

Landlord to deliver the reconciliation statement within such four-month period shall not impair or constitute a waiver of Tenant’s obligation to pay Landlord’s operating expenses, or cause Landlord to incur any liability for damages.

(e) At any time within four (4) months after receipt of Landlord’s annual reconciliation statement for any applicable period pursuant to subparagraph (d) above, Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at the office of Landlord or its property manager or at such other location(s) as Landlord may reasonably designate in the San Francisco Bay Area, to inspect and examine the books and records of Landlord and its property manager (including without limitation contracts, invoices, and supporting documentation) relating to the operation, maintenance and repair of the Retained Maintenance Areas and the determination of Landlord’s operating expenses for the period covered by the statement and, if Tenant deems it appropriate, to request an independent audit of such books and records. The independent audit (if any) shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of Landlord’s actual operating expenses for the applicable period and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of operating expenses billed to or paid by Tenant for the applicable period was incorrect, then Tenant shall pay any deficiency to Landlord within twenty (20) calendar days after final determination of such deficiency and, in the case of an overpayment, the amount of such overpayment shall be credited against rent or other amounts next falling due from Tenant under this Lease. All costs and expenses of any audit shall be paid by Tenant unless the audit shows that Landlord overstated its operating expenses for the applicable period by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 6.2(e); provided that in accordance with Treasury Regulations Section 1.6011-4(b)(3)(iii), the parties hereto (and each employee, representative, or other agent of any party hereto) may disclose the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any party hereto relating to such tax treatment and tax structure. However, any information relating to tax treatment or tax structure shall remain subject to any confidentiality provisions of this Agreement (and the preceding sentence shall not apply) to the extent, but only to the extent, reasonably necessary to enable the parties hereto to comply with applicable securities laws. For purposes of this Section 6.2(c), “tax structure” means any fact that may be relevant to understanding the federal income tax treatment of the transaction.

7. UTILITIES

7.1 Payment. Commencing with the Rent Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water,

gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Tenant). It is the intention of the parties that all such services shall be separately metered to the Premises and Common Areas in the name of Tenant. However, if such costs are assessed to Landlord, Landlord shall either promptly forward the same to Tenant for direct payment or pay the same and seek reimbursement from Tenant. In latter case, Landlord shall be reimbursed by Tenant within ten (10) business days of any written request (supported by utility bills and documentation of actual payment by Landlord) for reimbursement by Landlord.

7.2 Interruption. Subject to Article 14, there shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises, the Property or any portion of either of them because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 7.2, however, in the event of any interruption or failure of any service or utility to the Building that (i) is caused in whole or in material part by the negligence or willful misconduct of Landlord or any Landlord Invitees and (ii) continues for more than twenty-four (24) hours after Tenant notifies Landlord of such interruption or failure and (iii) materially impairs Tenant’s ability to use the Building for its intended purposes hereunder, then following such twenty-four (24) hour period, Tenant’s obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the Building, and such abatement shall continue until Tenant’s use of the Building is no longer materially impaired by the interruption or failure.

8. ALTERATIONS; SIGNS

8.1 Right To Make Alterations. Tenant shall have the right to make alterations, additions or improvements (“Alterations”) to the Premises or the Property (subject, in the case of any Alterations to the Common Areas, to the provisions of subsection 1.2(a) (above)) from time to time without the prior written consent of Landlord; provided, however, that such Alterations are non-structural and do not involve approval under the Site Management Plan or Environmental Deed Restrictions; and provided further, that (a) Tenant shall notify Landlord in writing of such Alterations costing more than three million dollars ($3,000,000) in the aggregate during any twelve (12) month period, and (b) Tenant shall obtain the advance written approval of Landlord (which shall not be unreasonably withheld, conditioned or delayed) for such Alterations costing more than five million dollars ($5,000,000) in the aggregate during any twelve (12) month period. Tenant shall obtain the advance written approval of Landlord to the extent such Alterations involve structural Alterations or the approval under the Site Management Plan or Environmental Deed Restrictions, which approval shall not be unreasonably withheld, conditioned or delayed. All Alterations shall be completed with reasonable diligence in a first-class workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations, and with respect to that portion of the work that involves structural Alterations, shall be in compliance in all material respects with plans and specifications approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause any contractors engaged by Tenant for construction work in the Premises or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its members, partners, shareholders, property managers and lenders designated in writing by Landlord from time to time for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 8.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, or any roof or exterior wall penetrations, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant’s Alterations shall not cause any material impairment of Landlord’s ability to lease any of the Buildings upon the expiration and/or earlier termination of this Lease or any material and adverse effect on the value of the Property; however, subject to Section 8.2, Tenant shall have the absolute right to remove such Alterations at its election, provided that the Tenant shall promptly repair any damage caused by its removal. At the end of the Term, Tenant shall provide Landlord with a complete set of “as-built” drawings of the Building and, to the extent Tenant has made any Alterations in the Aboveground Structures (other than the Building) or any other portions of the Common Areas, with a complete set of “as-built” drawings of such Alterations.

8.2 Title To Alterations. With the exception of all casework, fumehoods and temperature controlled rooms, all movable furniture, equipment and trade fixtures, and personal property installed in, on or about the Premises or the Property (including, without limitation, all biological safety cabinets, refrigerators, freezers, benchtop scientific equipment, mass spectrometers, nuclear magnetic resonance equipment, specialty lab equipment (whether bolted to the floor or otherwise), glasswashes, autoclaves, tunnelwashers, cagewashers, bulk storage tanks, and trash compactors) shall, at the option and sole election of Tenant, (i) be removed upon expiration or termination of this Lease or (ii) become part of the Property and the property of Landlord; provided, however, that if Tenant elects to remove any such improvements and property, Tenant shall promptly repair any damage caused by its removal. Except as provided in the preceding sentence, all Alterations and Tenant Improvements (including, without limitation, all casework, fumehoods and temperature controlled rooms) shall become part of the Property and the property of Landlord. Notwithstanding any other provisions of this Article 8, and without limiting Tenant’s right to remove Alterations upon the expiration or termination of this Lease, (x) it is the intention of the parties that Landlord shall have title to, and shall be entitled to claim all tax attributes associated with, alterations, additions, improvements and equipment constructed or installed by Tenant or Landlord with funds provided by Landlord pursuant to the Tenant Improvement Allowance (as defined in the Workletter); and (y) it is the intention of the parties that Tenant shall be entitled to claim, during the term of this Lease, all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant with Tenant’s own funds (and without any payment or reimbursement by Landlord pursuant to the Tenant Improvement Allowance), despite the fact that the items described in this sentence are characterized in this Section 8.2 as removable by Tenant or becoming Landlord’s property upon the expiration or termination of this Lease, in recognition of the fact that Tenant will have installed and paid for such items, will have the right of possession of such items during the term of this Lease and will have the obligation to pay (directly or indirectly) property taxes on such items, carry insurance on such items and bear the risk of loss with respect to such items under Article 13 hereof. If and to the extent it becomes necessary, in implementation of the foregoing intentions, to identify (either specifically or on a percentage basis, as may be required under applicable tax laws) which alterations, additions, improvements and equipment constructed as part of Tenant’s Work under the Workletter have been funded through the Tenant Improvement Allowance and which have been constructed or installed with Tenant’s own funds, Landlord and Tenant agree to cooperate reasonably and in good faith to make such an identification by mutual agreement.

8.3 Tenant Trade Fixtures. Subject to Sections 8.1 and 8.5 (the latter of which shall be controlling in the case of signs, logos and insignia), Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any trade fixtures which are affixed to the Building or the Property or which affect the exterior or structural portions of the Building (including, but not limited to, any such installation or removal involving roof penetrations or exterior wall penetrations) or the building systems shall require Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall promptly repair any damage caused by installation and removal of trade fixtures under this Section 8.3.

8.4 No Liens. Tenant shall at all times keep the Premises and the Property free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises or the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises and the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

8.5 Signs. Tenant shall have the right to display its corporate name, logo and/or insignia on the Building and in front of the entrance to the Building, subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property, and subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) with respect to the method of attachment of any signage the attachment or installation of which involves any exterior wall penetrations or roof penetrations. Tenant shall immediately repair any damage caused by installation and removal of signs under this Section 8.5.

9. MAINTENANCE AND REPAIRS

9.1 Landlord’s Work.

(a) Landlord shall at all times repair and maintain or cause to be repaired and maintained, at Landlord’s sole expense and not as an operating expense recoverable under Article 6 hereof, the Building, Common Areas and the Improvements to the extent such repair or maintenance (i) is required due to the negligence or intentional misconduct of Landlord or Landlord Invitees, (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 4.2, Section 4.3 or Section 4.4 hereof, or (iii) is a capital expense not includible as an operating expense under Article 6 hereof made at Landlord’s election; in each case, except to the extent such repair or maintenance is required due to the negligence or willful misconduct of Tenant or Tenant Invitees.

(b) During the Security/CAM Exclusivity Period, Landlord shall at all times repair and maintain or cause to be repaired and maintained the Common Areas and all underground, underslab and undergrade portions of the Property (the “Retained Maintenance Areas,” which term shall be construed to exclude the Aboveground Structures as defined below), including, without limitation, all hardscape, landscape, sidewalks, paths, parking lots (but not parking structures), equipment pads and outdoor furniture affixed to the Property; provided, however, that except as provided in Section 9.1(a) or 9.2(b), Landlord shall not repair or maintain or cause to be repaired or maintained the Building or aboveground structures (including parking structures) within the Common Areas, or any boilers serving the Building (collectively, the “Aboveground Structures”). Subject to all applicable provisions of Article 6 above, Landlord shall repair and maintain the Retained Maintenance Areas in accordance with (i) the standards set forth in Exhibit F, (ii) the SSF Landscaping Considerations and Practices guidelines set forth in Exhibit G, and (iii) such other standards and practices as Landlord in its discretion may determine, consistent with the foregoing and with reasonable and customary maintenance practices for an office, research and development park of the nature and quality of the Center. To the extent reasonably necessary to permit Landlord to discharge its obligations under this Section 9.1(b), Landlord and its contractors shall have access to the Center pursuant to the provisions of Section 13.1. Costs of Landlord’s work under this Section 9.1(b) shall be allocated to Tenant to the extent provided in, or determined in accordance with, Article 6 above.

(c) During any Post-Exclusivity Period, Landlord shall at all times repair and maintain or cause to be repaired and maintained the Common Areas (including both the Retained Maintenance Areas and the Aboveground Structures other than any Buildings still leased by Tenant or its permitted assignees or sublessees). Costs of Landlord’s work under this Section 9.1(c) shall be allocated to Tenant to the extent provided in, or determined in accordance with, Section 6.1(c).

9.2 Tenant’s Obligation For Maintenance.

(a) Good Order, Condition And Repair. Except as provided in Section 4.2, Section 4.3, Section 4.4, Section 9.1, Section 9.3 and Article 14 hereof, during the Security/CAM Exclusivity Period, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair, ordinary wear and tear excepted, the Aboveground Structures, and every part thereof, wherever located, including but not limited to the roof, signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems in or serving the Premises, the HVAC equipment and related mechanical systems serving the Premises, all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Premises and all other interior repairs, foreseen and unforeseen, with respect to the Premises and the Aboveground Structures, as required. During any Post-Exclusivity Period, Tenant’s obligations under this paragraph shall apply only to the Building and shall exclude all other Aboveground Structures. Tenant’s maintenance and repair practices under this Section 9.2 shall conform to any applicable standards set forth in Exhibit F attached hereto, and to any supplemental standards or practices reasonably requested by Landlord from time to time, provided that such supplemental standards or practices are consistent with reasonably and customary standards and practices for buildings and structures in an office, research and development park of the nature and quality of the Center.

(b) Landlord’s Remedy. If Tenant fails to make or perform any repairs or maintenance which are the obligation of Tenant hereunder and such failure continues for ten (10) business days or more after Landlord gives Tenant written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 10-day period, then if Tenant fails to commence performance within such 10-day period and thereafter to pursue such performance diligently to completion), then Landlord shall have the right, but shall not be required, to enter the Premises and the Center (pursuant to the provisions of Section 13.1) and make the repairs or perform the maintenance necessary to restore the Premises and Building and Common Area to good and sanitary order, condition and repair. Within ten (10) days after written demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear and casualty damage (the latter of which shall be governed by the provisions of Article 14 hereof) excepted, first, however, removing all goods and effects of Tenant and all fixtures and items elected to be removed by Tenant pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Tenant as contemplated in Sections 8.1 and 8.2), and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant upon the surrender of the Premises to Landlord, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal, subject to the provisions of California law.

9.3 Maintenance and Repair Obligations Regarding Environmental Condition of Soil and Groundwater. Notwithstanding any other provision of this Lease or the Master Agreement, and subject to the provisions of Section 9 of the Master Agreement, Landlord shall have the sole obligation, at its sole cost and expense (except as otherwise expressly provided in this Lease or in the Master Agreement), to install, maintain, repair, restore, or monitor any condition of the real property or any measure or structure pertaining to that condition (such as a soil, asphalt, or concrete cap over exposed soil or monitoring wells or other monitoring devices) as required by any applicable environmental agency for the occupancy of the Property. In connection with any such work performed by Landlord, this obligation includes, without limitation, compliance with all requirements of the Site Management Plan (as it may be modified or amended from time to time), any Environmental Deed Restrictions recorded against the Property, and any environmental Operation and Maintenance Plan for the Property. Tenant agrees that it will not conduct any activities on the Property which will penetrate beneath the concrete floors and vaults of the shell constructed by Landlord or which will penetrate the surface of the soil in exposed areas, except as provided in (and then only in compliance with the provisions of) Section 9 of the Master Agreement.

10. USE OF PROPERTY

10.1 Permitted Use. Subject to Sections 10.3, 10.4 and 10.6 hereof, Tenant shall use the Premises solely for offices and/or a laboratory and research and development facility, which use may include (but is not limited to) wet chemistry and biology labs, clean rooms, storage and use of toxic and radioactive materials (subject to the provisions of Section 10.6 hereof), manufacturing and warehousing of pharmaceutical products, administrative offices, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Building), and for no other purpose, unless Landlord in its reasonable discretion otherwise consents in writing.

10.2 [Intentionally Omitted]

10.3 No Nuisance. Tenant shall not use the Premises for or carry on or permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, and in each case, constituting a “public nuisance” as defined in Cal. Civil Code Section 3480, nor interfere with the rights of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements. Landlord represents and warrants to Tenant that the permitted use set forth in Section 10.1 conducted in a normal and ordinary manner shall not constitute a use prohibited by Landlord’s insurance pursuant to Article 11.

10.4 Compliance With Laws. Tenant and Tenant Invitees shall not use the Premises or Property, or permit the Premises or the Property to be used, in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises, Property and Improvements equipped with all safety appliances required by law or ordinance on the Property, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises or Property. Tenant shall procure all licenses and permits required for Tenant’s particular use of the Premises or Property. Tenant shall use the Premises and the Property in accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to Tenant’s particular use of the Premises and the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities of the Premises and the Property, and in each case, subject to the Site Management Plan dated May, 2002 for the Property, as approved by the California Department of Toxic Substances Control by letter dated June 28, 2002 referencing “Conditional Approval of Final Site Management Plan, Former

Fuller-O’Brien Site, 450 East Grand Avenue, South San Francisco, California” (such Plan, as it may be amended from time to time in accordance with this Lease, being referred to herein as the “Site Management Plan”) and Environmental Deed Restrictions (collectively, “Requirements”) because of Tenant’s construction of improvements or other particular use of the Premises or Property. Landlord shall comply with all Requirements related to the Premises and Property not related to Tenant’s particular use of the Premises and/or Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant’s construction of improvements in the Premises or other particular use of the Property shall, at Tenant’s election, either (i) be made by Tenant, at Tenant’s sole cost and expense, in accordance with the procedures and standards set forth in Section 8.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant’s sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord approved in advance by Tenant in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

10.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

10.6 Environmental Matters.

(a) For purposes of this Section, “hazardous substance” shall mean (i) the substances included within the definition of the term “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the substances included within the definition of “hazardous substance” under the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the substances included within the definition of “hazardous materials” under the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 25500 et seq., and regulations promulgated thereunder, as amended, (iv) the substances included within the definition of “hazardous substance” under the Underground Storage of Hazardous Substances provisions set forth in California Heath & Safety Code §§ 25280 et seq., and (v) petroleum or any fraction thereof ; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, “RCRA”), (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL;

and “pollutant” shall mean all substances defined as “pollutant,” “pollution,” “waste,” contamination,” or “hazardous substance” under the Porter-Cologne Water Quality Control Act, California Water Code §§ 13000 et seq.

(b) Without limiting the generality of the obligations set forth in Section 10.4 of this Lease:

(i) Tenant shall not cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except that Tenant, in connection with its permitted use of the Property as provided in Section 10.1, may keep, store and use materials that constitute hazardous substances or hazardous waste which are customary for such permitted use, provided such hazardous substances or hazardous waste are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with subparagraphs (ii) and (iii) immediately below. Notwithstanding the foregoing, except as otherwise expressly set forth in this Lease or in the Master Agreement, Tenant shall bear no responsibility with respect to, and Landlord shall defend and indemnify Tenant against, any third-party claims arising out of: (x) any hazardous substances, hazardous waste or pollutants brought upon, left, stored or used in or about the Property prior to the Early Access Date, and (y) any such substances, wastes or pollutants found on or about the Property (present in the soil or groundwater or otherwise) after the Early Access Date unless Landlord establishes that such substances and/or waste was released at the Property after the Early Access Date either by Tenant or by Tenant Invitees. Notwithstanding the foregoing provisions of this Section 10.6(b)(i), however, in the event the presence of any such hazardous substances, hazardous wastes or pollutants described in clause (x) of the preceding sentence results in a material impairment of Tenant’s ability to use the Building for its intended purposes hereunder, then Tenant’s obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant’s use of the Building, and such abatement shall continue until Tenant’s use of the Building is no longer materially impaired. Landlord’s indemnity obligations under clause (y) above shall not include any claims for damages or losses to Tenant itself (including, without limitation, Tenant’s alleged loss of profits or the alleged losses, costs and expenses of any interruption in Tenant’s business operations) or claims brought by any Tenant Invitees. Nothing in this Section 10.6(b)(i) shall release Tenant from the responsibility to comply with the Environmental Deed Restrictions as identified in Section 10.6(b)(xii) hereof.

(ii) Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or hazardous wastes by Tenant or Tenant Invitees, and Tenant shall provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time, at Landlord’s request and otherwise subject to the provisions of Section 10.6(b)(v).

(iii) Tenant shall not: (A) operate on or about the Property any facility required to be permitted or licensed under applicable law as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result), nor (D) store any hazardous wastes on or about the Property in violation of any federal or California laws or in violation of the terms of any federal or California licenses or permits held by Tenant.

(iv) Tenant shall not install any underground storage tanks on the Property without the prior written consent of Landlord and prior approval by the California Department of Toxic Substances Control and all other applicable governmental authorities. If and to the extent that Tenant obtains all such required consents and approvals and installs any underground storage tanks on the Property, Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to such underground storage tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 25281(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

(v) To the extent any of the documents or materials described in subparagraphs (A) through (C) below are filed with or (in the case of permits) obtained from any governmental or quasi-governmental authority by Tenant in the ordinary course of its business operations in the Building and/or in compliance with laws, rules, regulations or orders of any such authority applicable to Tenant’s business operations in the Building, Tenant shall provide copies of such documents and materials (as and to the extent they then exist) to Landlord within sixty (60) days after Tenant commences its business operations in the Building. Thereafter, as and when any new, amended or updated versions of documents or materials described in subparagraphs (A) through (D) below are filed with or (in the case of permits) obtained from any governmental or quasi-governmental authority by Tenant, Tenant shall provide copies of such new, amended or updated versions of such documents and materials to Landlord promptly following their filing with or receipt from the applicable authority, and in all events prior to the end of the calendar year within which such filing or receipt occurs. To the extent any of the documents or materials described in subparagraphs (E) through (G) below are filed with any governmental or quasi-governmental authority by Tenant in the ordinary course of its business operations in the Building and/or in compliance with laws, rules, regulations or orders of any such authority applicable to Tenant’s business operations in the Building, Tenant shall maintain copies of such documents and materials on or near the Property and shall permit Landlord or its representatives to inspect or copy such documents and materials annually upon request and otherwise as reasonably requested by Landlord, during normal business hours and upon reasonable notice. All documents and materials provided or made available by Tenant to Landlord pursuant to this subparagraph (v) are solely for Landlord’s information, are provided or made available without any representation or warranty of any kind by Tenant, and are subject to the provisions of Section 17.21(b) below.

(A) Any Hazardous Materials Management Plan required with respect to Tenant’s operations at the Property, pursuant to California Health & Safety Code §§ 25500 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(B) Any Air Toxics Emissions Inventory Plan required with respect to Tenant’s operations at the Property, pursuant to California Health & Safety Code §§ 44340 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing.

(C) All industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property, and all air quality management district permits issued to or held by Tenant from time to time in connection with its operations on the Property.

(D) Any biennial Hazardous Waste Generator reports or notifications furnished to the California Department of Toxic Substances Control or other applicable governmental authorities from time to time pursuant to California Code of Regulations Title 22, §§ 66262.41, any similar successor provisions and/or any amendments to any of the foregoing, to the extent related to the Property or Tenant’s operations on the Property.

(E) All Hazardous Waste Manifests required under California Health & Safety Code § 25160, any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, to the extent related to the Property or Tenant’s operations on the Property.

(F) Any Hazardous Waste Generator Reports regarding source reductions, as required from time to time pursuant to California Health & Safety Code §§ 25244.20 et seq., any regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, to the extent related to the Property or Tenant’s operations on the Property.

(G) Any Hazardous Waste Generator reports or notifications not otherwise described in the preceding subparagraphs and required from time to time pursuant to California Health & Safety Code § 25153.6, California Code of Regulations Title 22, Division 4.5, Chapter 12, §§ 66262.10 et seq. (“Standards Applicable to Generators of Hazardous Waste”), any other regulations promulgated thereunder, any similar successor provisions and/or any amendments to any of the foregoing, to the extent related to the Property or Tenant’s operations on the Property.

(vi) Tenant shall secure Landlord’s prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of “radioactive materials” or “radiation,” as such materials are defined in Title 26, California Code of Regulations § 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials (x) for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval (if applicable), or (y) which Tenant is authorized to use pursuant to the terms of a Radioactive Material License (if any) issued by the State of California, provided that Tenant has delivered a copy of such License to Landlord. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

(A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to the Property;

(B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant’s business on the Property from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval and/or a California Radioactive Material License with respect thereto as contemplated above; and

(C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant’s business on the Property from time to time.

(vii) Tenant shall comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the reporting to the governmental authority of any reportable release into the environment, including into soils or groundwater at the Property, of any hazardous wastes or hazardous substances or radiation or radioactive materials by Tenant or its agents or employees in connection with the operation of Tenant’s business on the Property. Tenant shall give Landlord, as soon as reasonably practicable, verbal notice of any such release that is required to be reported to a governmental authority, and shall follow such verbal notice with written notice to Landlord of such release within forty-eight (48) hours of the time at which Tenant became aware of such release or longer as required by law; provided however that such notification is not required for (i) any minor spills onto the interior paved portions of

Buildings which are promptly contained and cleaned up; and (ii) any exceedances or noncompliances by Tenant with the South San Francisco Industrial Wastewater Ordinance or with any requirement of the Bay Area Air Quality Management District. Notwithstanding any other provision of this subsection, Tenant shall provide both verbal notice and written notice pursuant to the time requirements of the preceding sentence for any releases of hazardous waste, hazardous substances, or radioactive materials to soil or groundwater at or beneath the Property.

(viii) Tenant shall indemnify, defend (with counsel jointly selected by Landlord and Tenant) and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, actual loss of rental income), damages, liabilities, costs, legal fees and expenses to the extent proved by Landlord to arise out of (A) any failure by Tenant to comply with any of its obligations under this Section 10.6(b), or (B) any receipt, use, handling, generation, transportation, storage, treatment which results in a release and/or disposal of any hazardous substance or hazardous waste or any radioactive material or radiation in soil or groundwater or in the Aboveground Structures on or about the Property as a proximate result of Tenant’s use of the Property or as a result of any intentional or negligent acts or omissions of Tenant or Tenant Invitees; provided, however, that such indemnification shall not apply to the extent that any such receipt, use, handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or hazardous waste or any radioactive material or radiation on or about the Property results from any failure by Landlord to comply with any of its obligations under this Section 10.6(b), or any intentional or negligent acts or omissions of Landlord or Landlord Invitees.

(ix) Upon request, and subject to Tenant’s security measures for the Premises, Tenant shall grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant’s receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without Landlord thereby being deemed guilty of any disturbance of Tenant’s use or possession. Landlord and its agents shall use reasonable care to minimize any disturbance to Tenant or its business operations in connection with any such inspection.

(x) Notwithstanding Landlord’s rights of inspection and review under this Section 10.6(b), Landlord shall have no obligation or duty to so inspect or review, and neither Tenant nor any third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section 10.6(b). Landlord shall provide Tenant from time to time at the reasonable request by Tenant, a copy of any Hazardous Materials Management Plan required from time to time with respect to the Property (other than Tenant’s Hazardous Materials Management Plan), pursuant to California Health & Safety Code §§ 25500 et seq., and any regulations promulgated thereunder, as amended, without a representation or warranty by Landlord of any kind. Within thirty (30) days after the termination or expiration of this Lease (other than any such termination or expiration occurring in connection with a purchase of the Property by Tenant), Landlord at its sole cost and expense shall obtain and deliver to Tenant an environmental study, performed by an expert designated by Landlord and reasonably approved by Tenant, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Building and other appropriate portions of the Property (if any), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease.

(xi) By entering into this Lease and leasing the Property as permitted herein, Tenant is not assuming any responsibility or obligation to conduct or implement any current or future investigation, remediation, corrective action, closure, post-closure or other environmental response and regulatory measures at the Property or for any other offsite property, including any obligation to address any newly-discovered contamination at the Property or for any other offsite property, not proximately caused by the Tenant. Landlord shall ensure that it (or its predecessors-in-interest on the Property) shall continue to conduct all such measures or activities on the Property to satisfy these obligations under RCRA and the CHWCL for the past contamination on and emanating from the Property, including responding to any orders or requirements of any governmental or quasi-governmental authorities with respect to any newly-discovered contamination of hazardous substances, hazardous wastes, or pollutants, to the extent such newly-discovered contamination is not a proximate result of Tenant’s use of the Property and is not a result of any intentional or negligent acts or omissions of Tenant or Tenant Invitees.

(xii) Landlord has informed Tenant that the Property and the use and occupancy thereof are subject to certain Deed Restrictions (Covenants to Restrict Use of Property/Environmental Restrictions) recorded December 11, 2000 as Instruments No. 2000-156137 and 156138, respectively, in the Official Records of San Mateo County (the “Environmental Restriction”). The Environmental Restriction, together with any future environmental deed restrictions applicable to the Property and any modifications thereto are collectively referred to herein as the “Environmental Deed Restrictions”. Landlord has provided copies of the Environmental Restriction to Tenant prior to Tenant’s execution of this Lease, and shall provide Tenant from time to time any future Environmental Deed Restrictions on the Property and any modifications thereto. As required under Section 3.03 of the Environmental Restriction, Landlord hereby notifies Tenant that a release of hazardous substances has come to be located on or beneath the Property. Landlord further advises Tenant that additional information regarding the remedial measures and undertaken and to be undertaken with respect to such release of hazardous substances on or beneath the Property is available from the administrative orders and reports described in the Environmental Restriction. Tenant shall not engage in any use of the Property nor any activity on or about the Property in violation of the Site Management Plan in effect as of the date of this Lease (a copy of which plan has been provided to Tenant) or of any modified or successor site management plan adopted from time to time by Landlord for the Property and delivered in written form by Landlord to Tenant, or in violation of any Environmental Deed Restrictions; provided, however, that Landlord will not modify any provisions of the current Site Management Plan or the current Environmental Restriction, or enter into any new Environmental Deed Restrictions or Site Management Plans, subsequent to the date of this Lease in any way that may further materially restrict or prohibit Tenant’s use of or activities on the Property absent Tenant’s prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed, unless such modifications are required by applicable governmental authorities. In the case of any such modifications required by applicable governmental authorities, Landlord and Tenant shall cooperate diligently and in good faith in the exercise of commercially reasonable efforts to try to eliminate or minimize any material adverse effect of such governmental requirements on the conduct of Tenant’s business on the Property. Landlord shall meet all requirements of the Site Management Plan and Environmental Deed Restrictions in connection with Landlord’s Work, including, without limitation, maintaining the soil cap subject to the requirements of any applicable Site Management Plan.

(c) Subject to the limitations set forth in Section 10.6(b)(i) with respect to any indemnity arising under the circumstances described therein, Landlord shall indemnify, defend (with counsel jointly selected by Landlord and Tenant) and hold Tenant harmless from and against any and all claims (whether asserted by private parties or government agencies or any others), losses, damages, liabilities, penalties, administrative actions, fines, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on or under or emanating from the Property of any hazardous substances or hazardous wastes or pollutants or radiation or radioactive materials prior to or as of the Early Access Date (other than as a result of any intentional or negligent acts or omissions of Tenant or Tenant Invitees), (ii) the presence on or under or emanating from the Property of any hazardous substances or hazardous wastes or pollutants or radiation or radioactive materials after the Early AccessDate (other than as a result of any intentional or negligent acts or omissions of Tenant or Tenant Invitees), (iii) any release into the environment (including, but not limited to, the Property) of any hazardous substances or hazardous wastes or pollutants or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or Landlord Invitees, and/or (iv) any requirements which any government agency seeks to impose related to the closure, the post-closure (including financial assurances), or corrective action or similar actions with respect to the hazardous waste facility and solid waste management units previously existing at the Property under RCRA or the CHWCL, except to the extent any such requirements result from any intentional or negligent acts or omissions of Tenant or Tenant Invitees affecting the soil or groundwater at or beneath the Property.

(d) The provisions of this Section 10.6 shall survive the termination of this Lease.

11. INSURANCE AND INDEMNITY

11.1 Insurance.

(a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, commercial general liability insurance to protect Tenant against liability to the public, or to any invitee of Tenant, resulting from any accident occurring in, upon or about the Property, with a combined single limit of liability of not less than five million dollars ($5,000,000) per occurrence for bodily injury and property damage. Such insurance shall name Landlord, its manager, its property manager and any lender holding a deed of trust on the Property from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease.

(b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s sole cost and expense (subject to the rent schedule set forth in Section 3.1(a) above), commercial general liability insurance to protect Landlord against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with a combined single limit of liability of not less than five million dollars ($5,000,000) per occurrence for bodily injury and property damage.

(c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord’s sole cost and expense (subject to the rent schedule set forth in Section 3.1(a) above), policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss – Special Form [CP1030]” or its equivalent) for the Building Shell (as defined in the Workletter) of the Building, for the improvements in the Common Areas of the Property, and for those elements of the Tenant Improvements initially constructed by Landlord at the request of Tenant, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance shall have such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. Landlord shall also maintain in full force and effect at all times during the term of this Lease, at Landlord’s sole cost and expense (subject to the rent schedule set forth in Section 3.1(a) above), earthquake insurance on the Building Shell, on the improvements in the Common Areas of the Property and on those elements of the Tenant Improvements initially constructed by Landlord at the request of Tenant, which insurance shall have full replacement value coverage amounts (subject to availability of such full replacement coverage in commercial insurance markets), such commercially reasonable deductibles and such other terms as Landlord in its discretion determines to be appropriate; provided that the premiums payable by Landlord (without regard to Tenant’s contribution as set forth in the rent schedule set forth in Section 3.1(a)) for such insurance do not exceed twenty-five cents ($0.25) per square foot per month, in which case the coverage amounts, commercially reasonable deductibles and such other terms shall be as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance or earthquake insurance for any alterations, additions or improvements installed by Tenant in the Building or on or about the Property.

(d) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant’s cost and expense, policies of property insurance providing protection against “all risk of direct physical loss” (as defined by and detailed in the Insurance Service Office’s Commercial Property Program “Cause of Loss-Special Form [CP1030]” or its equivalent) for the Tenant Improvements constructed by Tenant pursuant to the Workletter and on all other alterations, additions and improvements installed by Tenant or at Tenant’s request from time to time in or about the Premises (other than Tenant Improvements initially constructed by Landlord at the request of Tenant), on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an “agreed amount” basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. Tenant shall have no obligation to carry property damage insurance coverage for the Building Shell or for Tenant Improvements initially constructed by Landlord at Tenant’s request.

(e) During the course of construction of the improvements being constructed by Landlord and Tenant under Section 4.1 and the Workletter, Landlord and Tenant respectively shall each procure and maintain in full force and effect, at its respective sole cost and expense, policies of builder’s risk insurance on the improvements respectively being constructed by it, in such amounts and with such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate with respect to the insurance to be maintained by Landlord, and in such amounts and with such commercially reasonable deductibles and other terms Tenant may reasonably determine to be appropriate with respect to the insurance to be maintained by Tenant. Each party’s respective builder’s risk policy shall name both Landlord and Tenant as insureds as their interests may appear. To the extent either party’s respective builder’s risk policy does not include earthquake insurance, the parties acknowledge and agree that unavailability of insurance proceeds following an earthquake during the course of construction shall not excuse the applicable party from being required to restore, rebuild and complete at its own expense (except, in the case of Tenant, for Tenant’s right to receive any remaining portion of the applicable Tenant Improvement Allowance not yet disbursed at the time of the earthquake) the construction of its respective improvements pursuant to this Lease.

(f) Quality of Policies and Certificates. All policies of insurance required hereunder shall be issued by responsible insurers. With respect to the policies required by Landlord and Tenant for their respective liabilities, all policies shall be written as primary policies and not contributing, except that Landlord’s policy or policies may be primary and contributing. Each party shall deliver to the other party summaries of insurance or certificates of insurance showing that said policies are in effect. If either party fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 11 or to pay the premium therefor, then the other party, at its option and in addition to its other remedies, but without obligation so to do, may after providing the other party with written notice of such failure or non-payment and ten (10) business days from delivery of such notice to cure such failure or non-payment, procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of such party shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Each party shall give the other party at least thirty (30) days prior written notice of any cancellation or nonrenewal of insurance required to be maintained under this Article 11, and shall obtain a written Certificate of Insurance from each insurer under policies required to be maintained by it to endeavor to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.

11.2 Workers’ Compensation. Landlord and Tenant shall maintain in full force and effect during the term of this Lease workers’ compensation insurance to the extent required by law and in at least the minimum amounts required by law, covering such party’s respective employees (if any) working on the Property.

11.3 Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to any claims arising out of any matters covered or required to be covered by the following insurance: (i) ”All Risk” Property insurance, (ii) Builder’s Risk insurance and (iii) worker’s compensation insurance (if applicable). This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Coverage provided by insurance maintained by Landlord and Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

11.4 Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by available fire insurance, and that Tenant’s particular use of the Premises and Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises or Property to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord’s costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

11.5 Indemnification.

(a) Except as otherwise expressly provided for in this Lease, Tenant shall indemnify, defend and hold Landlord and its members, managers, partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees and expert fees, at trial and on appeal), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises or Property by Tenant or any Tenant Invitees (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Premises or Property by Tenant or any Tenant Invitees pursuant to Section 2.2 hereof) from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or Landlord Invitees. Tenant shall give notice as soon as practicable to Landlord of any material casualty or accident in, on or about the Property. Notwithstanding the foregoing, this indemnification provision does not apply to any action, claim, demand, costs, damage or expense arising because of an environmental condition; any such indemnities are as set forth in Article 10.

(b) Except as otherwise expressly provided for in this Lease, Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees and expert fees, at trial and on appeal), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Property by reason of any negligence or willful misconduct or omission by Landlord or Landlord Invitees, or pursuant to Landlord’s indemnification obligations under Section 10.6(c). Notwithstanding the foregoing, this indemnification provision does not apply to any action, claim, demand, costs, damage or expense arising because of an environmental condition; any such indemnities are as set forth in Article 10.

11.6 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called “blanket policy” insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished. Without limiting the generality of the requirement set forth at the end of the preceding sentence, property insurance provided under a blanket policy shall provide full replacement cost coverage and liability insurance provided under a blanket policy shall include per location aggregate limits meeting or exceeding the limits required under this Article 11.

12. SUBLEASE AND ASSIGNMENT

12.1 Assignment And Sublease Of Premises. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Premises or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing provisions, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be materially incompatible with Landlord’s use of the balance of the Property, unless the proposed use is within the permitted uses specified in Section 10.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) no issuance or sale of Tenant’s capital stock through any public securities exchange nor any other issuance of Tenant’s capital stock for bona fide financing purposes shall be deemed to be an assignment, subletting or transfer hereunder or require Landlord’s consent hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent (but with prior or concurrent written notice by Tenant to Landlord), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires all or substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this

Section 12.1, however, the provisions of Section 12.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

12.2 Rights Of Landlord.

(a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 12, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default beyond the applicable notice and cure period by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant’s assignee, or any receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant beyond the applicable notice and cure period, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 12.2(c), below).

(b) Upon any assignment of Tenant’s interest in this Lease for which Landlord’s consent is required under Section 12.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for alterations or improvements (including, but not limited to, third-party architectural and space planning costs) in the Premises in connection with such assignment, (ii) the cost of Tenant’s other alterations or improvements made to the Premises prior to such assignment, amortized over the remaining term of this Lease and prorated based on the square footage of the assigned portion of the Premises, and (iii) any real estate commissions and attorneys’ fees actually incurred by Tenant in connection with such assignment.

(c) Upon any sublease of all or any portion of the Premises for which Landlord’s consent is required under Section 12.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the minimum rental due and share of operating expenses payable hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the entire Premises for the applicable period under this Lease) to reflect the size of the subleased portion of the Premises, (ii) any costs incurred by Tenant for alterations or improvements in the subleased portion of the Premises (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, (iii) the cost of Tenant’s other alterations or improvements made to the Premises prior to such sublease, amortized over the remaining term of this Lease and prorated based on the square footage of the subleased portion of the Premises, and (iv) any real estate commissions and attorneys’ fees actually incurred by Tenant in connection with such sublease.

13. RIGHT OF ENTRY AND QUIET ENJOYMENT

13.1 Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Premises, subject to Tenant’s reasonable and customary security and operating procedures, at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises and Building or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord is required or permitted to make hereunder, to show the Premises or Building to prospective purchasers, to show the Premises or Building to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises, the Building or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

13.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

14. CASUALTY AND TAKING

14.1 Damage or Destruction.

(a) If the Building or the Common Areas of the Property necessary for Tenant’s use and occupancy of the Building are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year following the date of the occurrence (or, in the case of an occurrence during the last three (3) years of the term of this Lease, within a period of sixty (60) days following the date of the occurrence), then this Lease shall continue in full force and effect and the Premises shall be repaired and restored as provided in Section 14.1(e).

(b) In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant’s ability to conduct its business in the Premises, then Tenant may terminate this Lease as of the date of the occurrence by giving written notice to Landlord within thirty (30) days after the date of the occurrence. If Tenant does not timely elect such termination, or if such damage or destruction does not materially impair Tenant’s ability to conduct its business in the Premises, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental, based upon the extent to which Tenant’s ability to conduct its business in the Premises is impaired, and Landlord (as to the Common Areas, the Building Shell and any Tenant Improvements initially constructed by Landlord at Tenant’s request) and Tenant (as to the remainder of the Tenant Improvements and any Alterations installed by Tenant) respectively shall restore the indicated portions of the Common Areas, Building Shell, Tenant Improvements and Alterations to a complete architectural whole and to a functional condition.

(c) In the event of damage or destruction which occurs more than three (3) years prior to the expiration of the initial term of this Lease and which cannot reasonably be repaired within one (1) year, Tenant may either elect to terminate this Lease as of the date of the occurrence or elect to continue this Lease in full force and effect by giving written notice to Landlord within thirty (30) days after the date of the occurrence.

(d) In the event of damage or destruction which occurs during the last three (3) years of the term of this Lease and which cannot reasonably be repaired within sixty (60) days, then either Tenant or Landlord may elect to terminate this Lease as of the date of the occurrence by giving written notice to the other party within thirty (30) days after the date of the occurrence; provided that if Landlord elects to terminate this Lease under this sentence, Tenant may override Landlord’s termination notice by electing to exercise its Purchase Option under Section 7 of the Master Agreement or its option to extend this Lease under Section 2.6 of this Lease by written notice to Landlord within thirty (30) days after receipt of Landlord’s termination notice. Any such accelerated notice of Tenant’s exercise of the Purchase Option or extension option shall be final and binding when sent, but shall not accelerate the actual closing date(s) for consummation of the Purchase Option or the actual effective date for the extension option, as applicable.

(e) In the event Landlord or Tenant, as applicable, does not elect to terminate this Lease as provided and within the time permitted under this Section 14.1 after an event of damage or destruction, or Tenant overrides Landlord’s termination notice under Section 14.1(d), then Landlord, as to the Common Areas of the Property, the Building Shell and any Tenant Improvements initially constructed by Landlord at Tenant’s request, and Tenant, as to the Tenant Improvements and other Alterations (if any) constructed by Tenant in the Building, shall commence and complete, with reasonable efforts and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to a condition comparable to that existing immediately prior to the occurrence. Notwithstanding, in the event Landlord’s repair and restoration is not completed within one (1) year (or sixty (60) days in accordance with the first sentence of Section 14.1(a)), as applicable, subject to any material delay caused by Tenant or Force Majeure event (as defined in the Workletter), which such Force Majeure event shall in no case exceed six (6) months in the aggregate, then upon the expiration of such period, Tenant may terminate this Lease by giving written notice to Landlord of such termination; provided, however, that such termination shall not be effective if Landlord shall thereafter complete such repair and restoration within sixty (60) days after the date of such notice.

(f) The respective obligations of Landlord and Tenant pursuant to Section 14.1(a)-(e) are subject to the following limitations:

(i) If the occurrence results from a peril which is required to be insured pursuant to Section 11.1(c) and (d) above, the obligations of either party shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the party’s permitted deductible (provided that each party shall be obligated to use its reasonable efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Section 11.1(c) or (d), as applicable), and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If the occurrence results from a peril which is not required to be insured pursuant to Section 11.1(c) and (d) above and is not actually insured, Landlord shall be required to repair and restore the Building Shell and the Common Areas to the extent necessary for Tenant’s continued use and occupancy of the Premises, and Tenant shall be required to repair and restore the Tenant Improvements to the extent necessary for Tenant’s continued use and occupancy of the Premises, provided that each party’s obligation to repair and restore shall not exceed an amount equal to twenty percent (20%) of the replacement cost of the Building Shell and Common Area improvements, as to Landlord, or twenty percent (20%) of the replacement cost of the Tenant Improvements in the Premises, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

(g) If this Lease is terminated pursuant to the foregoing provisions of this Section 14.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 11.1(c) and (d), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(h) From and after the date of an occurrence resulting in damage to or destruction of any of the Building or of the Common Areas necessary for Tenant’s use and occupancy of the Premises, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired.

14.2 Condemnation.

(a) If during the term of this Lease the Building, the Property or Improvements, or any substantial part of any of them, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Building at Landlord’s election by written notice given to Tenant within thirty (30) days after the taking has occurred, if the taking affects a material portion of the Building or of the Common Areas reasonably necessary for the use and operation of the Building, and (ii) this Lease shall terminate as to the entire Building at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Property or of the Building taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the Premises (or the balance thereof, if applicable) for Tenant’s business operations. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the Building Shell and the Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Tenant Improvements and Tenant’s other alterations, additions and improvements in the Premises to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective reasonable efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Building or Property.

(b) The respective obligations of Landlord and Tenant pursuant to Section 14.2(a) are subject to the following limitations:

(i) Each party’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 14.2(a), an amount equal to twenty percent (20%) of the replacement cost of the Building Shell and the Common Area improvements, as to Landlord, or twenty percent (20%) of the replacement cost of the Tenant Improvements in the Premises, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 14.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 14.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

14.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Premises at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease, and (b) any condemnation awards or proceeds described in Section 14.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 14.2(b)(ii), notwithstanding any contrary provisions of this Section 14.3.

14.4 Restoration Of Improvements. In connection with any repair or restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld, conditioned or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant’s conduct of its business in the Premises (in which case any such modifications in Landlord’s work shall require Tenant’s consent, not unreasonably withheld, conditioned or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Building (in which case any such modifications in Tenant’s work shall require Landlord’s consent, not unreasonably withheld, conditioned or delayed).

15. DEFAULT

15.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a) Abandonment. Abandonment of the Premises. “Abandonment” is hereby defined to include, but is not limited to, any absence by Tenant from the entire Property for fifteen (15) consecutive days or more while Tenant is in material default (beyond any applicable cure periods) under any other provision of this Lease;

(b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure;

(c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion;

(d) General Assignment. A general assignment by Tenant for the benefit of creditors;

(e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the uses permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant’s assets or of the Premises or any material portion thereof, if such receivership remains undissolved for a period of thirty (30) days;

(g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or of the Premises or any material portion thereof, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof;

(h) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or

(i) Master Agreement or Other Leases. Any default by Tenant in the payment of rent or other material amounts due hereunder, under the Master Agreement or under any of the other leases entered into by Tenant from time to time pursuant to the Master Agreement, as determined by a final non-appealable judgment or arbitration award in Landlord’s favor, or resolved through a settlement agreement between the parties, to the extent such default continues beyond a cure period of sixty (60) days following such judgment, award or settlement agreement, and to the extent Landlord therefore has (and exercises concurrently with any termination of this Lease) a right to terminate the Master Agreement or other lease, as applicable.

15.2 Remedies Upon Tenant’s Default.

(a) Upon the occurrence of any event of default described in Section 15.1 hereof, beyond any applicable notice and cure periods, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b) Even if Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Premises or any portion thereof or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) If Landlord terminates this Lease pursuant to this Section 15.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

15.3 Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Lease are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

16. SUBORDINATION, ATTORNMENT AND SALE

16.1 Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Center, or either of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Building, the Center, or either of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement (“Non-Disturbance Agreement”) in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable notice and cure period (for which purpose the occurrence of any event of default under Section 15.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Landlord represents and warrants to Tenant that as of the date of the Master Agreement, there are no deeds of trust or similar encumbrances on the Building or the Property. Landlord shall cause any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor encumbering the Building or Property following the date of the Master Agreement to execute a Non-Disturbance Agreement in Tenant’s favor prior to entering into the transaction in the form reasonably acceptable to Tenant. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

16.2 Sale Of Landlord’s Interest. Upon sale, transfer or assignment of Landlord’s entire interest in the Building and the Property, Landlord shall remain primarily liable for all of its obligations as landlord under this Lease (a) except as may be otherwise agreed upon by Tenant in writing, or (b) except that if Landlord sells, transfers or assigns its entire interest to a successor which has a net worth of five hundred million dollars ($500,000,000) or more as of the date of the sale, transfer or assignment, and such assignee agrees in writing to assume all obligations and liabilities of Landlord arising or accruing under the Lease from and after the date of the sale, transfer or assignment, then Landlord shall be relieved of any and all such obligations and liabilities arising or accruing under this Lease from and after the date of the sale, transfer or assignment.

16.3 Estoppel Certificates. Tenant or Landlord (the “responding party”), as applicable, shall at any time and from time to time, within ten (10) business days after written request by the other party (the “requesting party”), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that to the knowledge of the responding party, the requesting party is not in default in the performance of any of its obligations under this Lease, that the responding party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 16.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

16.4 Subordination to CC&R’s.

(a) This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate (i) to any declarations of covenants, conditions and restrictions or other recorded restrictions affecting the Center from time to time approved by Tenant pursuant to Section 16.4(b), below, (ii) to the Environmental Deed Restrictions, and (iii) to certain recorded restrictions prohibiting the use of the Property for residential purposes, as set forth in instruments recorded December 9, 1902 in Book 96 of Deeds at Page 84, recorded April 28, 1920 in Book 294 of Deeds at Page 23, and recorded May 22, 1920 in Book 293 of Official Records at Page 174, Official Records of San Mateo County, copies of each of which Landlord has delivered to Tenant prior to the date hereof. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the foregoing subordination.

(b) Landlord shall not enter into any covenants, conditions and restrictions or other written agreements now or hereafter encumbering or running with, or adversely affecting Tenant’s use of, the Property, or grant any liens or encumbrances applicable to the Property (except for any lien of any mortgage, deed of trust, ground lease or other security arrangement), without the prior written consent of Tenant (unless such covenants, conditions and restrictions or other written agreements are required by applicable governmental authorities), which consent (i) may not be unreasonably withheld, conditioned or delayed by Tenant during the Post-Exclusivity Period, or (ii) may be withheld in Tenant’s sole and absolute discretion during the Security/CAM Exclusivity Period . Notwithstanding the foregoing, Landlord and Tenant shall mutually and reasonably agree to the terms of covenants, conditions and restrictions required pursuant to any parcelization of the Center pursuant to Tenant’s exercise of any purchase option under the Master Agreement.

16.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Building, the Center, or either of them, the Building or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee’s sale, sheriff’s sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Building or the Center shall not be:

(a) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord), other than acts or omissions of a continuing nature which remain unremedied following the date of such acquisition;

(b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Center (including, but not limited to, Landlord); provided, however, that Landlord shall remain personally liable for such offsets or defenses unless otherwise expressly provided in this Lease;

(c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that

Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Center;

(d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Building or the Center; or

(e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center as they exist from time to time, it being the intent of this provision that with respect to any claims against such mortgagee, Tenant shall look solely to the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Center for the payment and discharge of the landlord’s obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such claims.

17. MISCELLANEOUS

17.1 Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, certified mail, return receipt requested, or (d) facsimile, addressed as follows:

To Landlord:	Slough SSF, LLC
c/o Slough Estates USA Inc.
444 North Michigan Avenue, Suite 3230
Chicago, IL 60611
Attn: Randall W. Rohner
Fax: (312) 755-0717

with a copy to:	Folger Levin & Kahn LLP
Embarcadero Center West
275 Battery Street, 23rd Floor
San Francisco, CA 94111
Attn: Donald E. Kelley, Jr., Esq.
Fax: (415) 986-2827

and a copy to:	Britannia Management Services, Inc.
555 Twelfth Street, Suite 1650
Oakland, CA 94607
Attn: Magdalena Shushan
Fax: (510) 763-6262

To Tenant:	Corporate Secretary
Genentech Inc.

1 DNA Way, Mail Stop 49
South San Francisco, CA 94080
Fax: (650) 952-9881

with a copy to:	Thomas T. Thomas, Treasurer
Genentech Inc.
1 DNA Way, Mail Stop 245A
South San Francisco, CA 94080
Fax: (650) 225-6930

and a copy to:	Cooper, White & Cooper LLP
1333 North California Boulevard, Suite 450
Walnut Creek, CA 94596
Attn: John F. Gardner, Esq.
Fax: (925) 256-9428

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord in care of Britannia Management Services, Inc., 555 Twelfth Street, Suite 1650, Oakland, CA 94607, by wire transfer approved in advance by Landlord, or at such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt or confirmation of wire transfer (as applicable). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile, upon mechanical confirmation of transmission during normal business hours at the place of receipt (or in the case of transmission outside normal business hours, at the commencement of the next business day commencing after the time of such transmission).

17.2 Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, subject to Section 16.2, the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor; provided such obligations are assumed in writing.

17.3 No Waiver. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

17.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

17.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

17.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

17.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

17.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

17.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

17.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

17.11 [Intentionally Omitted]

17.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment of this Lease or subletting of the Premises or any part thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

17.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

17.14 Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to Tenant’s reasonable ability, Tenant Invitees to observe, comply with and obey such reasonable rules and regulations as Landlord may promulgate from time to time (of which Tenant has prior written notice) for the safety, care, cleanliness, order and use of the Improvements or the Center; provided that such rules and regulations shall not materially increase Tenant’s obligations or materially decrease Tenant’s rights hereunder, and provided that during the Security/CAM Exclusivity Period such rules and regulations shall be subject to the approval of Tenant, which shall not be unreasonably withheld, conditioned or delayed.

17.15 Brokers. Landlord agrees to pay a brokerage commission to Tenant’s broker, BT Commercial Real Estate, in connection with the consummation of this Lease, in accordance with a separate agreement. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

17.16 Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgment and recordation of such document in reasonable form.

17.17 Corporate Authority. The person signing this Lease on behalf of each respective party warrants that he or she is fully authorized to do so and, by so doing, to bind the respective party on behalf of which such person has signed.

17.18 Execution and Delivery. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

17.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 8.2, 8.3, 8.4, 10.6, 11.5, 17.5 and 17.20 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

17.20 Parking and Traffic.

(a) Landlord has advised Tenant that the approval of the Britannia East Grand project by the City of South San Francisco (the “City”) was conditioned upon, among other things, Landlord’s compliance with the City’s TDM Ordinance and related conditions outlined in

Landlord’s Development Agreement with the City. Landlord has advised Tenant that Landlord developed a Transportation Demand Management Plan (“TDMP”), approved by the City, which incorporates various measures to try to reduce the volume of traffic generated by the Center. These measures include incorporating the following terms into all leases of space in the Center:

(i) Tenant required (A) to designate one of its employees to act as a liaison with Landlord’s designated transportation coordinator in facilitating and coordinating such programs as may be required from time to time by governmental agencies and/or by the terms of the TDMP to reduce the traffic generated by the Center and to facilitate and encourage the use of public transportation, (B) to use reasonable efforts to encourage cooperation and participation by Tenant’s employees in the programs implemented from time to time pursuant to the TDMP, including (but not limited to) any applicable programs of the kind described in this Section 17.20, (C) to cooperate with Landlord’s designated transportation coordinator in identifying an appropriate area within the Building where an information kiosk or bulletin board can be maintained for the dissemination of transportation-related information, and (D) to include shower facilities as part of the Tenant Improvements in the Building in order to promote cycling as an alternative commuting option.

(ii) Designation of specified percentages of parking spaces for carpool, vanpool and clean fuel vehicles and motorcycles. Landlord shall charge a monthly parking fee for each parking space allocated to tenants and their employees. Landlord recommends that Tenant pass these parking charges through to Tenant’s employees using the allocable parking spaces. The monthly parking fee for each space allocable to the Premises will be no less than $20 per month and may include annual escalations. (For example, assuming an aggregate area of 150,000 square feet for the Premises, a rate of 3.0 parking spaces per 1,000 square feet in the Center, and a monthly parking fee of $20 per space per month, Tenant would have 450 allocable parking spaces with respect to the Building and a total monthly parking fee of $9,000.00.)

(iii) Landlord will provide Tenant, through Landlord’s designated transportation coordinator, with an appropriate number of packets of employee transportation information. Tenant shall require all new employees to participate in a new employee orientation program regarding transportation alternatives and trip reduction goals, and to complete an initial commuter survey form provided by Landlord. Tenant shall also distribute copies of the employee transportation information packet to all employees commuting to the Property at the time Tenant commences business in the Premises, and from time to time as information is updated. In addition, Tenant shall use reasonable efforts to distribute copies of the transportation information packet to job applicants and visitors, to encourage the use of public transit and promote alternative modes of transportation and corresponding trip reduction.

(iv) Landlord will be required to conduct or cause its tenants to conduct, pursuant to the TDMP, annual surveys of employees in the Center regarding both quantitative and qualitative aspects of commuting and transportation patterns at the Center. These surveys will be summarized in an annual report or reports to be submitted to the City. Tenant shall cooperate with Landlord, with Landlord’s designated transportation coordinator and with any independent transportation consultants that may be engaged by Landlord or the City in connection with these annual surveys, and shall use its reasonable efforts to cause Tenant’s employees to so cooperate, in the completion and return of such surveys from time to time, when and as requested by Landlord or its designated transportation coordinator or any such independent consultant. Tenant acknowledges and understands that employees who fail to respond to any such surveys will be counted as drive-alone commuters.

(v) The City TDM Ordinance includes provisions which impose financial penalties if implementation of a TDMP at the Center fails to achieve target rates of alternative mode transportation usage (the “Alternative Mode Standard”) by employees working at the Center, as reflected in the surveys to be required pursuant to Section 17.20(a)(iv) above. Such financial penalties will be imposed by the City, in its sole discretion, based on its review of the annual reports submitted from time to time as contemplated in Section 17.20(a)(iv) above. The City TDM Ordinance stipulates financial penalties approximating $15,000 per year for each percentage point (if any) by which the aggregate rate of alternative mode transportation usage by employees throughout the project falls short of the Alternative Mode Standard applicable to the Center. If any such financial penalties are imposed on Landlord for failure to meet the Alternative Mode Standard on a Center-wide basis for any applicable survey period, then Landlord shall be entitled to pass such financial penalties through to all tenants of the Center whose employees have failed to demonstrate (pursuant to the applicable surveys) compliance with the Alternative Mode Standard for the applicable period.

(vi) If Tenant subleases any portion(s) of the Premises from time to time, then for purposes of this Section 17.20, as between Tenant and Landlord, Tenant shall be fully and solely responsible for compliance by its subtenant(s) and their employees with the requirements of this Section 17.20, and all surveys and reports submitted by Tenant to Landlord or its designated transportation coordinator or to any independent consultant pursuant to this Section 17.20 shall cover the entire Premises and shall report figures for Tenant and its subtenant(s) on an aggregate basis.

(b) In lieu of complying with the terms of Landlord’s TDMP as described above, Tenant has requested the right to pursue the following alternative:

(i) Tenant would assume full responsibility for meeting the requirements of the City TDM Ordinance as it relates to the Center (including, but not limited to, all compliance, survey, reporting and penalty elements). This responsibility may include developing a Tenant Transportation Demand Management Plan (“TTDMP”) which would apply to all Buildings within the Center.

(ii) Tenant would indemnify Landlord against all claims, demands, liabilities, costs and expenses arising out of or in connection with the implementation of a TTDMP as it relates to the Building, including (but not limited to) any fines, penalties or other payments imposed by the City or any other governmental authorities having jurisdiction over the TTDMP implementation in connection with any failure to meet required compliance goals or any other alleged breach of or noncompliance with the requirements of a TDMP as it relates to the Building.

(iii) Notwithstanding the foregoing provisions, Tenant and Landlord agree to cooperate diligently and in good faith in jointly seeking approval from the City to have Tenant assume full and direct responsibility for TDMP implementation (including, but not limited to, all compliance, survey, reporting and penalty components) with respect to the Building and other portions of the Center leased to Tenant from time to time and to have Landlord released from such responsibility during periods when all occupied or occupiable buildings in the Center are leased to Tenant.

(iv) Without limiting the generality of the foregoing, the parties anticipate that during any period when Tenant is responsible for the implementation of the TDMP at the Center, Tenant may with Landlord’s written consent (which shall not be unreasonably withheld, conditioned or delayed) seek approval to have the TDMP program for the Center modified, coordinated or combined with existing TDMP programs in effect at Tenant’s other locations in South San Francisco, provided that any such coordination or combination does not adversely affect Landlord or the Property.

(v) The terms and conditions of subparagraphs (i) through (iv) above are meant to have the effect of placing on Tenant all responsibilities of Landlord under the City TDM Ordinance, the TDMP and the TDM-specific terms of the Development Agreement. Furthermore, Tenant’s assumption of such responsibilities is a material consideration in Landlord’s willingness to consider waiving imposition of monthly parking charges and other compliance measures under Landlord’s TDMP. If, however, at any time during the term of this Lease (A) Tenant is leasing less than 100% of the Buildings which are finished or under construction in the Center, and it is not practical or economically favorable to operate the TTDMP under the terms and conditions of subheadings (i) through (iv), above, or (B) Tenant and Landlord are unable to obtain the required approval from the City as contemplated above and Landlord is required to proceed with implementation of Landlord’s TDMP for the Center, Tenant agrees to comply with all provisions of Landlord’s TDMP, which provisions shall include, but not be limited to, those measures generally described in paragraphs (a)(i) through (iv) above and any other provisions determined by Landlord in its sole discretion to be appropriate.

17.21 Publicity; Authorized Disclosure; Confidentiality.

(a) Neither party will make any press release or other media, promotional or advertising disclosure regarding this Lease or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Law or by any governmental agency. Without limiting the generality of the foregoing, each party agrees that the other party will have no less than five (5) business days to review and provide comment regarding any such proposed press release or publicity, unless a shorter review time is agreed to by both Parties. In the event that one party reasonably concludes that a given disclosure is required by law and the other party would prefer not to make such disclosure, then the party seeking such disclosure shall either (i) limit said disclosure to address the concerns of the other party, or (ii) provide a written opinion from counsel stating that such disclosure is indeed required by law. With respect to complying with the disclosure requirements of the SEC or other securities regulatory bodies in other nations, in connection with any required securities filing of this Agreement, the filing party shall seek confidential treatment of this Lease to the maximum extent permitted by such regulatory body and shall provide the other party with the opportunity, for at least fifteen (15) days, to review any such proposed filing. Each party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other party relating to such securities laws and regulations.

(b) Any documents provided or made available to or copied by either party pursuant to the provisions of Section 5.1, 5.2 or 10.6(b)(v) shall be used by the receiving party solely for the specific and limited purpose of evaluating and enforcing the receiving party’s rights and remedies under the specific provision pursuant to which such disclosure is made; shall be disclosed to or made available to only those persons within the receiving party’s organization and/or the receiving party’s outside counsel and consultants having a reasonable need for access to such documents in connection with that specific and limited purpose, and to governmental authorities to the extent necessary to support or pursue the enforcement of such rights and remedies by the receiving party; and shall otherwise be maintained and held by the receiving party with the same degree of confidentiality that the receiving party accords to its own proprietary and confidential information. Notwithstanding the foregoing provisions, the party furnishing or making available such documents shall be entitled to redact or delete from the documents provided to or made available to the receiving party any information that the furnishing party regards as proprietary and confidential and that is not reasonably necessary for the specific and limited purposes for which the documents are being disclosed, and nothing in this paragraph or in the provisions of this Lease creating the applicable disclosure obligation shall be construed to require the furnishing party to obtain, maintain or retain any documents or records that would not otherwise be obtained, maintained or retained in the ordinary course of such furnishing party’s business, or to require the furnishing party to sort or organize any of its documents in any form or manner different from the form and manner in which such documents are customarily organized and maintained by the furnishing party in the ordinary course of its business, or, except as otherwise expressly set forth in Section 5.2 above, to require the furnishing party to maintain or retain any documents or records for any period longer than such party would otherwise maintain or retain them in the ordinary course of its business and/or in compliance with applicable laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”		“Tenant”

SLOUGH SSF, LLC, a Delaware limited liability company		GENENTECH, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By:
Name:
Its:

By:
Name:
Its:

EXHIBITS

EXHIBIT A	Real Property Description

EXHIBIT B	Site Plan

EXHIBIT C	Workletter

EXHIBIT D	Construction Schedule

EXHIBIT E	Acknowledgment of Rent Commencement Date

EXHIBIT F	Britannia East Grand Property Management Objectives & Responsibilities

EXHIBIT G	SSF Landscaping Considerations and Practices

EXHIBIT A

REAL PROPERTY DESCRIPTION

SLOUGH PARCEL 1

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey located in Volume 6 of L.L.S. Maps at page 117 in the Records of said County, described as follows:

Beginning at the Southwesterly corner of the 18.5695 acre parcel shown on said Map; thence through the following numbered courses:

1.

North 00° 14’ 37” West along the Westerly line of said Parcel 408.03 feet to the Southerly line of the Southern Pacific Company Right-of-Way shown as East Grand Avenue (60 feet wide) on said Map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet.

2.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

3.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

4.	South 86° 44’ 41” East 672.34 feet.

5.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

6.	North 86° 44’ 37” West along said Southerly line 551.30 feet.

7.	North 86° 14’ 41” West along said Southerly line 206.61 feet to the point of beginning.

Said lands are described as Parcel “A” in that certain Lot Line Adjustment recorded March 25, 1996 as Document No. 96035012. APN: 015-102-270.

[END OF DESCRIPTION]

EXHIBIT A TO BUILDING LEASE

SLOUGH PARCEL 2

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey recorded in Volume 6 of L.L.S. Maps at Page 117 in the records of said county, described as follows:

BEGINNING at the intersection of the Westerly line of the 18.5695 acre parcel shown on said map with the Southerly line of the Southern Pacific Co. Right-of-Way shown as East Grand Avenue (60 feet wide) on said map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet; thence through the following numbered courses:

1.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

2.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

3.	South 86° 44’ 41” East 672.34 feet.

4.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

5.	South 86° 44’ 37” East along said Southerly line 435.13 feet to the Easterly line of the lands shown on said map.

6.	North 03° 15’ 23” East along said Easterly line 865.45 feet.

7.	North 03° 28’ 53” East along said Easterly line 100.00 feet to the Northerly line of the lands shown on said map.

8.	North 86° 44’ 37” West along said Northerly line 1252.36 feet to the Westerly line of the 6.6796 acre parcel shown on said map.

9.	South 00° 14’ 37” East along said Westerly line and its Southerly extension 557.42 feet to the point of beginning.

EXCEPTING THEREFROM the portions deeded to the City of South San Francisco and accepted by the Resolution recorded in Reel 7756 at Image 418 in the Official Records of said County.

Said lands being described as Parcel “B” in that certain Lot Line Adjustment recorded March 25, 1996, as Document No. 96035012. APN: 015-101-090 and 015-102-280.

EXHIBIT A TO BUILDING LEASE

EXHIBIT B

SITE PLAN

EAST GRAND AVE
1
R&D BUILDING
4 STORY
2
R&D BUILDING
4 STORY
3
R&D BUILDING
4 STORY
4
R&D BUILDING
3 STORY
5/6
R&D BUILDING
3 STORY
7
R&D BUILDING
3 STORY
8
R&D BUILDING
3 STORY
9
R&D BUILDING
3 STORY
PARKING STRUCTURE B

BRITANNIA EAST GRAND

South San Francisco
California

PROJECT DATA

SITE AREA [illegible]
F.A.R. [illegible]

R&D BUILDINGS

BUILDING 1	[illegible]
BUILDING 2	[illegible]
BUILDING 3	[illegible]
BUILDING 4	[illegible]
BUILDING 5/6	[illegible]
BUILDING 7	[illegible]
BUILDING 8	[illegible]
BUILDING 9	[illegible]
TOTAL	[illegible]

ACCESSORY BUILDINGS

CHILD CARE CENTER	[illegible]
FITNESS CENTER	[illegible]
[illegible]	[illegible]
RETAIL	[illegible]

PARKING PROVIDED

SURFACE PARKING

STANDARD (UNISTALL)	[illegible] STALLS	
HANDICAPPED	[illegible] STALLS	
VAN ACCESS	[illegible] STALLS	
TOTAL	[illegible] STALLS	([illegible])

PARKING STRUCTURE (A&B)

STRUCTURE A [illegible]

STANDARD (UNISTALL)	[illegible] STALLS
HANDICAPPED	[illegible] STALLS
TOTAL	[illegible] STALLS

STRUCTURE B [illegible]

STANDARD (UNISTALL)	[illegible] STALLS
HANDICAPPED	[illegible] STALLS
TOTAL	[illegible] STALLS

TOTAL (A&B)	[illegible] STALLS	([illegible])

PARKING TOTAL

STANDARD (UNISTALL)	[illegible] STALLS	
HANDICAPPED	[illegible] STALLS	
VAN ACCESS	[illegible] STALLS	
GRAND TOTAL	[illegible] STALLS	([illegible])

SCALE 1:50 N

MASTER SITE PLAN

SLOUGH ESTATES

EXHIBIT C

BUILDING 5/6 WORKLETTER

This Workletter (“Workletter”) constitutes part of the Building 5/6 Lease dated as of November 1, 2004 (the “Lease”) between SLOUGH SSF, LLC, a Delaware limited liability company (“Landlord”), and GENENTECH, INC., a Delaware corporation (“Tenant”). The terms of this Workletter are incorporated in the Lease for all purposes.

[NOTE: Notwithstanding the standardized language contained in this Workletter, Landlord’s Final Working Drawings for this Building have already been finalized, provided to and approved by Tenant, so the portions of Paragraph 2(a) relating to schematic plans and outline specifications and to the approval process for Landlord’s Final Working Drawings are not relevant to this Building or Workletter. For reference purposes under this Workletter, Landlord’s Final Working Drawings are: Building 5/6 – Building Permit Submittal Phase (Aug 2002) – Architectural and Structural Drawings, as transmitted to Tenant by DES Architects + Engineers on or about July 13, 2004. (Applies to Buildings 5/6, 1 and 4; identifying information to be provided by Slough/PMA and inserted here).]

1. Defined Terms. As used in this Workletter, the following capitalized terms have the following meanings:

(a) Approved Plans: Plans and specifications prepared by the applicable Architect for the respective Improvements and approved by Landlord and, to the extent applicable, Tenant in accordance with Paragraph 2 of this Workletter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

(b) Architect: DES Architects + Engineers, or any other licensed, experienced and reputable architect selected by Landlord and approved in writing by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed), with respect to the Building Shell, the Site Improvements and any other Improvements which Landlord is to design pursuant to this Workletter. Any licensed, experienced and reputable architect selected by Tenant, with the written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), with respect to the Tenant Improvements and any other Improvements which Tenant is to design pursuant to this Workletter.

(c) Building Shell: The shell of the Building, as more fully defined in Schedule C-1 attached to this Workletter.

(d) Construction Schedule: The Construction Schedule attached as Exhibit D to the Lease.

(e) Cost of Improvement: See definition in Paragraph 2(c) hereof.

(f) Final Working Drawings: See definition in Paragraph 2(a) hereof.

(g) General Contractor: Hathaway Dinwiddie Construction Company, or any other licensed, experienced and reputable general contractor selected by Landlord and approved in writing by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed), with respect to Landlord’s Work. The General Contractor with respect to Tenant’s Work shall be a licensed, experienced and reputable general contractor selected by Tenant, subject to Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed), as contemplated in Paragraph 5(a) hereof.

(h) Improvements: The Building Shell, Site Improvements, Tenant Improvements and other improvements depicted on the Approved Plans from time to time and to be constructed on the Property pursuant to the Lease and this Workletter.

(i) Landlord Delay: Any of the following types of delay in the completion of construction of the Tenant Improvements; provided, that Tenant shall have provided Landlord with written notice of such delay (along with a description of such specific delay with particularity), and a one (1) business day opportunity to cure such delay following delivery of such notice:

(i) Any delay resulting from Landlord’s failure to furnish, within the time period provided in the Construction Schedule (as to any matters for which a specific response time is provided therein) or otherwise in a timely manner (as to any matters for which no specific response time is provided in the Construction Schedule), information requested by Tenant or by the Architect or General Contractor for Tenant’s Work in connection with the design or construction of Tenant’s Work, or from Landlord’s failure to approve, within the time period provided in the Construction Schedule (as to any matters for which a specific response time is provided therein) or otherwise in a timely manner (as to any matters for which no specific response time is provided in the Construction Schedule), any matters requiring approval by Landlord;

(ii) Any delay resulting from any Voluntary Landlord Changes (as hereinafter defined) initiated by Landlord pursuant to this Workletter in Landlord’s Approved Plans, Landlord’s Final Working Drawings or any other item relating to Landlord’s Work, including any delay reasonably attributable to the need to revise any drawings or obtain further governmental approvals as a result of any such Voluntary Landlord Change;

(iii) Any delay, after Structural Completion, in Landlord’s completion of applicable portions of Landlord’s Work by the Work Deadline provided in the Construction Schedule (including, but not limited to, the Curtainwall Completion Date), other than as a result of a Tenant Delay or an Unavoidable Delay, to the extent such delay causes a delay in Tenant’s completion of construction of the Tenant Improvements; or

(iv) Any delay of any other kind or nature directly caused by Landlord (or Landlord’s contractors, architects, engineers, consultants, vendors, suppliers, agents or employees) or directly resulting from the performance (or lack thereof) of Landlord’s Work, provided that any such delay constituting an Unavoidable Delay shall not be considered a Landlord Delay.

(j) Landlord’s Work: The Building Shell and Site Improvements, and any other Improvements which Landlord is to construct or install pursuant to this Workletter (including those items identified in Schedule C-2 as being constructed as part of the shell but charged against the Tenant Improvement Allowance) or by mutual written agreement of Landlord and Tenant from time to time as provided herein.

(k) Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant’s use or occupancy of the Building and the Property or the performance of Tenant’s Work.

(l) Site Improvements: Those portions of the parking areas (including Parking Structure A, but not including Parking Structure B), parking area lighting, driveways, landscaping and other improvements to the Common Areas of the Property as depicted on Exhibit B to the Lease (as the same may be modified by Landlord from time to time pursuant to the process of development and approval of the Approved Plans) that are reasonably necessary for the occupancy and use of the Building in a commercially reasonable manner or that are otherwise agreed in writing by Landlord and Tenant to be Common Area improvements that will be completed substantially concurrently with the completion and occupancy of the Building pursuant to the Lease.

(m) Structural Completion Certificate: See definition in Paragraph 3(a) hereof.

(n) Substantial Completion Certificate: See definition in Paragraph 3(b) hereof.

(o) Tenant Change Request: See definition in Paragraph 2(e)(ii) hereof.

(p) Tenant Delay: Any of the following types of delay in the completion of construction of Landlord’s Work; provided, that Landlord shall have provided Tenant with written notice of such delay (along with a description of such specific delay with particularity), and a one (1) business day opportunity to cure such delay following delivery of such notice:

(i) Any delay resulting from Tenant’s failure to furnish, within the time period provided in the Construction Schedule (as to any matters for which a specific response time is provided therein) or otherwise in a timely manner (as to any matters for which no specific response time is provided in the Construction Schedule), information requested by Landlord or by Landlord’s project manager (Project Management Advisors, Inc., or any other person or entity designated in writing by Landlord to Tenant as Landlord’s project manager from time to time) in connection with the design or construction of the Building Shell, or from Tenant’s failure to approve, within the time period provided in the Construction Schedule (as to any matters for which a specific response time is provided therein) or otherwise in a timely manner (as to any matters for which no specific response time is provided in the Construction Schedule), any matters requiring approval by Tenant;

(ii) Any delay resulting from Tenant Change Requests initiated by Tenant pursuant to this Workletter in Tenant’s Approved Plans, Tenant’s Working Drawings or any other item relating to Tenant’s Work, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Tenant Change Request; or

(iii) Any delay of any other kind or nature directly caused by Tenant (or Tenant’s contractors, architects, engineers, consultants, vendors, suppliers, agents or employees) or directly resulting from the performance (or lack thereof) of Tenant’s Work, provided that any such delay constituting an Unavoidable Delay shall not be considered a Tenant Delay.

(q) Tenant Improvements: The improvements to or within the Building, other than improvements constituting part of the Building Shell, shown on the Approved Plans from time to time and to be constructed by Tenant (except as otherwise provided herein) pursuant to the Lease and this Workletter, including (but not limited to) the improvements described on Schedule C-2 attached to this Workletter (except to the extent any such Schedule C-2 improvements are specifically identified therein as being shown on the shell drawings and constructed as part of the Building Shell, although charged against the Tenant Improvement Allowance).

(r) Tenant’s Work: All of the Tenant Improvements (other than those, if any, constituting Landlord’s Work), and such other materials and improvements as Tenant deems necessary or appropriate for Tenant’s initial use and occupancy of the Building.

(s) Unavoidable Delays: Delays (each, an “Unavoidable Delay”) in the performance of this Workletter and/or of a party’s obligations hereunder when caused by a Force Majeure Event, but only to the extent there is no commercially reasonable “work around” or alternative plan such that the adverse impact of such Force Majeure Event can reasonably be avoided. In construing the preceding sentence, the phrase “commercially reasonable” shall not be construed to require a party claiming an Unavoidable Delay to incur any material increase in such party’s costs and expenses (such as, but not limited to, expenditures for overtime, shift work or other similar premiums), net of any economic benefits reasonably accruing to such party as a result of such “work around” or alternative plan (including, if applicable, any changes in timing or duration of rental payments and/or any economic adjustments proposed by the other party), in order to mitigate the effects of such Unavoidable Delay. A “Force Majeure Event” shall mean strikes, lockouts, labor disputes (other than those arising from the use of non-union labor or disputes among such party’s and/or its contractor’s own labor force and that of its subcontractors), weather (to the extent different from seasonal norms for the Center and only to the extent adversely impacting weather sensitive portions of the applicable Work), natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, threatened or actual acts of terrorism, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party, expressly excluding any of the foregoing (A) based upon the failure or inability to pay amounts then due by the party claiming an Unavoidable Delay, (B) to the extent arising from the intentional or negligent act or omission of the party claiming an Unavoidable Delay, (C) to the extent arising because of the failure to order long lead time materials sufficiently in advance (determined with reference to commercially reasonable estimates of lead times for the applicable materials based on information reasonably available to or determinable by the party placing the order) or (D) delays within the control of such party’s suppliers or subcontractors; provided, however, such party shall have notified the other party by telephone or email within two (2) full business days following the commencement of the Unavoidable Delay (a “Force Majeure Event Notice”) and concurrently sent written confirmation of such notice in accordance with Section 17.1 of the Lease; provided further, such Unavoidable Delay shall be deemed to commence not earlier than two (2) full business days before such Force Majeure Event Notice is given and shall continue so long as the party claiming an Unavoidable Delay uses reasonable efforts to eliminate or end the impact from the Force Majeure Event until the earlier of (i) such date as the Force Majeure Event causing the Unavoidable Delay no longer causes a delay, or (ii) the date set forth in the Force Majeure Event Notice as the end of the expected duration of the Unavoidable Delay, unless written notice of continuance is delivered to the other party. A Force Majeure Event Notice shall include the date the Force Majeure Event commenced, a reasonably detailed description of the nature of the Force Majeure Event and why it is causing a delay, the obligations that are impacted by the Force Majeure Event and how such obligations have been impacted, the expected duration of such Force Majeure Event, and suggested alternate or mitigating actions to offset the impact of the Unavoidable Delay.

(t) Work Deadlines: The dates for full performance by the applicable party of the steps listed in the Construction Schedule attached as Exhibit D to the Lease (the “Construction Schedule”), provided that such dates shall be deemed extended (i) in the case of steps constituting part of Landlord’s Work, for a period equal to the length of any Unavoidable Delays and any Tenant Delays, and (ii) in the case of steps constituting part of Tenant’s Work, for a period equal to the length of any Unavoidable Delays and any Landlord Delays.

(u) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2. Plans, Cost of Improvements and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Improvements.

(a) Approved Plans and Working Drawings for Landlord’s Work. Landlord shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Tenant Delays and Unavoidable Delays) prepare or cause to be prepared schematic plans and outline specifications for the Improvements constituting Landlord’s Work. Such schematic plans and outline specifications shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be subject to the provisions of Section 2(a)(ii) below. Landlord shall deliver copies of such schematic plans and outline specifications to Tenant for Tenant’s approval and information, to assist Tenant in providing any information and making any decisions necessary to be provided or made by Tenant in order to permit preparation of Landlord’s Final Working Drawings as hereinafter defined, and to assist Tenant in preparing plans, specifications and drawings for Tenant’s Work as hereinafter set forth.

(i) Following approval of such schematic plans and outline specifications by Landlord and, if applicable, by Tenant (as so approved, the “Landlord’s Approved Plans”), Landlord shall then prepare or cause to be prepared, on or before the applicable Work Deadline (assuming timely delivery by Tenant of all information and decisions required to be furnished or made by Tenant in order to permit preparation of Landlord’s Final Working Drawings), final detailed working drawings and specifications for the Improvements constituting Landlord’s Work, including structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings (collectively, “Landlord’s Final Working Drawings”). Landlord’s Final Working Drawings shall substantially conform to the Landlord’s Approved Plans. Landlord’s Final Working Drawings shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed and shall be subject to the provisions of Section 2(a)(ii) below. Landlord shall deliver copies of Landlord’s Final Working Drawings to Tenant for Tenant’s approval and information, and to assist Tenant in preparing plans, specifications and drawings for Tenant’s Work as hereinafter set forth. Landlord’s obligation to deliver Landlord’s Final Working Drawings to Tenant within the time period set forth above shall be extended for any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth in Paragraph 2(e)(ii) below, any other Tenant Delays, or any Unavoidable Delays.

(ii) With respect to Tenant’s right of approval over Landlord’s proposed schematic plans and outline specifications and Landlord’s proposed Final Working Drawings pursuant to the foregoing provisions, no later than the applicable Work Deadline (assuming timely delivery of plans and drawings by Landlord), Tenant shall either approve (to the extent of Tenant’s approval right) Landlord’s proposed schematic plans and outline specifications or proposed Landlord’s Final Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed schematic plans and outline specifications or proposed Landlord’s Final Working Drawings into a form which will be acceptable to Tenant. In reviewing Landlord’s proposed Final Working Drawings, Tenant shall not require changes in quality that are materially superior to, or changes in design elements that are materially different than, the quality and design elements as depicted in the Final Working Drawings for Building 4 (or other Phase I Building agreed upon by the parties)(the “Base Drawings”), and any changes in quality materially superior to, or changes in design elements that are materially different than, the Base Drawings, shall be made by way of a Tenant Change Request pursuant to Section 2(e)(ii). Notwithstanding any other provisions of this paragraph, and subject to Section 2(e)(ii), in no event shall Tenant have the right to object to any aspect of the Landlord’s proposed schematic plans and outline specifications or proposed Landlord’s Final Working Drawings (including, but not limited to, any subsequently proposed changes therein from time to time) that is necessitated by applicable law or as a condition of any governmental or quasi-governmental approvals or consents that are required to be obtained in connection with Landlord’s Work, or that is required as a result of unanticipated conditions encountered in the course of construction of Landlord’s Work. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of required changes (to the extent Tenant has a right of approval or objection under this paragraph) on or before the applicable Work Deadline shall, after written notice from Landlord and a one (1) business day opportunity to cure, constitute and be deemed to be approval of Landlord’s proposed schematic plans and outline specifications or proposed Landlord’s Final Working Drawings, as applicable. Upon approval, actual or deemed, of Landlord’s Final Working Drawings by Tenant, Landlord’s Final Working Drawings shall be deemed to be incorporated in and considered part of the Landlord’s Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Landlord’s Approved Plans.

(b) Approved Plans and Working Drawings for Tenant’s Work. Tenant shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Landlord Delays and Unavoidable Delays) cause to be prepared and delivered to Landlord, for approval (which shall not be unreasonably withheld, conditioned or delayed by Landlord), a space plan and detailed plans and outline specifications for the Improvements constituting Tenant’s Work (as so approved, the “Tenant’s Approved Plans”). Landlord may only object to aspects of Tenant’s proposed space plan, detailed plans and outline specifications which would materially and adversely affect the value of the Center or Landlord’s ability to release the space upon the expiration or earlier termination of the Lease for office or research and development purposes, or would materially increase the cost of Landlord’s Work or cause a material delay in the performance of Landlord’s Work, unless such increase in cost or delay is economically offset by Tenant. Following mutual approval of the Tenant’s Approved Plans, Tenant shall then cause to be prepared and delivered to Landlord for approval (which shall not be unreasonably withheld, conditioned or delayed) final working drawings and specifications for the Improvements constituting Tenant’s Work, including (but not limited to) any applicable life safety, fire protection, mechanical, plumbing and electrical working drawings and final architectural drawings (collectively, “Tenant’s Final Working Drawings”). Tenant’s Final Working Drawings shall substantially conform to the Tenant’s Approved Plans. Not later than the applicable Work Deadline, Landlord shall either approve Tenant’s Final Working Drawings or set forth in writing with particularity any changes necessary to bring Tenant’s Final Working Drawings into substantial conformity with the Tenant’s Approved Plans or into a form which will be reasonably acceptable to Landlord. In reviewing Tenant’s proposed drawings and specifications at any stage, Landlord reserves the right to require specific modifications to the proposed Tenant Improvements at no material cost to Tenant in order to maintain flexibility with respect to other potential future uses of the Building. Upon actual or deemed approval of Tenant’s Final Working Drawings by Landlord and Tenant, Tenant’s Final Working Drawings shall be deemed to be incorporated in and considered part of the Tenant’s Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Tenant’s Approved Plans. Notwithstanding any other provisions of this paragraph, in no event shall Landlord have the right to object to any aspect of the Tenant’s proposed plans and specifications or proposed Tenant’s Final Working Drawings (including, but not limited to, any subsequently proposed changes therein from time to time) that is necessitated by applicable law or as a condition of any governmental approvals, provided that (i) Tenant shall have notified Landlord in writing as to the reasons necessitating such aspect and (ii) such aspect would not require a material change in Landlord’s Approved Plans or Landlord’s Final Working Drawings or otherwise increase Landlord’s obligations under the Lease, unless, in each case, funded by Tenant. Each party’s respective approval of all aspects of the other party’s proposed plans and specifications and proposed Final Working Drawings (including, but not limited to, any subsequently proposed changes therein from time to time) shall be required under all other circumstances, except as otherwise expressly set forth in this Section 2. Failure of Landlord to deliver to Tenant written notice of disapproval and specification of required changes on or before the applicable Work Deadline shall, after written notice from Tenant and a one (1) business day opportunity to cure, constitute and be deemed to be approval of Tenant’s proposed plans and specifications or proposed Tenant’s Final Working Drawings, as applicable.

(c) Cost of Improvements. “Cost of Improvement” shall mean, with respect to any Work or item or component thereof for which a cost must be determined for purposes of this

Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer or other technical consultant); (iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; (vii) all other “hard” and “soft” costs incurred in the construction of such item or component in accordance with the applicable Approved Plans and this Workletter; and (viii) as to the Tenant Improvements, all costs and items specifically set forth or described on Schedule C-2 attached hereto.

(d) Construction of Landlord’s Work. Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all applicable Improvements constituting Landlord’s Work by the Work Deadlines set forth for Structural Completion and Substantial Completion in accordance with the Construction Schedule. Upon receipt of such permits and approvals, Landlord shall, at Landlord’s sole expense (except as otherwise provided in the Lease or in this Workletter), diligently construct and complete the Improvements constituting Landlord’s Work substantially in accordance with the Landlord’s Approved Plans, subject to Unavoidable Delays and Tenant Delays, and use reasonable efforts to complete the applicable Improvements constituting Landlord’s Work by the Work Deadlines set forth for Structural Completion and Substantial Completion in accordance with the Construction Schedule. Such construction shall be performed in compliance with the provisions of Paragraph 5(h) below. Landlord shall use union labor in connection with Landlord’s Work and shall use the General Contractor designated pursuant to Paragraph 1(g) to construct all Improvements constituting Landlord’s Work.

(e) Changes.

(i) If Landlord reasonably determines at any time that changes in Landlord’s Final Working Drawings or in any other aspect of the Landlord’s Approved Plans relating to any item of Landlord’s Work are required as a result of applicable law or the requirements of any governmental or quasi-governmental authority having jurisdiction over the Property or Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, or if Landlord determines at any time that changes in Landlord’s Final Working Drawings or in any other aspect of the Landlord’s Approved Plans relating to any item of Landlord’s Work are otherwise deemed desirable by Landlord, then Landlord shall (A) promptly advise Tenant in writing of such circumstances and the underlying reasons therefor, and (B) reasonably promptly cause revised Landlord’s Approved Plans and/or Landlord’s Final Working Drawings, as applicable, reflecting such changes to be prepared by Landlord’s Architect and submitted to Tenant for approval by Tenant in accordance with the procedure contemplated in Paragraph 2(a) hereof. Upon final approval of such revised drawings by Landlord and Tenant (if applicable), Landlord’s Final Working Drawings and/or the Landlord’s Approved Plans shall be deemed to be modified accordingly. In the case of any such changes in Landlord’s Final Working Drawings and/or the Landlord’s Approved Plans which are required as a result of applicable law or governmental or quasi-governmental requirements with respect to the Improvements, or are required as a result of conditions encountered in the course of construction and not reasonably anticipated by Landlord, Landlord shall have no liability or responsibility for any costs or cost increases incurred by Tenant as a result of such required changes. However, in the case of any changes in Landlord’s Final Working Drawings and/or the Landlord’s Approved Plans which are merely deemed desirable and were not reasonably anticipated by Landlord without being required by any of the circumstances described in the preceding sentence (each, a “Voluntary Landlord Change”), then Landlord shall be responsible for all actual costs or cost increases incurred by Tenant as a result of such Voluntary Landlord Change and shall reimburse Tenant for any such actual costs or cost increases within thirty (30) days after receipt of Tenant’s written request for such reimbursement, accompanied by documentation reasonably supporting Tenant’s claimed costs or cost increases and their relationship to the Voluntary Landlord Change. In all events, Landlord shall bear all costs and cost increases with respect to Landlord’s Work arising from any changes or circumstances as described in this Paragraph 2(e)(i).

(ii) If Tenant at any time desires any changes, alterations or additions to the Landlord’s Approved Plans or Landlord’s Final Working Drawings with respect to any of Landlord’s Work, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Tenant Change Request”). Without limiting the generality of the foregoing, Landlord agrees to fully cooperate with Tenant with respect to any Tenant Change Request relating to the placement of utilities and building design elements to facilitate Tenant’s subsequent construction of a central utility yard at the Center and connection of each Building to such central yard, increases in floor-to-floor heights, or any other request that would not materially and adversely affect the value of the Center or Landlord’s ability to release the space upon the expiration or earlier termination of the Lease for office or research and development purposes (as applicable), and would not materially increase the cost of Landlord’s Work or cause a material delay in the performance of Landlord’s Work, unless such increase in cost or delay is economically offset by Tenant. Upon receipt of any Tenant Change Request, Landlord shall promptly, and in all events within ten (10) business days after Landlord’s receipt of the Tenant Change Request, notify Tenant of whether the matters proposed in the Tenant Change Request pursuant to the standard set forth in the preceding sentence are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) or are disapproved. If Landlord disapproves the Tenant Change Request, Landlord shall promptly notify Tenant in writing of such disapproval and the specific reasons for such disapproval, with particularity. If Landlord approves the Tenant Change Request, Landlord’s notice to Tenant regarding such approval shall specify (A) Landlord’s reasonable estimate of the number of days of delay, if any, which shall be caused by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (B) Landlord’s reasonable estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Tenant Change Request if such Tenant Change Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Tenant Change Request). Failure of Landlord to approve or disapprove such Tenant Change Request within such ten (10) business day period shall, after written notice from Tenant and a one (1) business day opportunity to cure, be deemed to constitute Landlord’s approval thereof. If Landlord approves or is deemed to have approved the Tenant Change Request, Tenant shall notify Landlord in writing, within five (5) business days after receipt of such notice (if any) from Landlord or after the lapse of such ten (10) business day period if Landlord fails to give such notice, as applicable, that Tenant approves and wishes to proceed with the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord’s notice, if any), in which event Landlord shall cause such Tenant Change Request to be incorporated in Landlord’s Approved Plans and Landlord’s Final Working Drawings, as applicable, and Tenant shall be responsible for all actual delays and all actual costs or cost increases reasonably resulting from or attributable to the implementation of the Tenant Change Request, subject to the provisions of Paragraph 4 hereof. If Tenant fails to notify Landlord in writing of Tenant’s approval of and desire to proceed with such Tenant Change Request within said five (5) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further force or effect.

(iii) If Tenant at any time desires to make any changes, alterations or additions to the Tenant’s Approved Plans, such changes, alterations or additions shall be subject to approval by Landlord in the same manner as the original Tenant’s Approved Plans as provided in Paragraph 2(b) above.

3. Completion.

(a) When Landlord receives written certification from Landlord’s Architect that construction of the foundation, structural slab at grade (except to the extent delayed at Tenant’s request to accommodate Tenant’s design requirements and/or any underslab aspects of Tenant’s Work), Landlord’s underslab plumbing work, structural steel framework, decking and concrete on upper floors, roof structure, roof membrane, installation of main fire sprinkler risers in the Building, and all structural connections and welds, have been substantially completed in accordance with the Landlord’s Approved Plans in all material respects (“Structural Completion”), Landlord shall prepare and deliver to Tenant a certificate signed by Landlord, Landlord’s Architect and Landlord’s General Contractor (the “Structural Completion Certificate”) certifying that the construction of such portions of the Building has been substantially completed in accordance with the Landlord’s Approved Plans in all material respects and specifying the date of that completion, subject to review and approval by Tenant’s Architect. In the event Landlord’s and Tenant’s Architect are unable to agree on whether Structural Completion has been achieved in accordance with the above standard, an independent third party Architect shall be appointed by the parties’ respective Architects and such third-party Architect shall determine whether such Structural Completion has been achieved, which determination shall be binding on Landlord and Tenant. Landlord and Tenant shall share equally in the fees and expenses of such third party Architect. The delivery of the Structural Completion Certificate for the Building shall commence the running of the time period until the Rent Commencement Date for the Building under Section 2.1 of the Lease unless it is subsequently determined, pursuant to the foregoing procedure, that Structural Completion did not occur until a date later than the delivery of the Structural Completion Certificate, in which event such later date of actual Structural Completion shall commence the running of such time period.

(b) When Landlord receives written certification from Landlord’s Architect that construction of the remaining Improvements constituting Landlord’s Work in the Building has been substantially completed in accordance with the Landlord’s Approved Plans in all material respects (except for Punch List Work) (“Substantial Completion”), Landlord shall prepare and deliver to Tenant a certificate signed by Landlord, Landlord’s Architect and Landlord’s General Contractor (the “Substantial Completion Certificate”) certifying that the construction of the remaining Improvements constituting Landlord’s Work in the Building has been substantially completed in accordance with the Landlord’s Approved Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion, subject to review and approval by Tenant’s Architect. In the event Landlord’s and Tenant’s Architect are unable to agree on whether Substantial Completion has been achieved in accordance with the above standard, an independent third party Architect shall be appointed by the parties’ respective Architects and such third-party Architect shall determine whether such Substantial Completion has been achieved, which determination shall be binding on Landlord and Tenant. Landlord and Tenant shall share equally in the fees and expenses of such third party Architect. Upon receipt by Tenant of the Substantial Completion Certificate for the Building, the Improvements constituting Landlord’s Work in the Building will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord’s continuing obligations with respect to the Punch List Work) unless it is subsequently determined, pursuant to the foregoing procedure, that Substantial Completion did not occur until a date later than the delivery of the Substantial Completion Certificate, in which event such later date of actual Substantial Completion shall be deemed the date of such delivery.

(c) Notwithstanding any other provisions of this Workletter or of the Lease, (1) if Landlord is delayed in substantially completing any of Landlord’s Work necessary for issuance of the Structural Completion Certificate for the Building as a result of any Tenant Delay, then the period between the delivery of the Structural Completion Certificate and the Rent Commencement Date pursuant to Section 2.1 of the Lease shall be reduced, day for day, by the number of days by which such Tenant Delay (netted against any applicable Landlord Delay under clause (2) below) delayed substantial completion of the portions of Landlord’s Work necessary for issuance of the Structural Completion Certificate for the Building, (2) if Tenant is delayed in substantially completing any of Tenant’s Work within one hundred eighty (180) days after Landlord’s delivery of the Structural Completion Certificate for the Building as a result of any Landlord Delay, then (A) the period between the delivery of the Structural Completion Certificate and the Rent Commencement Date pursuant to Section 2.1 of the Lease shall be extended, day for day, by the number of days by which such Landlord Delay (netted against any applicable Tenant Delay under clause (1) above) delayed substantial completion of Tenant’s Work up to a maximum of sixty (60) days, and (B) after such sixty (60) day extension of the Rent Commencement Date, for each day of Landlord Delay thereafter (netted against any applicable Tenant Delay under clause (1) above) which delayed the substantial completion of Tenant’s Work, rent shall be abated day for day at the end of the Term, and (3) if Tenant is delayed in substantially completing any of Tenant’s Work within one hundred eighty (180) days after Landlord’s delivery of the Structural Completion Certificate for the Building as a result of any Unavoidable Delay, then the period between the delivery of the Structural Completion Certificate and the Rent Commencement Date pursuant to Section 2.1 of the Lease shall be extended, day for day, by the number of days by which such Unavoidable Delay (netted against any applicable Tenant Delay under clause (1) above) delayed substantial completion of Tenant’s Work up to a maximum of sixty (60) days.

(d) At any time within thirty (30) days after delivery of the Structural Completion Certificate or the Substantial Completion Certificate, as applicable, for the Building, Tenant shall be entitled to submit one or more lists to Landlord specifying Punch List Work to be performed on the applicable Improvements constituting Landlord’s Work in the Building, and upon receipt of such list(s), Landlord shall diligently complete such Punch List Work at Landlord’s sole expense. In the event of any dispute as to completion of any item or component of Landlord’s Work, Landlord’s Architect and Tenant’s Architect shall meet and confer to resolve such dispute. In the event Landlord’s and Tenant’s Architect are unable to agree, an independent third party Architect shall be appointed by the parties’ respective Architects and such third-party Architect shall determine whether such elements have been completed, which determination shall be binding on Landlord and Tenant. Landlord and Tenant shall share equally in the fees and expenses of such third party Architect. Promptly after Landlord provides Tenant with the Substantial Completion Certificate and completes all applicable Punch List Work for the Building, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord’s Work in the Building.

4. Payment of Costs.

(a) Landlord’s Work. Except as otherwise expressly provided in this Workletter (including, but not limited to, the cost allocations set forth in Schedules C-1 and C-2 attached hereto) or by mutual written agreement of Landlord and Tenant, the cost of construction of Landlord’s Work shall be borne by Landlord at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions, and any bonds, fees, penalties, assessments and costs associated with meeting conditions imposed on the development of the Center by applicable governmental agencies (such as, but not limited to, all of the fees and costs imposed under Landlord’s Development Agreement with the City of South San Francisco, except that Tenant shall be responsible for such fees to the extent future fees and costs arise solely from or existing fees and costs are increased solely as a result of Tenant’s Tenant Improvements and/or design or construction changes proposed or requested by Tenant, or as otherwise mutually agreed by the parties in writing, provided that Tenant shall not be responsible for any bonds, fees, costs or assessments calculated on the basis of the number of vehicle trips generated by the Center or the Building); provided, however, that notwithstanding any other provisions of this Paragraph 4(a), to the extent the Cost of Improvement relating to the construction of any item or component of Landlord’s Work is increased as a result of any implemented Tenant Change Request, the amount of the actual increase in the Cost of Improvement with respect to such item or component shall be reimbursed by Tenant to Landlord in cash (which reimbursement shall be paid within fifteen (15) days after written demand by Landlord, accompanied by reasonable documentation of the increased costs for which reimbursement is claimed) or, by mutual agreement of Landlord and Tenant, may be deducted from Landlord’s maximum obligation under Paragraph 4(b) with respect to the cost of the Tenant Improvements.

(b) Tenant’s Work. Except as otherwise expressly provided in this Workletter (including, but not limited to, the cost allocations set forth in Schedules C-1 and C-2 attached hereto) or by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements in the Building shall be borne by Landlord up to a maximum contribution by Landlord equal to One Hundred and No/100 Dollars ($100.00) times the square footage of the Building (measured in accordance with Section 3.1(c) of the Lease) toward the Cost of Improvements for such Tenant Improvements (the “Tenant Improvement Allowance”), less any reduction in or charge against such sum pursuant to Paragraph 4(a) of this Workletter. Tenant shall be responsible, at its sole cost and expense (except as otherwise provided in Paragraph 2(e)(i) hereof), for payment of the entire Cost of Improvements of the Tenant Improvements in the Building in excess of the Tenant Improvement Allowance (if any such excess occurs) and for the entire cost of any Tenant’s Work that is not part of the Tenant Improvements, including (but not limited to), in each case, any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions, but Tenant shall be entitled to utilize the entire Tenant Improvement Allowance for the Building prior to being required to expend any of Tenant’s own funds on an unreimbursed basis for such Tenant Improvements. The funding of the Tenant Improvement Allowance for the Tenant Improvements shall be made in four (4) equal monthly installments, beginning on the date Structural Completion is achieved (the “Baseline Payment Schedule”) and continuing on the same day of each successive calendar month; provided, however, that Landlord is willing to provide earlier funding of all or any portion of the Tenant Improvement Allowance, upon reasonable prior written request by Tenant, for uses reasonably related to Tenant’s execution of contracts and payment of invoices related to Tenant’s Work, conditional upon Tenant’s payment to Landlord of simple interest at the rate of eight percent (8%) per annum from the date of each such advance until the date the advanced funds would otherwise have become payable to Tenant pursuant to the Baseline Payment Schedule, which interest shall be paid by Tenant to Landlord in a lump sum for each respective advance on or before the date the advanced funds would otherwise have become payable to Tenant pursuant to the Baseline Payment Schedule.

(c) Notwithstanding the provisions of subparagraph (b) above, to the extent Tenant has (and exercises) the right under the Master Agreement (as defined in the Lease) to reallocate Tenant Improvement Allowance dollars to or from other Buildings in the same Phase of the Center as the Building (i.e., other Phase I Buildings or Phase II Buildings, as applicable), then the Tenant Improvement Allowance available for the Building pursuant to this Workletter shall be deemed to be increased or decreased accordingly, as the case may be.

(d) The Tenant Improvement Allowance described above assumes that (1) Tenant will upgrade the construction of Tenant’s Work to an Importance Factor of 1.25; (2) Tenant will, by Tenant Change Requests, request implementation of whatever Building Shell changes are necessary to upgrade the construction of the Building Shell to an Importance Factor of 1.25; and (3) Tenant, with respect to lab buildings, will install a reasonable number of code-permitted chemical control zones within any laboratory areas of the Building consistent with Tenant’s particular use of areas, both to address Tenant’s functional program requirements and to provide flexibility for future laboratory uses within the Building. Tenant shall submit a preliminary control zone layout (with respect to any laboratory space) for Landlord review and approval as part of the plan submissions required under Paragraph 2(b) of this Workletter. Failure to install such control zones within laboratory areas of the Building shall be grounds for disapproval of Tenant’s plans by Landlord.

5. Tenant’s Work. Tenant shall construct and install in the Building the Tenant’s Work, substantially in accordance with the Tenant’s Approved Plans or, with respect to Tenant’s Work not otherwise shown on the Tenant’s Approved Plans, substantially in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant’s Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

(a) Contractor Requirements. The General Contractor engaged by Tenant for Tenant’s Work, and any subcontractors, shall be duly licensed in California, shall be experienced and reputable, and shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall engage only union contractors for the construction of Tenant’s Work and for the installation of Tenant’s fixtures and equipment in the Building, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work.

(b) Costs and Expenses of Tenant’s Work. Subject to Landlord’s payment or reimbursement obligations under Paragraph 4(b) hereof with respect to Landlord’s share of the Cost of Improvements for the Tenant Improvements and to Tenant’s right to use the entire Tenant Improvement Allowance for the Building prior to being required to expend any of its own funds on an unreimbursed basis for Tenant Improvements, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant’s Work (including the costs of permits) and shall furnish Landlord with evidence of payment within ten (10) business days after written request by Landlord or its representatives. Tenant shall provide Landlord with ten (10) days prior written notice before commencing any Tenant’s Work. On completion of Tenant’s Work, Tenant shall deliver to Landlord a release and unconditional lien waiver executed by each contractor, subcontractor and materialman involved in the performance of Tenant’s Work or, in lieu of such waiver(s), a bond sufficient in form and amount to effect a release of the lien rights as to which no such waiver has been received in accordance with applicable law.

(c) Tenant’s Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) to the extent arising from the performance of Tenant’s Work. Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord’s real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant’s Work.

(d) Insurance. Tenant’s contractors shall obtain and provide to Landlord certificates evidencing workers’ compensation, public liability and property damage insurance in amounts and forms and with responsible companies reasonably selected or approved by Tenant, and Tenant shall provide to Landlord certificates evidencing Tenant’s compliance with the insurance requirements of Article 11 of the Lease (except to the extent any such requirements by their terms are clearly relevant only after Tenant’s commencement of business operations on the Premises).

(e) Rules and Regulations. To the extent applicable to the performance of Tenant’s Work, Tenant and Tenant’s contractors shall comply with the site rules, regulations and requirements set forth on Schedule 5(e). Landlord and its project manager and General Contractor shall have the right to modify such rules, regulations and requirements in any reasonable respect from time to time during the course of construction, provided that copies of such modifications shall be given to Tenant and Tenant’s contractors prior to the implementation thereof and provided that no such modifications materially increase Tenant’s obligations or materially diminish Tenant’s rights hereunder. Tenant’s agreement with Tenant’s contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant’s Work.

(f) Early Entry. Prior to the date of delivery of the Structural Completion Certificate for the Building, Landlord shall permit entry of contractors into the Building as contemplated in Section 2.2 of the Lease for the purposes of performing Tenant’s Work, subject to satisfaction of the conditions set forth in the Lease. During all periods when both parties are performing work on the Property or in the Building, subject to the express provisions of this paragraph, neither party shall unreasonably interfere with or delay the work of the other party and/or its contractors, and both parties shall mutually coordinate and cooperate with each other, and shall cause their respective contractors to work in harmony with and to mutually coordinate and cooperate with the other’s contractors, respectively, to minimize any interference or delay by either party with respect to the other party’s work. Notwithstanding the foregoing provisions, (i) prior to Landlord’s substantial completion of curtainwall construction for the Building (the “Curtainwall Completion Date,” which will occur subsequent to delivery of the Structural Completion Certificate, as set forth in the Construction Schedule) (the “Landlord Priority Period”), in the event of any irreconcilable conflict or interference between the work of Landlord’s workers, mechanics and contractors and the work of Tenant’s workers, mechanics and contractors, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Tenant’s remaining work to avoid the conflict or interference; and (ii) after the Landlord Priority Period, in the event of any irreconcilable conflict or interference between the work of Landlord’s workers, mechanics and contractors and the work of Tenant’s workers, mechanics and contractors, Landlord and Tenant shall resolve such conflict or interference by a reasonable resequencing or rescheduling of Landlord’s remaining work to avoid the conflict or interference.

(g) Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Building, by or at the direction of Tenant or in connection with the performance of Tenant’s Work, prior to the Rent Commencement Date shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage, loss or destruction thereof, except to the extent caused by Landlord’s or its agents’, employees’ or contractors’ negligence or willful misconduct.

(h) Condition of Work. Subject to any express warranties, limitations thereof or other similar provisions contained elsewhere in this Workletter, in the Lease or in the Master Agreement, all work performed by Landlord and Tenant shall be performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the applicable approved plans in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, (i) Landlord shall be responsible for compliance of all Improvements designed and constructed by Landlord with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities; (ii) Tenant shall be responsible for compliance of all Improvements designed and constructed by Tenant with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities; and (iii) in the case of Improvements constructed by Landlord at Tenant’s request and expense, such Improvements shall be designed by Tenant and its Architect and compliance of such Improvements with any design requirements under applicable laws (including, without limitation, the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities) shall be the responsibility of Tenant and its Architect.

6. No Agency. Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

7. Survival. Without limiting any survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(c) and Paragraph 8 of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

8. Landlord’s Indemnification. Landlord shall indemnify, defend and hold Tenant harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) to the extent arising from the performance of Landlord’s Work. Landlord shall repair or replace (or, at Tenant’s election, reimburse Tenant for the cost of repairing or replacing) any portion of the Tenant Improvements and/or any of Tenant’s real or personal property or equipment that is damaged, lost or destroyed as a result of the negligence or willful misconduct of Landlord or its agents, employees or contractors in the course of or in connection with the performance of Landlord’s Work.

9. Miscellaneous. All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Tenant’s or Landlord’s approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Tenant or Landlord, as the case may be, shall be deemed to have given approval (unless the provision requiring Tenant’s or Landlord’s approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Tenant or Landlord in a timely manner (subject to any specific timing requirements set forth in this Workletter or in the Construction Schedule), the procedure for preparation of that item and approval shall be repeated.

IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

“Landlord”		“Tenant”

SLOUGH SSF, LLC, a Delaware limited liability company		GENENTECH, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By:
Name:
Its:
By:
	Name:	By:
	Its:	Name:
Its:

Schedule 5(e)

Site Rules, Regulations and Requirements

1. Project Site Rules & Safety Information, Britannia East Grand (BEG), HDCCO Job No. 7142-00, August 26, 2004 (4 pages).

2. Hathaway Dinwiddie Construction Company, Injury and Illness Prevention Program, Britannia East Grand (BEG) Project (see Index and cover page dated December 19, 2000 attached).

PROJECT SITE RULES & SAFETY INFORMATION BRITANNIA EAST GRAND (BEG) HDCCO Job No. 7142-00 August 26, 2004

Weekly Subcontractor Meeting:

Meetings will be held Wednesday, 10:00 a.m. at the site office trailer. At least one (1) representative from each trade working shall attend.

Safety:

a)	A safe job is a productive job. Work together with HDCCO to make this a safe, productive job. Safety is everyone’s responsibility.

b)	6:45 Daily Pretask Meeting. All subcontractor foreman to attend every morning at 6:45 am at the HDCCO trailer to discuss job specific safety issues, coordination of deliveries and trades installation.

c)	Weekly General Safety Meetings will be held every Monday at 7:00 am at the HDCCO field Office or other locations, to be determined. All subcontractors working on site are required to attend.

d)	Keep all established fire lanes open.

e)

Safety Citations will be issued as necessary under the discretion of any Hathaway Dinwiddie Construction Co. superintendent, foremen and/or safety personnel. The first citation is a verbal warning, which includes but is not limited to warnings issued at any meetings that subcontractors/trades attend; the second citation is written to the unsafe worker and a copy is sent to their office; and the third citation can result in mandatory removal from job site. Safety violations include but are not limited to any item listed in this document.

Safety citation protocol for elevated level work activities; excavations and confined space work will differ from ground level work activities. The citation process for these work areas is as follows: the first citation is written to the unsafe worker and the second citation will result in mandatory removal from job site.

Exemplary causes for safety citation issuance for above ground level work;

1.	No material, equipment, etc. will be thrown from the elevated levels.

2.

All guardrails and barriers will be in place at all times. If you take them down to stock equipment/material, it is mandatory that you stand by the opening until the activity is completed and it is your responsibility to reinstall the guardrail and barrier properly.

3.

All floor and roof penetrations will be covered secured and stenciled reading, “Opening Below, Do Not Remove”. If you must uncover an opening for work at that area PLEASE Do not walk away from the opening before recovering.

4.	Where guard rails and/or barriers are not installed, you will be required to be tied off working within ten feet of an opening or edge of the second floor, third floor, roof and/or penthouse.

5.	Fall protection above 7.5 feet is required as set forth by CAL OSHA.

f)

Hard hats, reflected vests and clothing required for your construction activities are required at all times on this project. Each subcontractor/supplier is responsible for furnishing the hard hats and vests for their workers.

g)

Hot Work - All Open Flame and Spark Causing Tools: Require a written “Hot Work Permit” (see attached) issued by the HDCCO project superintendent. All work of this nature must be scheduled in advance - before start of work. Each trade must provide their own protection, fire extinguishers and fire watch, as necessary following the required precautions check off list. (New or existing roof.)

h)	Smoking is not permitted in the new or existing building or on the roof. First offense receives a warning; second is justification for removal from job.

i)

Report all injury accidents & non-injury incidents immediately. HDCCO protocol and forms for reporting such incidents are found in HDCCO’s Injury and Illness Prevention Program. Please Contact John Littlefield of HDCCO for this information. All serious accidents require OSHA notification, as applicable.

j)	Catastrophic Events: In the Event of a catastrophic accident and/or event all personnel must assemble at the North side of the HDCCO office trailer for a head count.

k)	Subcontractor Safety Meetings: All Trades must submit a copy of their weekly safety meeting minutes to HDCCO on a weekly basis.

l)	Site speed limit is 5 M.P.H.

m)

Clean-up: A clean site is a safe site! Do not allow debris to accumulate. Subcontractors are responsible for their own debris box or off-haul unless excluded form contract. Coordinate a specific area for collection/removal with HDCCO superintendent. Fifty-five gallon drums marked “Trash” are for lunch-break debris only. Citations will be issued as necessary.

n)	Temporary Lighting: Main corridors and open areas will be lit by HDCCO as needed. Task lighting or any other additional lighting is each subcontractor’s responsibility.

o)

Alcohol and Illegal drugs are strictly forbidden in and around the jobsite. Anyone in possession or under the influence will be removed from the site immediately. Further, be aware of the effects of legal, medicinal drugs that you are using and do not work if its effects can potentially lead to an incident (i.e. Medicines that cause drowsiness).

p)	Staging: Interior and exterior staging must be pre-scheduled with HDCCO.

q)

Concrete Cutting/Coring: Advise HDCCO 5 days prior to start of work. Submit drawings for Structural, Engineering/Architectural approval, which show new cutting/coring, with dimensions from column lines, finish floor, roof structure, walls, and any existing openings or penetrations.

r)	Confined Space Entry: Subcontractors must notify HDCCO of all confined space activities two (2) days prior to the actual work performed.

s)

All guard rails and barriers shall be in place at all times. If you take then down to stock equipment and/or materials, it is mandatory that you “Stand-by” until the activity is complete and guard rail and/or barriers are properly reinstalled.

t)	All subcontractors working on site are to comply with owner, Federal, State & local safety regulations.

u)	Oxygen/Acetylene Bottles. To be separated by 20 ft or 1 hour rated walls between bottles when in storage.

v)	Fall Protection Awareness. Training in the use of proper fall protection and anchor points is required.

w)

Gasoline to be stored in approved containers. General Industry Safety Orders: Refueling with portable containers shall be done with approved safety type containers equipped with an automatic closing cap and flame arrester. Construction Safety Orders: Only approved containers and portable tanks shall be used. Metal containers and portable tanks meeting the requirements of and containing products authorized by Chapter 1, Title 49, of the Code of Federal Regulations (DOT Regulations), shall be deemed to be acceptable.

R.F.I.’s:

Forward ail request for information (RFI’s) in writing to HDCCO field office.

Extra Work:

An HDCCO superintendent must sign all T & M tags daily or they will not be honored. Special circumstances that do not allow for this will be handled on a case-by-case basis. No extra work to be performed without HDCCO written approval.

Long Lead Items:

Advise HDCCO one (1) week in advance of any key material or equipment delivery date changes. Site deliveries must be made prior to 3:00 p.m.; please advise your suppliers. HDCCO does not provide for use of a forklift for subcontractors to off-loading materials; off-loading is each subcontractor’s responsibility.

On-site Facilities:

Power and phone connections are available. SBC connections and services, in regard to subcontractor office trailers, are to be coordinated by subcontractors. Coordinate trailer and storage location with HDCCO superintendent.

Building Restrooms:

New or existing restrooms are not to be used. Chemical toilets will be furnished. Women will be provided with separate facilities.

Inspections:

All inspections to be called by HDCCO. When scheduling inspections, please log the confirmed inspection date on the Inspection Schedule located in the HDCCO superintendent’s trailer. All permits and permit drawings are to remain in the HDCCO superintendent’s trailer.

Plans/Specs:

No substitutions will be permitted without prior written approval from the architect.

Daily Report:

Make a copy of your daily report on a daily basis and submit to a HDCCO superintendent. Included in report shall be on site employee count and activities, and your subcontractor’s activity. Also, include specific location of work (i.e. referenced to gridlines, room numbers, corridors etc.)

Damage:

Each subcontractor will exercise caution not to damage the adjacent existing buildings or new work by other trades. Advise HDCCO immediately of any damage to your work or damage you may have caused.

Communication:

An “In Box” for subcontractors will be located in the HDCCO superintendent’s field office. Please check your box on a daily basis. Also, subcontractor home office will copy their field foreman on any pertinent communication they receive.

4-Week Schedule:

HDCCO will provide 4-Week Rolling Schedule weekly. All subcontractors must review, update and submit update to HDCCO on a weekly basis. The update should be presented at the weekly subcontractor meeting.

Hazardous Material Disposal:

It is the responsibility of the contractor using the hazardous material to properly remove it from the BEG site.

MSDS and Hazardous material Lists

Upon arriving on site, subcontractors must submit current (post 1989), job specific MSDS for all materials to be used on BEG project. Subcontractors will update and maintain a list of all hazardous material inventory sheets and submit them to HDCCO as needed.

On-site Etiquette:

The owner, architect, general contractor, subcontractors, field staff, other visitors and the general public will be on or around the site from time to time. Advise your employees that “cat calls”, photographs and calendars of questionable taste will not be permitted on this job. Instruct your employees accordingly.

Walkman & Radios:

Walkman radios and traditional radios are prohibited on the BEG project site.

Stocking:

Subcontractors must schedule stocking of materials and equipment two (2) weeks in advance of moving into building/site. Material deliveries will be coordinated and scheduled with John Littlefield of HDCCO.

Rooftop Protocol:

Only workers with official business are allowed on the roof. All rooftop storage must be coordinated with HDCCO prior to stocking material. All material on the project roof-top shall be secured to roof top so, in the event of high velocity winds, the material will not blow off roof. (Applicable for existing or new roofs)

Parking On-site:

As the Subcontractors mobilize on site, HDCCO will direct the subcontractor where to park. It will be the responsibility of each subcontractor to keep his employees parked within the designated area. Construction personnel not parking in the designated area will be towed at their expense.

Visitors:

All visitors are to sign in at the HDCCO jobsite trailer and are to be escorted onto the site by an HDCCO employee. If visitors do not have vests and/or hardhats HDCCO will provide these items for the time period they are on the site.

Man Lift/Material Lift:

All material and equipment to be hoisted will be prescheduled with HDCCO and adhere to the schedule date and time or will be back-charged.

Crane Picks:

All material and equipment to be hoisted will be prescheduled with HDCCO and adhere to the schedule date and time or will be back-charged. Subcontractors using crane must warn and coordinate with all trades that will be working in and around the “Crane Work Zone” (i.e. the 360 degree area that can potentially be reached by the crane).

BCDC Line:

No construction activities, equipment or personnel are allowed on the Bay side of the staked BCDC line at the BEG project.

BEG Storm Water Pollution Prevention Plan (SWPPP)

All subcontractors are to read and abide by the BEG SWPPP. A copy of the BEG SWPPP package is available in the jobsite trailer.

All construction personnel working on this project are required to read and understand the Site Rules and will sign the attached acknowledgement sheet.

HATHAWAY DINWIDDIE CONSTRUCTION COMPANY

INJURY AND ILLNESS PREVENTION PROGRAM

BRITANNIA EAST GRAND (BEG) PROJECT

INDEX

SECTION 1	SITE SAFETY PREFACE

SECTION II	SAFETY AND HEALTH POLICY

SECTION III	SAFETY RESPONSIBILITIES

SECTION IV	EMERGENCY PLAN

A. EMERGENCY PREPARATION PLAN

B. EMERGENCY MEDICAL SERVICES PLAN

C. FIRE PREVENTION, EMERGENCY EVACUATION & FIRE PROTECTION

D. EMERGENCY MEDICAL TREATMENT PROCEDURES

SECTION V	JOB HAZARD

A. JOB HAZARD ANALYSIS

B. JOB HAZARD ANALYSIS FORM

SECTION VI	SAFETY OPERATING PROCEDURES

SECTION VII	MATERIAL SAFETY DATA SHEET

SECTION VIII	CODE OF SAFE PRACTICES

SECTION IX	POLICY CONCERNING HARASSMENT

SECTION X	SUBSTANCE ABUSE POLICY

SECTION XI	EMPLOYEE TRAINING

SECTION XII	JOBSITE SAFETY INSPECTION

SECTION XIII	SITE SAFETY INSPECTION REVIEW FORM

SECTION XIV	SAFETY CITATIONS

SECTION XV	ACCIDENT REPORTING

APPENDIX 1	SITE HEALTH & SAFETY PLAN for BEG by GREEN ENVIRONMENTAL

APPENDIX 2	SITE SPECIFIC TO LEAD FOUND ON BEG SITE

APPENDIX 3	ASBESTOS HAZARD DUST MITIGATION FOR BEG SITE

Hathaway Dinwiddie Construction Company

SITE SAFETY PREFACE

To:	All Hathaway Dinwiddie Superintendents, Project Managers, Subcontractor Foremen and all Site Personnel

Re:	Britannia Oyster Point Project HDCC Job No. 7125

Date:	December 19, 2000

You are charged with the direct responsibility of conducting your operations in a manner that will provide safe working conditions for all employees who will be working at the Britannia Oyster Point Project.

To help you in the discharge of this most important duty, we have prepared this Safety Program. It is not intended to be a comprehensive encyclopedia of safety. However, it does provide you will basic information necessary to comply with all Federal, State and Local requirements.

Please give us your best effort in helping us compile a safety record second to none. Should you have any question regarding specifics of our safety program or suggestions for improvements, please contact the Safety Director or General Superintendent.

Very truly yours,

HATHAWAY DINWIDDIE CONSTRUCTION COMPANY

Greg Cosko
President

GC/sh

attachments

Schedule C-1 to Workletter

BUILDING 5/6 SHELL

The “Building Shell” as defined in the Workletter to which this Schedule C-1 is attached shall consist of the following:

Building envelope and waterproofing (the Building “shell”), except as specifically indicated as being included in Tenant Improvements under Schedule C-2, including: reinforced grade beam foundation on auger cast concrete piles; ground floor to be a reinforced concrete slab supported by auger cast concrete piles; elevated floors to have a metal decking with concrete topping slab; roof structure to be metal deck with concrete topping slab, and to include a mechanical penthouse; roof membrane to be built-up system, with rigid insulation, flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-bearing exterior curtain wall; seismic system utilizing steel braced frames; roof live load to be 20 PSF with 75 PSF in all areas within the roofscreen and 100 PSF in the mechanical penthouse (roofscreen and mechanical penthouse are non-reducible); floor to floor heights of 17 feet, all floors

All other structural work except that driven specifically by Tenant Improvements programming (e.g., interior masonry walls)

Floor designed for 100 PSF uniform live load capacity (reducible as allowed by code)

Main Building entrance(s)

Building code required primary structure fireproofing

Building code required stairs

Pit and jack for one elevator

Exterior hardscape and landscape, except as specifically indicated as included in Tenant Improvements under Schedule C-2

Polyethylene vapor barrier under grade level slab

Site underground water, fire, storm and sanitary service to 5 feet outside Building line

Building storm and overflow drainage systems

Site underground conduits for “normal” electrical and communications, terminated within the Building

Electrical utility pad and transformer, primary service conduits terminated at building switchgear location for TI-provided electrical service

Gas service up to exterior meter location at Building (but not including meter)

Wet fire protection (risers, loops, branches and heads), evenly distributed for “ordinary hazard” occupancy

Schedule C-1 – Page 1 of 2

Shell design and permitting fees, except as specifically included in Tenant Improvements under Schedule C-2

Vented deck at upper floors

Temporary project fencing

Construction lift for contractor safety, access and stocking of materials (split with TI – 50%)

Underslab sanitary waste main trunk line (split with TI – 50%; branch distribution by TI)

Schedule C-1 – Page 2of 2

Schedule C-2 to Workletter

BUILDING 5/6 TENANT IMPROVEMENTS

The “Tenant Improvements” as defined in the Workletter to which this Schedule C-2 is attached will include, but not necessarily be limited to, the following:

All tenant construction, design fees, fixtures, furnishings, etc. to support tenant operations, including use space, offices, lobbies, circulation, restrooms and all other features not specifically indicated as part of the Building Shell in Schedule C-1

Service yard foundations, structure, enclosure and waterproofing. This area includes emergency generator enclosures, chemical storage enclosures, trash enclosures and recessed loading dock. Any service area that is included in the area (square footage) calculation for the Building, and upon which rent is therefore paid by Tenant, will not fall under this service yard definition for purposes of this schedule. [1]

Shipping/receiving/dock equipment and bollards [1]

Exterior Building skin modifications to support TI systems (e.g., louvers for HVAC accommodation) [2]

Outdoor lounge and eating area [2]

Topical emission barriers on slabs, if required

Slab depressions for special finishes or special uses [2]

Enhancement of structure for live loading above 100 PSF or vibration control criteria [2]

Modification of structure for openings at floors and roof [2]

Modification or repair of structure fireproofing required by TI construction

All minor support structures for ducts, conduits, pipes, etc.

Stair enclosures, handrails and guardrails

Stair penthouse, if required [1]

Exterior wall insulation

Firesafing at floor decks, exterior walls and interior openings

Custom doors

Security or other upgrades to exterior doors

Wallboard capture trim at exterior window wall

Visual screens and supporting structures/platforms/sleepers, etc. for rooftop equipment, ducts, plumbing, electrical, etc. [1]

Schedule C-2 – Page 1of 3

Roof patching for all penetrations relating to Tenant Improvements

Skylights, if used, including curbs, roof patching, etc.

Elevator cab and equipment, except for one pit and jack. Additional elevators by Tenant.

Shaft walls or other fire separations required for vertical openings (stairs, elevators) or control zones

Distribution/laterals from sanitary waste main trunk line (main trunk line split with shell 50%) [3]

All underground lab waste plumbing and related systems and fixtures, if required [3]

Gas meter and piping from gas meter to Building [3]

Modifications/enhancements to wet fire protection systems required by TI design

Fire alarm, signal and security systems

All secondary electrical service for Tenant demand loads, including main service disconnect, Tenant meter section and distribution panels

Standby electrical generator, if required

All electrical communications wire and service not specifically included in Building Shell

All TI design fees and reimbursables

All other “soft” costs, including TI permit/development fees, utility capacity or connection charges, etc.

Landlord-provided oversight of TI activities

All testing and inspection of TI construction

Builders risk insurance for TI construction

All general contractor preconstruction services costs related to TI construction

Construction lift for contractor safety, access and stocking of materials (split with shell – 50%)

“Tenant Improvements” shall not include the design and/or construction of infrastructure, landscaping or other site improvements unless specifically requested by Tenant or as a result of Tenant Improvements or Tenant’s requested modifications to existing plans.

Elements shown in bold and underlined will be implemented in accordance with Page 3 of this Schedule C-2 and charged against the Tenant Improvement Allowance.

Schedule C-2 – Page 2 of 3

IMPLEMENTATION SCENARIOS FOR WORK CONSTRUCTED BY LANDLORD ON BEHALF OF TENANT AT TENANT’S EXPENSE

Scenario No.	Programming and/or Preliminary Design Requirements	Architect/Engineer of Record	Contractor of Record / Contract Relationship	Coordination Responsibility	Examples

1	Landlord design included as part of shell documents and construction	Landlord designteam	Landlord Contractor under the main Shell contract or change order to main Shell contract	Landlord team	Service yard, loading dock area, roof screens, etc.

2	Tenant provides program or design requirements and/or schematic design information	Landlord design team takes info provided by Tenant team and incorporates it into the shell documents	Landlord Contractor via change order to main Shell contract	Tenant team responsible for coordination of work with Landlord Contractor	TI required slab depressions

3	Tenant provides full design and construction documents.	Tenant design team	Landlord Contractor under a separate contract withLandlord to specifically address these conditions	Tenant team responsible for coordination of work with Landlord Contractor	Underslab plumbing

Schedule C-2 – Page 3 of 3

EXHIBIT D

CONSTRUCTION SCHEDULE

EXHIBIT D TO BUILDING LEASE

EXHIBIT E

ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE

This Acknowledgment is executed as of                             ,             , by SLOUGH SSF, LLC, a Delaware limited liability company (“Landlord”), and GENENTECH, INC., a Delaware corporation (“Tenant”), pursuant to Section 2.4 of the Building 5/6 Lease dated                     , 2004 between Landlord and Tenant (the “Lease”) covering premises referred to by the parties as Building 5/6 and located at 475 East Grand Avenue, South San Francisco, CA 94080 (the “Premises”).

Landlord and Tenant hereby acknowledge and agree as follows:

1. The Rent Commencement Date under the Lease is                             ,             ; a copy of the minimum rent schedule in effect as of that date under the Lease is attached hereto.

2. The termination date under the Lease (to the extent determinable at this time) shall be                             ,             , subject to any applicable provisions of the Lease for extension or early termination thereof.

3. The square footage of the Premises, as finally designed and built, measured in accordance with Section 3.1(c) of the Lease, is                      square feet.

4. Tenant accepts the Premises and acknowledges the satisfactory completion of all Improvements therein required to be made by Landlord, subject only to (a) any applicable “punch list” or similar procedures specifically provided under the Lease or under the Workletter governing such work, and (b) Landlord’s obligations, warranties and representations set forth in Sections 4.2, 4.3 and 4.4 of the Lease.

EXECUTED as of the date first set forth above.

“Landlord”		“Tenant”

SLOUGH SSF, LLC, a Delaware limited liability company		GENENTECH, INC., a Delaware corporation

By:	Slough Estates USA Inc., a Delaware corporation, Its Manager	By:
Name:
Its:
By:
Name:
Its:

EXHIBIT E TO BUILDING LEASE

EXHIBIT F

BRITANNIA EAST GRAND PROPERTY MANAGEMENT OBJECTIVES & RESPONSIBILITIES

BRITANNIA EAST GRAND PROPERTY MANAGEMENT OBJECTIVES & RESPONSIBILITIES

1.	Genentech Responsibilities:

•

GNE and Slough recognize that there will be a fair amount of coordination required to transition the Project over from “construction” to “completion” status. Due to the staggered delivery of Buildings within each of Phase I and II, there may be periods of time where it is more practical for Slough to maintain certain elements of the project which would otherwise be controlled and maintained directly (and paid for) by GNE. GNE would therefore reimburse Slough for these costs. All transition issues shall be handled (a) pursuant to Genentech’s EPG-11 standards, which has been provided to Landlord prior to the execution of this Lease and is incorporated herein by reference, to the extent such standards are applicable, and (b) by good faith negotiation and written agreement of the parties regarding all other transition matters.

•

Without limiting the general scope of GNE’s responsibility for maintenance of Aboveground Structures pursuant to the Lease, GNE responsibilities shall specifically include, with respect to Parking Structure A and Parking Structure B, when completed, parking garage cleaning, parking lot maintenance, striping and curb painting.

2.	Slough Responsibilities:

•

Slough shall immediately respond to and complete emergency repairs on a 24/7, 365 day a year basis. Costs for emergency repairs, as for other maintenance and repair items, shall be handled in accordance with the Lease.

•

GNE has specific landscape requirements due to FDA regulations. GNE and Slough will need to discuss implications to landscape plan (i.e. materials, species, etc.). GNE will be responsible for the cost of “upgrades” to existing landscape plan due to compliance with GNE EPG 55, which has been provided to Slough prior to the date of this Lease and is incorporated herein by reference.

•

Slough will receive at least 3 competitive bids for Slough’s maintenance services. If Slough does not select the lowest bidder, Slough must explain the reasons for an alternative selection to Genentech. To the extent provided in the Lease, this requirement is excused in emergency situations.

EXHIBIT F TO BUILDING LEASE

3.	Frequency & Standard of GNE-performed Maintenance:

•

GNE will keep the Buildings and other portions of the Project for which GNE is responsible maintained in a first-class condition consistent with other office, research and development parks of similar quality. Without limiting the generality of the foregoing, the following specific requirements will apply.

•

Slough has a standard of maintenance which it employs on a regularly scheduled basis under “normal operating conditions”. For reference, the following is a list of maintenance activities and inspections performed at Slough’s recently completed, Britannia Oyster Point project.

Site Reviews, Inspections, and Maintenance	Frequency
Roofs Inspections/Review	Bi-Annual
Exterior Walls Inspections/Review	Quarterly
Landscape Maintenance	Bi-Monthly
Fountain(s) Maintenance/Review	Quarterly
Balconies Inspections/Review	Bi-Annual
Parking Lot Maintenance	Weekly
Loading Docks Maintenance	Weekly
Garage(s) Maintenance	Monthly
Exterior Doors Inspections/Review	Quarterly
Electrical Rooms Inspections/Review	Quarterly

•	Frequency of inspections/reviews and maintenance does not necessarily have to be consistent with above but must be reasonable and approved by Slough.

•

GNE shall produce an annual site/maintenance report covering all GNE responsibilities for the Property. The report shall summarize GNE’s management and maintenance activities over the course of the year, including inspection reports, photos, recommendations by vendors/consultants, improvement plans or programs. Slough and GNE will confer reasonably and in good faith from time to time to agree in more detail upon the form and substance of the annual report.

•

Slough must reserve its right as owner of the Property to enter and inspect and verify property condition and maintenance. Slough will coordinate any such entry and inspection with Genentech’s Facilities Manager, and will comply with Genentech Security protocol. Genentech will cooperate with Slough to provide all required access so that Slough can properly discharge its obligations.

•	Slough understands and acknowledges that it is critical to coordinate all maintenance, repair and construction activities through Genentech so as to avoid any utility interruption to Genentech

EXHIBIT F TO BUILDING LEASE

EXHIBIT G

SSF LANDSCAPING CONSIDERATIONS AND PRACTICES

ENGINEERING PRACTICE

1EP-G55	SSF	Landscaping Considerations and Practices		Revision No.	0.0
			Approved By: Revision Date:	06/16/2003

1.0	Purpose

The purpose of this Engineering Practice (EP) is to provide guidelines and recommendations for landscaping practices and maintenance at Genentech SSF campus. This EP is a component of the Integrated Pest Management Program (IPM).

2.0	General

The Genentech South San Francisco Campus, herein referred to as SSF, occurs in an extreme microclimate within Zone 17 described on page 48 of the 2001 version of the Sunset Western Garden Book. The microclimate at the Genentech SSF Campus, within the larger Zone 17, consists of cooler than average temperatures, stronger than average winds, and heavy coastal fog compared to the surrounding Zone 17 area. The SSF Campus located at Point San Bruno has steeply sloped bluffs through the center of campus, along the southern half of its bay frontage and along the southerly edge of campus, leading to the Wind Chimes hillside.

These combinations of extremes in microclimate and steep slopes require special consideration in the design and maintenance of landscaping at SSF. These special considerations and practices are described within this Engineering Practices Document (EP) for the SSF landscaping.

3.0	Landscaping Considerations and Practice

Plant material selection and mulch types shall be in accordance with pest control policy guidelines with exceptions defined as follows:

1.	Near Building Zone (to 30’ away):

A.	Slopes less than 3:1 (3 horizontal to 1 vertical) shall be designed with in accordance with plants recommended herein for pest control.

B.

Exception: Steep slopes equal to or greater than 3:1 shall have plant selection and mulch which provide slope stabilization and erosion control, while also providing pest control to the best level possible.

2.	Outlying zone (farther than 30’ from buildings):

A.

Slopes less than 3:1 within the Outlying Zone represent a significant portion of Genentech’s SSF Campus. Landscaping shall be designed with in accordance with plants recommended herein for pest control. Exception: The use of wide spreading shrubs and groundcovers may be considered on a site-by-site basis. Example: The landscape designs of parking lots are often large and distant from manufacturing buildings and may contain deviations from the

Genentech, Inc.	Page 1 of 5

EXHIBIT G TO BUILDING LEASE

EP-Yxx Engineering Practice Title	Revision Number: 0.0

pest control requirements. Note: The BCDC Trail zone falls outside of the GMP area as outlined in the Pest Control procedures.

B.

Exception: Steep slopes equal to or greater than 3:1 shall have plant selection and mulch, which provide slope stabilization and erosion control, while also providing pest control to the best level possible. The use of wide spreading shrubs and groundcovers may be considered on a site-by-site basis.

Ornamental rock groundcover or crushed gravel track fines (l/4”by dust), shrubs and groundcovers that do not provide slope stabilization and erosion control shall not be used when possible.

3.1.	Selection of Shrub Varieties

•

In general, select shrub varieties that are vase-shaped, and open at the base, except as noted in the Zones described above, and as further described below. Such plants can be easily cleaned around, and are easily inspected by pest control providers.

•

Shrubs and bushes that are globular in form, or that form cavernous formations should be avoided completely. Cavernous vegetation provides harborage to many different insect, mammal (rodents, feral cats, etc.), bird, amphibian, or reptile pests. Such style vegetation also acts as a trap for windblown trash, which in turn may provide food or nesting resources for pests, act as breeding sources for flies, and attract ants.

•	Globular shrubs also are more difficult for landscape maintenance personnel to access and clean thoroughly.

•

Steep slopes (3:1 and steeper) described in the preface, and at steep slopes (3:1 and steeper) created by sharp changes in elevation between buildings, at changes in building floor elevations and at steep slopes at truck docks, require slope stabilization and erosion control plant material selection. Where possible the site design shall avoid steep slopes (3:1 and steeper). Where steep slopes (3:1 and steeper) are unavoidable selection of plant material may deviate from the requirement for widely spaced vase shaped plants, if necessary to promote slope stabilization and erosion control.

3.2.	Selection of Ground Cover Materials

•	Creeping ivy style ground covers are discouraged for the same reasons as provided above for shrubs, except as noted in the Zones described above, and as further described below.

•

Climbing ivy is particularly to be avoided, because it provides direct access for rodents and insects to harbor up on walls, gain access to roof areas, and be more directly connected to window wells, etc. Additionally, growing shoots of

Genentech, Inc.	Page 2 of 5

EXHIBIT G TO BUILDING LEASE

EP-Yxx Engineering Practice Title	Revision Number: 0.0

climbing ivy often can penetrate mortar and create additional openings for small pests.

•

Where ground cover material is necessary, consider turf, ornamental rock coverings, crushed gravel (l/4”x dust), or combinations of rocks, turf, and wide spacing among shrubs and grasses. At steep slopes (3:1 and greater) ornamental rock or crushed gravel groundcovers that do not provide slope stabilization and erosion control should not be used.

•

Slope Stabilization and Erosion Control groundcover plant selection may vary at steep slopes (3:1 and steeper) described in the preface, and at steep slopes (3:1 and steeper) created by sharp changes in elevation between buildings, at changes in building floor elevations and at steep slopes at truck docks, for example. Where possible the site design shall avoid steep slopes (3:1 and steeper). Where steep slopes (3:1 and steeper) are unavoidable selection of groundcover plant material may deviate from the requirement for none ivy style ground cover plants, if necessary to promote slope stabilization and erosion control. Groundcovers, which spread and root along their runners, are often excellent for use in slope stabilization and erosion control.

3.3.	Selection and Placement of Trees

•

Fruit and berry- bearing tree varieties should be avoided. Such trees attract ants, bees, wasps, birds, flies, and rodents. Fruit drop also provides some pests (e.g., fruit flies) with a breeding medium.

•

Tree varieties that form dense foliage should be avoided for reasons similar to those provided above for shrubs. Additionally, starlings, sparrows and other bird pests gravitate towards dense tree vegetation for year-round nesting.

•

Trees should be planted far enough away from building exteriors to avoid creating pest highways to walls or rooftops (e.g., plant trees from buildings at a greater distance than the expected radius of the mature tree).

•	All tree branches should be kept pruned back from buildings by a minimum of 1 meter, and preferably 2 meters.

•	All trees should be monitored on a regular basis (e.g, monthly) for potential pest populations existing in, or on, the tree. Such pests may at a later time disperse into nearby buildings.

3.4.	Mulching Practices

•

The practice of adding mulch as a landscaping material around commercial buildings increases the population of invertebrates in or beneath the mulch. Mulch has benefits (moisture retention, decreasing soil loss, etc) but must be used selectively on the SSF Campus.

Genentech, Inc.	Page 3 of 5

EXHIBIT G TO BUILDING LEASE

EP-Yxx Engineering Practice Title	Revision Number: 0.0

•

Do not deep-mulch, (> than 2 inches (2.5-cm) at installation, and 1 inch (1.25- cm) after 60 days). Deep mulching is often used in residential neighborhoods, but the deeper the mulch, the larger the number of invertebrates that will live within the mulch. After the first year following initial installation of landscaping, mulch should be kept to about a 1.0-cm (3/4”) thickness and replenished as needed to this depth (i.e., as compared to deep mulching and replenishing less often). Within the Near Building Zone and where landscapes have matured beyond the first year following initial installation, and when mulch has broken down into the topsoil, refrain from adding additional mulch.

•	Inorganic mulch materials (e.g., crushed rock materials) are preferred.

•	Little differences exist relative to pest issues between selecting pine mulches and hardwood chipped mulch materials.

•

Mulching around tree trunks should also be kept to a minimum. Heavy mulching not only increases the invertebrate’s pest load to the immediate areas of the trees; it may also contribute to the premature death of some tree species.

•	Extensive, deep wide scale mulching is not “healthy” for building landscapes that must be hyper sensitive to pest pressures.

3.5.	Vegetation Free Zones

It is important to maintain a vegetation free zone of approximately 46-cm (18”) around all buildings-but particularly around the GMP facilities. This space allows for various pest control providers and exterior ground personnel to inspect and maintain the area. A vegetation free zone also reduces the pest pressure dramatically on the exterior of a building. Vegetation free zones can be created using crushed inorganic materials (many types), or by using Decorative gravel (1/4” x Dust). Decorative gravel should measure about a 2 cm in diameter (although, larger gravel can be used if rock throwing hazards are not present). The depth of the gravel can be 5-8 cm, which will sufficiently prevent most unwanted weed growth. If shallower depths are desired, pervious weed barrier fabrics can be installed beneath the gravel.

3.6.	Exterior Foundation Grades

Soil grades next to buildings should be sloped away from all foundations if possible to channel water away from the buildings. Otherwise, moisture loving insects and other arthropods will congregate directly next to doors, expansion joints, and foundation cracks, increasing the likelihood of periodical pest entry to sensitive areas or buildings.

3.7.	Landscaping as it Relates to Cigarette Debris

Genentech, Inc.	Page 4 of 5

EXHIBIT G TO BUILDING LEASE

EP-Yxx Engineering Practice Title	Revision Number: 0.0

Cigarette butts must be disposed of properly, therefore adequate receptacles and ash urns should be present and shall be maintained properly. Additional signage may be required.

3.8.	Minimum Considerations for non-GMP Buildings

GMP buildings require a higher exterior standard relative to landscaping than non-GMP buildings. However, the above recommendations will reduce campus-wide pest pressures on all buildings regardless of their manufacturing status. For example, a non-GMP building where the exterior perimeter vegetation is not maintained properly, can affect a GMP building nearby, or even a block away. Nevertheless for practical considerations, the following might be considered “minimum considerations” for non-GMP buildings:

•	Vegetation free zone of 46 cm.

•	No climbing ivy.

•	No fruit trees

•	Minimum use of cavernous style plantings or creeping ground cover style landscaping, except as previously described by Zone and steepness of slope.

•	Tree branches not allowed to touch roof areas.

•	Mulch

•	Cigarettes

4.0	Revision History

Date	Rev.#	Author	Revision Description
06/16/03	0.0	Scott Fortlage	To provide guidelines and recommendations for landscaping practices and maintenance at Genentech SSF campus

Genentech, Inc.	Page 5 of 5

EXHIBIT G TO BUILDING LEASE

SCHEDULE 1(f)

METHODOLOGY FOR DETERMINING

BUILDING BASELINE COST

Following is a proposed methodology for determining the incremental cost of the Landlord’s shell components for changes on Phase II buildings, per Master Lease Agreement paragraph 1(f):

1. Identify all building components impacted by the change. See attached matrix for example of potential components.

2. Determine the increased quantity of each building component between the baseline building and any change. Two conditions may exist in this quantity calculation:

a. Straightforward material calculation.

b. Interpreted calculation - Using Building 4 and/or other mutually agreeable baseline building from Phase I (except foundation systems), an extrapolation of the increases will be made from the original design in Phase I to the new design in Phase II.

3. As part of procurement, unit prices for the affected building components will be obtained.

4. At the time of bid and/or GMP establishment, unit prices will be applied to the quantities determined in Item 2 above. The increment then is established through arithmetic means. Additionally, applicable overhead items, including impact on schedule and associated management costs, will be applied.

5. Based on the above items, a total incremental cost will be calculated and submitted to Genentech for payment. Per paragraph 1(f) of the Master Lease Agreement, it is assumed that payment will be made to Slough by Genentech rather than rentalizing the increment.

SCHEDULE 1(f), TO MASTER LEASE AGREEMENT

METHODOLOGY FOR DETERMINING BUILDING BASELINE COSTS, PAGE 1

BRITANNIA EAST GRAND

Components Impacted by [insert change description]

Calculation Matrix (DRAFT)

9/28/04

DIVISION / ITEM*	QUANTITY	UNIT	UNIT PRICE	EXTENSION

Concrete (all of Division 3)
Piles		EA or LF
Foundation (added concrete at brace bases)		CU YD
Deck fill (if required for fire resistance reqt.)		CU YD

Structural Steel (05120)
Steel - columns		TN
Steel - connections		TN
Steel - braces		TN
Steel - miscellaneous weight increase (#/sf)		TN

Stairs (05510)
Stair runs		LF

Curtainwall (08900)
Glass & Glazing		SF
GFRC		SF
Increase mullion size due to additional span		EA

Window Washing Equipment (11160)
Additional provisions if required		EA

Elevator
Credit for jack if traction elevator required		EA
Elevator overrun if traction elevator required		EA

Plumbing & Fire Protection (15300 & 15400)
RWL/OF risers		LF
FP risers		LF
Other FP system features (if req’d for high-rise)		EA

Other
Other construction components not yet identified
General Conditions (if any impact)
Fee
Insurance
Contingencies

INCREMENTAL & ADDITIONAL CONSTRUCTION COST				$0

Non-Construction Cost Items
Design Fees
Plan Review / Permit Fees
Testing/inspection increment (if any)
Builders Risk Insurance increment
Project Management Fees (if applicable)
Interest Expenses on increased cost

INCREMENTAL & ADDITIONAL NON-CONSTRUCTION COST				$0

TOTAL INCREMENTAL & ADDITIONAL COST				$0

* Note - components identified above are illustrative only. Actual components affected will be determined at the time construction documents are prepared for any revisions.

SCHEDULE 1(f), TO MASTER LEASE AGREEMENT

METHODOLOGY FOR DETERMINING BUILDING BASELINE COSTS, PAGE 2

SCHEDULE 2(b)

FORM OF RETAIL/DELI LEASE

The Retail/Deli Lease shall be in the form of Schedule 1(a) to this Agreement, shall provide for a peppercorn rent, and shall be on such further terms and conditions as the parties may agree.

SCHEDULE 2(b), TO MASTER LEASE AGREEMENT

FORM OF RETAIL/DELI LEASE, PAGE 1

SCHEDULE 3(b)

FORM OF FITNESS CENTER LEASE

The Fitness Center Lease shall be in the form of Schedule 1(a) to this Agreement, shall provide for a peppercorn rent, and shall be on such further terms and conditions as the parties may agree.

SCHEDULE 3(b),

FORM OF FITNESS CENTER LEASE, PAGE 1

SCHEDULE 4(b)

FORM OF VACANT LAND/CHILD CARE CENTER LEASE

The Vacant Land/Child Care Center Lease shall be in the form of Schedule 1(a) to this Agreement, shall provide for a peppercorn rent, and shall be on such further terms and conditions as the parties may agree.

SCHEDULE 4(b),

FORM OF VACANT LAND/CHILD CARE CENTER LEASE, PAGE 1

SCHEDULE 5(b)

FORM OF EASEMENT AGREEMENT

SCHEDULE 5(b),

FORM OF EASEMENT AGREEMENT, PAGE 1

STAIRWAY EASEMENT AGREEMENT

This Stairway Easement Agreement (“Agreement”) is made by and between Genentech, Inc., a Delaware corporation (“Genentech”), and Slough SSF, LLC, a Delaware limited liability company (“Slough”), and is entered into effective as of                     , 20         (the “Effective Date”).

R E C I T A L S:

A. Slough is the owner of two parcels of real property in the vicinity of 450 E. Grand Avenue, in the City of South San Francisco, California, more particularly described in Exhibit A-1 (“Slough Parcel 1”) and in Exhibit A-2 (“Slough Parcel 2” and, together with Slough Parcel 1, the “Slough Parcels”) attached hereto.

B. Genentech is the owner of real property in the City of South San Francisco, California, bearing Assessor’s Parcel Nos. 015-092-250, 015-092-260, 015-092-280 and 015-093-080 (collectively, the “Genentech Parcels”), lying generally northerly and northeasterly of the Slough Parcels.

C. Slough holds entitlements from the City of South San Francisco (the “City”) for the construction of eight (8) office and/or research and development buildings (the “Buildings”) and related improvements on the Slough Parcels.

D. Slough, as Landlord, and Genentech, as Tenant, are parties to a Master Lease Agreement dated as of [November 1, 2004] (the “Master Agreement”) pursuant to which Genentech has leased the Buildings from Slough for a term of twelve (12) years from the final Rent Commencement Date (as such term is defined in the Master Agreement) to occur for a Phase II Building (as such term is defined in the Master Agreement). The Master Agreement includes certain rights and options for Genentech to purchase the Buildings and the Slough Parcels from Slough.

E. A site plan depicting the conceptual layout of the improvements on the Slough Parcels as contemplated in Slough’s entitlements and in the Master Agreement is attached hereto as Exhibit B (the “Site Plan”). Those improvements include a parking structure that will be constructed on Slough Parcel 2 (“Parking Structure A”) along the northerly side of the Slough Parcels.

F. In connection with the leasing of the Buildings by Genentech and the construction of Parking Structure A, Genentech has asked Slough to grant Genentech an easement to (i) establish a connection between the adjacent Genentech Parcels and Parking Structure A by a pedestrian walkway and stairway (the “Stairway”) to be constructed by or at the expense of Genentech and (ii) to permit Genentech and its employees, agents, contractors and invitees (“Genentech Users”) to use the Stairway for the purpose of passing between the adjacent Genentech Parcels and any of the Buildings leased by Genentech on the Slough Parcels during the Easement Term (as defined below), and Slough is willing to grant such an easement subject to the terms of this Agreement.

SCHEDULE 5(B) TO MASTER LEASE AGREEMENT

STAIRWAY EASEMENT AGREEMENT, PAGE 1

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Slough and Genentech agree to the following terms and conditions:

1. Stairway Easement.

(a) Easement. Slough grants to Genentech, subject to the conditions set forth below, a non-exclusive easement appurtenant to the Genentech Parcels, for the express and limited purpose of (i) construction and maintenance of the Stairway and (ii) use of the Stairway by Genentech Users to pass between the Genentech Parcels and any of the Buildings leased by Genentech on the Slough Parcels during the Easement Term (the “Stairway Easement”).

(b) Location of Easement. The Stairway Easement will be located on Slough Parcel 2, and will extend from the northerly property line of Slough Parcel 2 to the northerly side of Parking Structure A, with a width (between the easterly and westerly boundaries) not to exceed sixty (60) feet, in the approximate location shown on Exhibit C attached hereto. At such time as Slough has approved Stairway Plans (as such term is defined in Section 1(d)) showing the precise location of the Stairway and the Stairway Easement, the parties shall amend this Agreement and the Memorandum of Stairway Easement to reflect the precise location of the Stairway Easement.

(c) Term of Easement. The Stairway Easement shall not be an easement in perpetuity but shall have a finite term (the “Easement Term”). The Easement Term shall commence on the Effective Date and end on the earlier of (i) the date on which Genentech acquires fee title to Slough Parcel 2 or (ii) the Lease Termination Date (as defined below), provided that if the end of the Easement Term is determined pursuant to the preceding clause (ii), then Genentech shall continue to have a limited right of access to Slough Parcel 2, for the sole purpose of removal of the Stairway and performance of related work as provided in Section 1(f), for a reasonable time (not to exceed ninety (90) days in all events) following the Lease Termination Date. The earlier to occur of the dates described in clauses (i) and (ii) of the preceding sentence shall be referred to herein as the “Easement Termination Date”.

(d) Construction of Stairway. Genentech shall be solely responsible for the design of the Stairway, subject to the provisions of this Agreement. Slough has agreed, at the request of Genentech, to undertake construction of the Stairway on Genentech’s behalf and at Genentech’s sole expense, subject to the provisions of this Agreement and to the provisions of any future written agreement by Slough and Genentech relating to such construction. Subject to any such future written agreement by Slough and Genentech, the provisions governing the design and construction of the Stairway shall be as follows:

(i) Genentech shall cause to be prepared, at its sole expense, complete building plans and specifications for the Stairway, showing the location of the Stairway and the structural connection of the Stairway to Parking Structure A (the “Stairway Plans”). The Stairway Plans shall be subject to (A) approval by the City and any other applicable governmental authorities (to the extent required under applicable law), which approval (including any and all required permits) shall be obtained by Genentech at its sole expense, and (B) Slough’s written approval, which approval by Slough shall not be unreasonably withheld,

SCHEDULE 5(B) TO MASTER LEASE AGREEMENT

STAIRWAY EASEMENT AGREEMENT, PAGE 2

conditioned or delayed, but may be conditioned upon such reasonable assurances regarding the timing and manner of the construction of the Stairway (to the extent any of such construction is to be performed by a person or entity engaged by Genentech other than Slough) as Slough may reasonably require. Slough’s approval of the Stairway Plans shall not be construed to make Slough responsible for the contents or adequacy of the Stairway Plans, or to create any liability of Slough to Genentech or to any governmental or non-governmental third party for the contents or adequacy of the Stairway Plans. Genentech and its architects shall be solely responsible for causing the design of the Stairway, as reflected in the Stairway Plans, to comply with all applicable laws, rules, regulations, orders and requirements of any governmental authorities.

(ii) Subject to the design responsibilities described in the preceding subparagraph and to the cost allocations expressly set forth in this Agreement, Slough, in undertaking construction of the Stairway, shall be responsible for causing the actual performance of such work (but not the design of the Stairway) to comply with all applicable governmental and regulatory laws, rules, regulations and orders, permits, Site Management Plan requirements, deed restrictions and other similar requirements, including without limitation soil handling and reuse/disposal requirements, dewatering procedures and other similar restrictions or requirements. In addition, as the party undertaking such work, Slough shall indemnify, defend and hold Genentech harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees and expert fees at trial and on appeal), damages or expenses of any kind arising therefrom which may be brought or made against Genentech or which Genentech may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Slough or its contractors, agents or employees in connection with the performance of the work; provided, however, that the foregoing indemnification shall not apply to any action, claim, demand, costs, damage or expense relating to remediation or disposal costs arising from any environmental condition discovered or encountered in the course of the work, which remediation and/or disposal costs shall be considered part of the costs of the work, except as otherwise expressly provided in this Agreement.

(iii) Slough shall assume all hazardous waste regulatory responsibilities and liabilities as the generator of any soil or other waste generated by construction of the Stairway and originating on or from the Slough Parcels, including (without limitation) responsibility and liability (A) for the lawful and proper handling, packaging, labeling, characterization, preparation and execution of manifests, transportation, treatment and disposal of any such soil or other waste, (B) for satisfying all governmental reporting obligations for any environmental conditions discovered or encountered in the course of the work, and (C) for any third-party (governmental or private) environmental claims arising (I) from any allegedly improper characterization, labeling, handling, packaging, transportation, treatment or disposal of any such soil or waste sent off-site in connection with the work, or (II) from any alleged migration of contaminants in such soils or other materials deposited off-site. Notwithstanding any other cost allocation provisions set forth in this Agreement, Genentech shall have no obligation to reimburse Slough for any costs or liabilities described in clause (C) of the preceding sentence.

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(iv) Genentech shall assume all hazardous waste regulatory responsibilities and liabilities as the generator of any soil or other waste generated by construction of the Stairway and originating on or from any property other than the Slough Parcels, including (without limitation) responsibility and liability (A) for the execution of manifests for any such soil or waste sent off-site in connection with such work, (B) for satisfying all governmental reporting obligations for any environmental conditions discovered or encountered on property other than the Slough Parcels in the course of the work and disclosed by Slough to Genentech, and (C) for any third-party (governmental or private) environmental claims arising from any alleged migration of contaminants in such soils or other materials deposited off-site. Subject to the foregoing provisions, Slough as the party performing the work shall be responsible for the lawful and proper handling, packaging, labeling, characterization, preparation (but not execution) of manifests, transportation, treatment and disposal of any such soil or other waste discovered or encountered on property other than the Slough Parcels in the course of the work.

(v) All contracts for work relating to the construction of the Stairway, and all change orders under such contracts, shall be subject to prior written approval by Genentech, which approval shall not be unreasonably withheld, conditioned or delayed. Genentech shall promptly reimburse Slough for all costs and expenses incurred by Slough in connection with the construction of the Stairway and any related soils work, including, without limitation, (A) all costs and expenses arising under approved contracts and change orders as described above, (B) a project management fee for Project Management Advisors, Inc. or other project manager reasonably designated by Slough, in the amount of two percent (2%) of the total costs for design and construction of the Stairway where such design and/or construction is undertaken by Slough, (C) the expense of all regulatory, reporting and other compliance obligations arising out of the work as described in this subparagraph (d) (other than costs or liabilities described in clause (C) of subparagraph (d)(iii) above) and (D) any and all other costs and expenses incurred in addressing any environmental requirements or conditions (whether anticipated or unanticipated) encountered in the course of performing such work, provided that nothing in this subparagraph (d)(v) shall limit, impair or in any way shift to Genentech any indemnification obligation of Slough pursuant to the final sentence of subparagraph (d)(ii) above, or any corrective obligations of Slough pursuant to subparagraph (d)(vi) below, in connection with the work performed by Slough hereunder.

(vi) Slough warrants to Genentech that the Stairway and related improvements constructed by Slough under this Agreement shall be free from structural defects, shall comply with all applicable laws and regulations (except that compliance with applicable laws and regulations relating to the design of the Stairway shall be the sole responsibility of Genentech and its architects as stated in subparagraph (d)(i) above), and shall be constructed in compliance with the Stairway Plans, subject to any change orders or other changes implemented in such Stairway Plans in accordance with the provisions of this Agreement. If this warranty is violated in any respect, then it shall be the obligation of Slough, after receipt of written notice from Genentech setting forth with specificity the nature of the violation, to correct promptly and diligently, at Slough’s sole cost, the condition(s) constituting such violation. Genentech’s failure to give such written notice to Slough (A) in the case of Punch List Work (as defined below), within thirty (30) days after Slough notifies Genentech that construction of the Stairway is complete, or (B) in the case of non-immaterial defects other than Punch List Work, within one

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(1) calendar year after Slough notifies Genentech that construction of the Stairway is complete, shall in each case give rise to a conclusive presumption that Slough has complied with all Slough’s obligations under this subparagraph (vi), except with respect to latent defects (as to which such calendar year limitation shall not apply, and in such case, California Code of Civil Procedure Section 337.15, as amended, shall apply). Without limiting the scope of Slough’s obligations under the foregoing provisions of this subparagraph (vi), Slough also agrees to either (x) use its reasonable efforts to enforce when and as necessary, for the benefit of Genentech and the Stairway, any and all contractor’s and/or manufacturer’s warranties extending more than one (1) calendar year after Slough notifies Genentech that construction of the Stairway is complete, or, at Genentech’s written request, (y) assign any or all of such warranties to Genentech for enforcement purposes (provided, however, that Slough may reserve joint enforcement rights under such warranties to the extent of Slough’s continuing obligations or warranties hereunder). GENENTECH ACKNOWLEDGES THAT THE WARRANTIES CONTAINED IN THIS SUBPARAGRAPH (vi) ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE STAIRWAY TO BE CONSTRUCTED BY SLOUGH AND THAT SLOUGH MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS SUBPARAGRAPH (vi). For purposes of this subparagraph (vi), “Punch List Work” shall mean minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Stairway as constructed to conform to the Stairway Plans in all material respects and that do not materially interfere with the use of the Stairway by Genentech Users.

(vii) In connection with the construction of the Stairway, upon no less than ten (10) days’ advance written notice from Slough to Genentech of the estimated start date and estimated date of completion for Slough’s work, Genentech will allow Slough’s contractors, subcontractors and consultants who have been identified (by name and employer, if any) in advance in writing to Genentech to enter those portions of the Genentech Parcels reasonably necessary for the construction of the Stairway for the sole purpose of, and only as reasonably necessary for, performing such construction work, provided that such entry and construction activities shall be implemented in such a way as to avoid, to the maximum extent practicable, any interference with Genentech’s normal business operations. Promptly (but no later than thirty (30) days) following completion of the Stairway construction, Slough shall cause all of its contractors’, subcontractors’ and consultants’ equipment and materials, including (but not limited to) all soil and debris excavated in the course of such construction (the handling of which soil and debris shall be subject to the provisions of subparagraphs (d)(iii) and (d)(iv) above, as applicable), to be removed from the Genentech Parcels and shall cause any areas of the Genentech Parcels materially altered in the course of such construction work to be restored to substantially the same condition in which such areas existed prior to the commencement of the work, including (but not limited to) repairing or replacing any and all landscaping, structures, fences, driveways or other improvements on the applicable portions of the Genentech Parcels to the extent altered or damaged by Slough’s contractors, subcontractors or consultants.

(e) Maintenance, Repair and Use of Stairway. Following completion of construction of the Stairway, all maintenance and repair of the Stairway during the Easement Term shall be performed by Genentech at its sole cost and expense, except to the extent otherwise expressly provided herein or otherwise mutually agreed in writing by Slough and Genentech. All activities performed by Genentech and its contractors, employees, agents and

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licensees in connection with the maintenance and use of the Stairway shall be conducted in compliance with this Agreement and with all applicable codes, ordinances, laws, regulations and orders, and in a workmanlike and professional manner. Genentech shall not permit the Stairway to be utilized for pedestrian traffic until such time as its construction has been completed and all necessary approvals or signoffs by the City have been obtained.

(f) Removal of Stairway. If Genentech does not acquire fee title to Slough Parcel 2 before the date of the expiration of the lease term for the last Building to be leased by Genentech on the Slough Parcels (the “Lease Termination Date”), Genentech shall remove the Stairway from Slough Parcel 2 and restore the areas affected by the removal of the Stairway, including (but not limited to) the structure and exterior of Parking Structure A and the ground surface of Slough Parcel 2 within the Stairway Easement. Such removal and restoration must be completed on a timely basis, but in any event shall be completed no later than ninety (90) days following the Lease Termination Date. As part of such removal process, Genentech shall cause to be prepared complete plans and specifications for (i) the removal of the Stairway, (ii) the closing (in a manner consistent with the structure and exterior of adjacent portions of Parking Structure A) of the entry area from the Stairway into Parking Structure A, and (iii) the restoration of the areas affected by the removal of the Stairway (collectively, the “Removal Plans”). The Removal Plans shall be subject to (i) approval by the City and any other applicable governmental authorities (to the extent required under applicable law) and (ii) Slough’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and may be conditioned upon such other reasonable assurances regarding the timing and manner of the removal of the Stairway as Slough may reasonably require. Slough’s approval of the Removal Plans shall not be construed to make Slough responsible for the contents or adequacy of the Removal Plans, or to create any liability of Slough to Genentech or to any governmental or non-governmental third party for the contents or adequacy of the Removal Plans. All activities performed by Genentech and its contractors, employees, agents and licensees in connection with the removal of the Stairway shall be conducted and completed in compliance with this Agreement and with all applicable codes, ordinances, laws, regulations and orders, and in a workmanlike and professional manner. Genentech shall not permit the Stairway to be utilized for pedestrian traffic after the physical removal of the Stairway has begun. If Genentech requests in writing, on or before the Lease Termination Date, that Slough perform the removal of the Stairway in accordance with the Removal Plans at Genentech’s expense, then Slough agrees to perform such work and the parties mutually agree that their respective rights, obligations and liabilities with respect to such work shall be the same as set forth in paragraph (d) above with respect to the initial construction of the Stairway.

2. Allocation of Costs.

(a) All work performed by Genentech under this Agreement, and any construction or maintenance work performed by Slough at the request of Genentech under this Agreement, shall be performed at no cost to Slough. Without limiting the generality of the foregoing, Genentech shall be solely responsible for the cost and expense of (i) the design and construction of the Stairway, (ii) the maintenance of the Stairway during the Easement Term, (iii) the design and implementation of the removal of the Stairway, (iv) recording fees and other charges payable in connection with recording documents in accordance with Section 3 below, (v) all required governmental permits and approvals for the construction, use, maintenance and

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removal of the Stairway, and (vi) property taxes allocable to the Stairway and Stairway Easement as set forth in Section 17 below.

(b) Genentech shall keep the Slough Parcels free and clear from any and all liens arising out of or in connection with any work performed by or at the request of Genentech (other than work performed by Slough at the request of Genentech) relating to the construction, use, maintenance or removal of the Stairway. If any lien is filed against the Slough Parcels as a result of any such work by or at the request of Genentech relating to the construction, use, maintenance or removal of the Stairway, Genentech shall promptly (and in all events within thirty (30) days after receiving notice that such lien has been filed) take all actions necessary to discharge such lien. If Genentech fails to discharge any such lien in a timely manner, Slough shall have the right, but not the obligation, to expend all sums reasonably necessary to discharge the lien and Genentech shall reimburse Slough, within twenty (20) days after written demand by Slough, for all sums expended by Slough in discharging the lien, including, without limitation, attorneys’ fees, plus interest on such sums from the date expended by Slough until reimbursed by Genentech at the maximum interest rate permitted under California law.

(c) Slough shall be solely responsible for the cost and expense of (i) the maintenance of common areas around the Stairway Easement, subject to Slough’s right to recover such cost and expense as common area maintenance costs or otherwise under the Building Leases, and (ii) property taxes to the extent set forth in Section 17 below.

(d) Within fifteen (15) days after execution of this Agreement, Genentech shall pay to Slough the sum of Five Thousand Dollars ($5,000) in reimbursement of legal and review fees incurred by Slough in connection with the negotiation and documentation of this Agreement. Except as set forth in the preceding sentence, each party shall bear its own costs and expenses (including, but not limited to, legal and other review fees) incurred in connection with the negotiation and documentation of this Agreement.

3. Recording of Easement Documents.

(a) Memoranda Relating to Easement. In order to evidence the Stairway Easement granted by this Agreement, Slough and Genentech shall execute, acknowledge and deliver to one another, concurrently with the mutual execution of this Agreement, a Memorandum of Stairway Easement in the form attached as Exhibit D hereto, and Genentech shall thereafter cause an original of such Memorandum of Stairway Easement to be recorded in the official records of San Mateo County and shall deliver a copy of the recorded Memorandum to Slough. Upon any material amendment of this Agreement (such as, but not limited to, any amendment to reflect the precise location of the Stairway Easement as contemplated by Section 1(b) above), Slough and Genentech shall execute, acknowledge and deliver to one another an appropriate Amendment to Memorandum of Stairway Easement, and Genentech shall thereafter cause an original of such Amendment to be recorded in the official records of San Mateo County and shall deliver a copy of the recorded Amendment to Slough. Immediately following the Easement Termination Date, Slough and Genentech shall execute, acknowledge and deliver to one another a Memorandum of Termination of Easement in the form attached as Exhibit E hereto, and Genentech shall thereafter cause an original of such document to be recorded in the official records of San Mateo County and shall deliver a copy of the recorded

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document to Slough. All recording fees and other charges incurred in connection with the recording of such documents (including any documentary transfer taxes payable in connection with the recording of such documents) shall be paid by Genentech as grantee of the easement.

(b) Publicity. Notwithstanding the existence of this Agreement and the contemplated recording of certain documents in accordance with Section 3(a), each party agrees not to use the other party’s name in any media, investor, advertising or other publicity contacts or communications without the other party’s prior written consent, but nothing in this subparagraph shall preclude either party from making reasonable and appropriate disclosures of the existence and terms of this Agreement to any governmental or regulatory authorities in connection with the parties’ respective activities as owners, occupants, operators and/or developers of the Slough Parcels or the Genentech Parcels respectively.

4. General Terms Related to Easement. The parties acknowledge and agree (i) that Genentech’s benefits and burdens relating to the Stairway Easement shall pass by operation of law to any successor owner of the Genentech Parcels, provided that such successor owner is also the successor Tenant under one or more Building Leases for a Building or Buildings on the Slough Parcels, and (ii) that the Stairway Easement irrevocably burdens Slough Parcel 2 and shall run with the land for the Easement Term, and that any successor owner of Slough Parcel 2 will take such parcel subject to the Stairway Easement for the Easement Term.

5. Compliance with Laws and Permits. Genentech shall, at its sole cost and expense, obtain all necessary governmental permits and approvals, except to the extent Genentech and Slough mutually agree that specified governmental permits and approvals should be obtained by Slough at Genentech’s expense (as provided in Section 2(a) above). Genentech shall comply with all laws and regulations applicable to the construction, use, maintenance and removal of the Stairway; provided, however, that with respect to the construction and removal, only to the extent that such construction and/or removal is undertaken by Genentech and/or its contractors. Slough shall cooperate reasonably with Genentech, at no out-of-pocket cost to Slough, in Genentech’s efforts to obtain such permits and approvals and comply with all such applicable laws and regulations.

6. Inspection. Slough shall have the right to perform a reasonable inspection of the Stairway from time to time, on not less than two (2) business days’ prior notice to Genentech during normal business hours (except in case of emergency, in which event Slough will endeavor to give Genentech such prior notice as is practicable under the circumstances). The purpose of such inspections will be to determine that the Stairway and/or Stairway Easement is being constructed, used, maintained or removed, as applicable, in accordance with the terms of this Agreement.

7. Insurance. During the Easement Term, Genentech (a) shall cause its policy or policies of commercial liability insurance (property damage and bodily injury) to name Slough, Slough Estates USA Inc., Project Management Advisors, Inc. and Britannia Management Services, Inc. as additional insureds with respect to the activities of Genentech Users on the Slough Parcels pursuant to this Agreement, and shall require that Genentech’s contractors and consultants name Slough, Slough Estates USA Inc., Project Management Advisors, Inc. and Britannia Management Services, Inc. as additional insureds on their respective commercial

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liability policies with respect to any activities of such respective contractors and consultants on the Slough Parcels pursuant to this Agreement, and (b) shall maintain, and shall require that its contractors and consultants maintain, policies of workers’ compensation insurance as required by applicable law and with a waiver of subrogation in favor of Slough, Slough Estates USA Inc., Project Management Advisors, Inc. and Britannia Management Services, Inc. with respect to the employees of Genentech and such contractors and consultants, as applicable, conducting any on-site activities on the Slough Parcels pursuant to this Agreement in connection with or in the course of their employment.

8. Indemnification

(a) Indemnification by Slough. Slough agrees to indemnify, defend and save and hold harmless Genentech, its directors, officers, contractors, agents, attorneys, affiliates and employees of each (collectively, the “Genentech Indemnitees” and individually, a “Genentech Indemnitee”) from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees, charges and disbursements of internal and external legal counsel) (collectively, “Claims”), suffered or incurred by any Genentech Indemnitee arising out of or as a result of (a) any failure of Slough to meet its obligations under this Agreement, or (b) any negligence or willful misconduct of Slough or its employees, agents or contractors (“Slough Users”) in connection with the construction, use, maintenance or removal of the Stairway and/or Stairway Easement pursuant to this Agreement; provided that no Genentech Indemnitee shall be entitled to indemnification under this Section 8(a) to the extent the applicable Claims result from any Genentech Indemnitee’s negligence or willful misconduct.

(b) Indemnification by Genentech. Genentech agrees to indemnify, defend and save and hold harmless Slough, its directors, officers, contractors, agents, attorneys, affiliates and employees of each (collectively, the “Slough Indemnitees” and individually, a “Slough Indemnitee”) from and against, and shall pay on demand, any and all Claims suffered or incurred by any Slough Indemnitee arising out of or as a result of (a) any failure of Genentech to meet its obligations under this Agreement, or (b) any negligence or willful misconduct of any Genentech User in connection with the use, maintenance or removal of the Stairway and/or Stairway Easement pursuant to this Agreement; provided that no Slough Indemnitee shall be entitled to indemnification under this Section 8(b) to the extent the applicable Claims result from any Slough Indemnitee’s negligence or willful misconduct.

9. Breach, Remedies; No Waiver. In the event of any breach of this Agreement, each party agrees that the other party shall be entitled to injunctive relief as a cumulative and not necessarily successive or exclusive remedy to a claim for monetary damages. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to one party upon any breach or default by the other party under this Agreement shall impair any such right, power or remedy of the non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permission, consent or approval of any kind or character on the part of either party under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in

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writing and shall be effective only to the extent specifically set forth in such writing. All remedies afforded to any party under this Agreement or by law or otherwise shall be cumulative and not alternative.

10. Entire Agreement. This Agreement and the relevant portions of the Master Agreement constitute the entire agreement between Slough and Genentech relating to the easement described herein. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect. Any amendment to this Agreement shall be of no force and effect unless it is in writing and signed by both parties.

11. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of Slough and Genentech.

12. Authority to Enter into and Perform this Agreement; Ownership of Parcels. Each of the undersigned individual signatories represents and warrants that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate or other organizational action by the party of which he or she is an officer, that he or she is authorized to execute and deliver this Agreement and that the party on whose behalf he or she is executing this Agreement has authority to perform this Agreement according to its terms and conditions. Slough represents and warrants that it is the owner of the Slough Parcels, and Genentech represents and warrants that it is the owner of the Genentech Parcels.

13. Attorneys’ Fees. In the event that either party to this Agreement initiates an action or proceeding to enforce the terms of this Agreement or to declare the rights of a party to this Agreement, the prevailing party will be entitled to all reasonable actual costs and expenses, including attorneys’ fees, incurred in connection with such action or proceeding, including any appellate proceedings relating thereto and any proceedings for the enforcement of any judgment rendered therein.

14. Notices. Any notice to be given to Slough shall be addressed to Slough in care of Randy Rohner, Vice President, at 444 North Michigan Avenue, Suite 3230, Chicago, Illinois 60611, with a copy to Donald E. Kelley, Jr., Folger Levin & Kahn LLP, 275 Battery Street, 23rd Floor, San Francisco, California 94111, and any notice to be given to Genentech shall be addressed to Corporate Secretary and General Counsel, Genentech, Inc., 1 DNA Way, Mail Stop 49, South San Francisco, CA 94080. Either party may hereafter designate in writing to the other a different person or a different address. Any such notice shall be deemed duly given upon delivery when delivered by courier, by overnight delivery service, or by United States mail, registered or certified, return receipt requested, or upon refusal of delivery when delivery of a properly addressed notice is attempted during normal business hours by any of the foregoing methods.

15. Further Assurances. The parties agree to execute any further documents that are reasonable and appropriate to carry out the purposes of this Agreement in accordance with its terms. If either party fails to provide any further documents required under this Agreement or reasonably necessary to carry out the purposes of this Agreement in accordance with its terms, that failing party agrees to pay all reasonable actual costs and expenses, including attorneys’ fees

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as described in Section 13 above, incurred by the party that requested such further document as a result of such failure.

16. Arbitration. Except as stated elsewhere herein, any controversy between the parties arising out of this Agreement shall be submitted to the American Arbitration Association for arbitration by one (1) arbitrator in a location within the City of South San Francisco, County of San Mateo, State of California, or at such other location as may be mutually agreed to by the parties. If the parties are unable to agree on one (1) arbitrator, then each party shall select one arbitrator and the two arbitrators so chosen shall select a third arbitrator who shall hear the matter. The laws of the State of California shall apply, and the parties expressly incorporate herein the provisions of Section 1283.05 of the California Code of Civil Procedure, which relate to discovery procedures. The arbitrator shall be appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator’s fees, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys’ fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. Notwithstanding the parties’ agreement to arbitrate controversies, any claim for injunctive relief, specific performance or any other equitable remedy may, in the complainant’s sole discretion, be submitted to arbitration or may be submitted to a court of competent jurisdiction sitting within the County of San Mateo, State of California.

17. Taxes; No Joint Venture. Slough alone shall be responsible for all real property taxes and assessments on the Slough Parcels and the improvements thereon, except as otherwise set forth in the Building Leases (as defined in the Master Agreement) or in the following sentence. Genentech alone shall be responsible for all real property taxes and assessments on (i) the Genentech Parcels and the improvements thereon, including any portion of the Stairway located on the Genentech Parcels, and (ii) the portion of the Stairway and related improvements constructed on the Slough Parcels under this Agreement. To the extent any improvements described in clause (ii) of the preceding sentence are assessed and taxed to Slough as the owner of the Slough Parcels, Genentech shall promptly (and in all events within thirty (30) days after written demand by Slough) reimburse Slough for the real property taxes and assessments allocable to such improvements as such taxes and assessments come due from time to time. The parties agree that nothing in this Agreement shall be deemed or construed to place them in a relationship of employer-employee, principal-agent, partners or joint venturers.

18. Miscellaneous. Exhibits A-1, A-2, B, C, D and E attached hereto are made a part of this Agreement for all intents and purposes. This Agreement has been executed and delivered by the parties in the State of California and shall be construed and enforced in accordance with, and be governed by, the laws of the State of California. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument. The benefits and privileges granted to Genentech in this Agreement shall include Genentech’s affiliates, subsidiaries, employees, contractors, invitees and agents, unless otherwise stated in the provisions describing such benefits or privileges; the benefits and privileges granted to Slough in this Agreement shall

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include Slough’s affiliates, subsidiaries, employees, contractors, invitees and agents, unless otherwise stated in the provisions describing such benefits or privileges. Except for recordation of the Memorandum of Stairway Easement and the Memorandum of Termination of Easement pursuant hereto, neither this Agreement nor any short form memorandum or assignment hereof shall be filed or recorded without both parties’ written consent.

[signatures appear on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement and agreed to its terms as of the Effective Date set forth above.

Slough SSF, LLC			Genentech, Inc.,

By:	Slough Estates USA Inc., Its Manager		By:
Name:
Title:
By:
Jon Bergschneider
Vice President

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EXHIBITS

Exhibit A-1	Description of Slough Parcel 1

Exhibit A-2	Description of Slough Parcel 2

Exhibit B	Site Plan

Exhibit C	Depiction of Stairway Easement

Exhibit D	Form of Memorandum of Easement

Exhibit E	Form of Memorandum of Termination of Easement

EXHIBIT LIST TO SCHEDULE 5(b) TO MASTER LEASE AGREEMENT

SLOUGH PARCEL 1

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey located in Volume 6 of L.L.S. Maps at page 117 in the Records of said County, described as follows:

Beginning at the Southwesterly corner of the 18.5695 acre parcel shown on said Map; thence through the following numbered courses:

1.

North 00° 14’ 37” West along the Westerly line of said Parcel 408.03 feet to the Southerly line of the Southern Pacific Company Right-of-Way shown as East Grand Avenue (60 feet wide) on said Map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet.

2.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

3.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

4.	South 86° 44’ 41” East 672.34 feet.

5.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

6.	North 86° 44’ 37” West along said Southerly line 551.30 feet.

7.	North 86° 14’ 41” West along said Southerly line 206.61 feet to the point of beginning.

Said lands are described as Parcel “A” in that certain Lot Line Adjustment recorded March 25, 1996 as Document No. 96035012. APN: 015-102-270.

[END OF DESCRIPTION]

EXHIBIT A-1 TO STAIRWAY EASEMENT AGREEMENT

SLOUGH PARCEL 2

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey recorded in Volume 6 of L.L.S. Maps at Page 117 in the records of said county, described as follows:

BEGINNING at the intersection of the Westerly line of the 18.5695 acre parcel shown on said map with the Southerly line of the Southern Pacific Co. Right-of-Way shown as East Grand Avenue (60 feet wide) on said map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet; thence through the following numbered courses:

1.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

2.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

3.	South 86° 44’ 41” East 672.34 feet.

4.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

5.	South 86° 44’ 37” East along said Southerly line 435.13 feet to the Easterly line of the lands shown on said map.

6.	North 03° 15’ 23” East along said Easterly line 865.45 feet.

7.	North 03° 28’ 53” East along said Easterly line 100.00 feet to the Northerly line of the lands shown on said map.

8.	North 86° 44’ 37” West along said Northerly line 1252.36 feet to the Westerly line of the 6.6796 acre parcel shown on said map.

9.	South 00° 14’ 37” East along said Westerly line and its Southerly extension 557.42 feet to the point of beginning.

EXCEPTING THEREFROM the portions deeded to the City of South San Francisco and accepted by the Resolution recorded in Reel 7756 at Image 418 in the Official Records of said County.

Said lands being described as Parcel “B” in that certain Lot Line Adjustment recorded March 25, 1996, as Document No. 96035012. APN: 015-101-090 and 015-102-280.

[END OF DESCRIPTION]

EXHIBIT A-2 TO STAIRWAY EASEMENT AGREEMENT

SITE PLAN

EAST GRAND AVE

SLOUGH ESTATES

BRITANNIA EAST GRAND

South San Francisco
California

PROJECT DATA

SITE AREA	[illegible]	
F.A.R	[illegible]	

R&D BUILDINGS

BUILDING 1	[illegible]	
BUILDING 2	[illegible]	
BUILDING 3	[illegible]	
BUILDING 4	[illegible]	
BUILDING 5-6	[illegible]	
BUILDING 7	[illegible]	
BUILDING 8	[illegible]	
BUILDING 9	[illegible]	
TOTAL	[illegible]	

ACCESSORY BUILDINGS

CHILD CARE CENTER	[illegible]	
FITNESS CENTER	[illegible]	
[illegible]	[illegible]	
RETAIL	[illegible]	

PARKING PROVIDED

SURFACE PARKING

STANDARD	[illegible] STALLS	
HANDICAPPED	[illegible] STALLS	
VAN ACCESS	6 STALLS	
TOTAL	**[illegible] STALLS**	[illegible]

PARKING STRUCTURE (A&B)

STRUCTURE A

STANDARD	[illegible] STALLS	
HANDICAPPED	[illegible] STALLS	
TOTAL	[illegible] STALLS	

STRUCTURE B

STANDARD	[illegible] STALLS	
HANDICAPPED	[illegible] STALLS	
TOTAL	[illegible] STALLS	
TOTAL (A&B)	**[illegible] STALLS**	[illegible]

PARKING TOTAL

STANDARD	[illegible] STALLS	
HANDICAPPED	[illegible] STALLS	
VAN ACCESS	6 STALLS	
GRAND TOTAL	[illegible] STALLS	[illegible]

MASTER SITE PLAN

EXHIBIT B TO STAIRWAY EASEMENT AGREEMENT

DEPICTION OF STAIRWAY EASEMENT

[To be provided by Genentech within a reasonable time prior to Genentech’s preparation of the Stairway Plans]

EXHIBIT C TO STAIRWAY EASEMENT AGREEMENT

FORM OF MEMORANDUM OF EASEMENT

RECORDING REQUESTED BY AND WHEN RECORDED, MAIL TO:

Corporate Secretary and General Counsel Genentech, Inc. 1 DNA Way, Mail Stop 49 South San Francisco, CA 94080

Space above this line for Recorder’s Use Only

The undersigned Grantor declares that the documentary transfer tax is $0.00 (consideration less than $100).

MEMORANDUM OF EASEMENT

THIS MEMORANDUM OF EASEMENT (“Memorandum”) is made as of                     , 20        , by Slough SSF, LLC, a Delaware limited liability company (“Grantor”), and Genentech, Inc., a Delaware corporation (“Grantee”).

1. Grantor is the owner of certain real property located in the City of South San Francisco, County of San Mateo, State of California and more particularly described in Exhibit A-1 (“Slough Parcel 1”) and Exhibit A-2 (“Slough Parcel 2” and, together with Slough Parcel 1, the “Slough Property”) attached hereto and made a part hereof.

2. Grantee is the owner of certain real property located in the City of South San Francisco, County of San Mateo, State of California, bearing Assessor’s Parcel Nos. 015-092-250, 015-092-260, 015-092-280 and 015-093-080 (collectively, the “Genentech Property”), lying generally northerly and northwesterly of the Slough Property.

3. Grantor and Grantee are parties to an unrecorded Stairway Easement Agreement dated as of                     , 20         (the “Easement Agreement”), pursuant to which Grantor has granted to Grantee a nonexclusive easement appurtenant to the Genentech Property (the “Easement”) for (a) construction and maintenance of a pedestrian walkway and stairway (the “Stairway”) connecting the Genentech Property to the parking garage to be constructed on the northerly portion of Slough Parcel 2, lying generally within the area (the “Easement Area”) more particularly described on Exhibit B attached hereto and incorporated herein by this reference and depicted on Exhibit C attached hereto and incorporated herein by this reference, and (b) use of the Stairway by Grantee and its employees, agents, contractors and invitees to pass between the Genentech Property and the Slough Property from time to time, in each case upon and subject to all of the terms and conditions set forth in the Easement Agreement.

EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

4. The Easement is not an easement in perpetuity but has a finite term, ending on the earlier to occur of (a) the date (if any) on which Grantee acquires title to the portion of the Slough Property which contains the Easement Area, or (b) not later than ninety (90) days after Grantee and its permitted sublessees and assignees, collectively, are no longer leasing any buildings on the Slough Property. Grantor and Grantee, or their respective successors and assigns, will execute and record a Memorandum of Termination of Easement upon the termination of the Easement.

5. Grantor and Grantee are executing and recording this Memorandum in order to provide record notice of their respective rights and obligations under the Easement Agreement. In the event of any conflict or inconsistency between the provisions of this Memorandum and the provisions of the Easement Agreement, the latter shall be controlling in all respects.

IN WITNESS WHEREOF, Grantor and Grantee have duly executed this Memorandum of Easement as of the date first set forth above.

GRANTOR:		GRANTEE:

Slough SSF, LLC, a Delaware limited liability company		Genentech, Inc., a Delaware corporation

By:	Slough Estates USA Inc., Its Manager	By:
Its:

By:
Its:

EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

STATE OF

COUNTY OF

On                     , 20        , before me,                                                                                                                                                            ,

Name and Title of Officer

personally appeared                                                                                                                                                                                     ,

Name(s) of Signer(s)

             personally known to me -or-              proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public.

[SEAL]

STATE OF

COUNTY OF

On                     , 20         before me,                                                                                                                                                            ,

Name and Title of Officer

personally appeared                                                                                                                                                                                     ,

Name(s) of Signer(s)

             personally known to me -or-              proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public.

[SEAL]

EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

SLOUGH PARCEL 1

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey located in Volume 6 of L.L.S. Maps at page 117 in the Records of said County, described as follows:

Beginning at the Southwesterly corner of the 18.5695 acre parcel shown on said Map; thence through the following numbered courses:

1.

North 00° 14’ 37” West along the Westerly line of said Parcel 408.03 feet to the Southerly line of the Southern Pacific Company Right-of-Way shown as East Grand Avenue (60 feet wide) on said Map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet.

2.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

3.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

4.	South 86° 44’ 41” East 672.34 feet.

5.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

6.	North 86° 44’ 37” West along said Southerly line 551.30 feet.

7.	North 86° 14’ 41” West along said Southerly line 206.61 feet to the point of beginning.

Said lands are described as Parcel “A” in that certain Lot Line Adjustment recorded March 25, 1996 as Document No. 96035012. APN: 015-102-270.

[END OF DESCRIPTION]

EXHIBIT A-1 TO EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

SLOUGH PARCEL 2

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey recorded in Volume 6 of L.L.S. Maps at Page 117 in the records of said county, described as follows:

BEGINNING at the intersection of the Westerly line of the 18.5695 acre parcel shown on said map with the Southerly line of the Southern Pacific Co. Right-of-Way shown as East Grand Avenue (60 feet wide) on said map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet; thence through the following numbered courses:

1.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

2.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

3.	South 86° 44’ 41” East 672.34 feet.

4.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

5.	South 86° 44’ 37” East along said Southerly line 435.13 feet to the Easterly line of the lands shown on said map.

6.	North 03° 15’ 23” East along said Easterly line 865.45 feet.

7.	North 03° 28’ 53” East along said Easterly line 100.00 feet to the Northerly line of the lands shown on said map.

8.	North 86° 44’ 37” West along said Northerly line 1252.36 feet to the Westerly line of the 6.6796 acre parcel shown on said map.

9.	South 00° 14’ 37” East along said Westerly line and its Southerly extension 557.42 feet to the point of beginning.

EXCEPTING THEREFROM the portions deeded to the City of South San Francisco and accepted by the Resolution recorded in Reel 7756 at Image 418 in the Official Records of said County.

Said lands being described as Parcel “B” in that certain Lot Line Adjustment recorded March 25, 1996, as Document No. 96035012. APN: 015-101-090 and 015-102-280.

[END OF DESCRIPTION]

EXHIBIT A-2 TO EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

LEGAL DESCRIPTION OF EASEMENT AREA

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

[To be provided by Genentech within a reasonable time prior to Genentech’s preparation of the Stairway Plans]

EXHIBIT B TO EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

DEPICTION OF STAIRWAY EASEMENT

[To be provided by Genentech within a reasonable time prior to Genentech’s preparation of the Stairway Plans]

EXHIBIT C TO EXHIBIT D TO STAIRWAY EASEMENT AGREEMENT

FORM OF MEMORANDUM OF TERMINATION OF EASEMENT

RECORDING REQUESTED BY AND WHEN RECORDED, MAIL TO:

Corporate Secretary and General Counsel Genentech, Inc. 1 DNA Way, Mail Stop 49 South San Francisco, CA 94080

Space above this line for Recorder’s Use Only

The undersigned Grantor declares that the documentary transfer tax is $0.00 (consideration less than $100).

MEMORANDUM OF TERMINATION OF EASEMENT

THIS MEMORANDUM OF TERMINATION OF EASEMENT (“Memorandum”) is made as of the              day of                     , 20        , by Slough SSF, LLC, a Delaware limited liability company (“Grantor”), and Genentech, Inc., a Delaware corporation (“Grantee”).

1. Grantor is the owner of certain real property located in the City of South San Francisco, County of San Mateo, State of California and more particularly described in Exhibit A-1 and Exhibit A-2 attached hereto and made a part hereof (collectively, the “Slough Property”).

2. Grantee is the owner of certain real property located in the City of South San Francisco, County of San Mateo, State of California, bearing Assessor’s Parcel Nos. 015-092-250, 015-092-260, 015-092-280 and 015-093-080 (collectively, the “Genentech Property”), lying generally northerly and northeasterly of the Slough Property.

3. Grantor and Grantee are parties to an unrecorded Stairway Easement Agreement (the “Easement Agreement”) evidenced by that certain Memorandum of Easement dated as of                     , 20         executed by Grantor and Grantee and recorded in the official records of San Mateo County on                     , 20        , Instrument No.                     (the “Easement Memorandum”). The Easement Memorandum was recorded by the parties in order to provide record notice of the easement rights granted under and more specifically set forth in the Easement Agreement.

4. The term of the Easement Agreement has now ended. By recording of this Memorandum, Grantor and Grantee hereby terminate the Easement Memorandum and give notice that the Easement Agreement and the Easement Memorandum are no longer in effect and no longer burden the Slough Property or benefit the Genentech Property.

[signatures follow on next page]

EXHIBIT E TO STAIRWAY EASEMENT AGREEMENT

IN WITNESS WHEREOF, Grantor and Grantee have duly executed this Memorandum of Termination of Easement as of the date first set forth above.

GRANTOR:		GRANTEE:

Slough SSF, LLC, a Delaware limited liability company		Genentech, Inc., a Delaware corporation

By:	Slough Estates USA Inc., Its Manager	By:
Its:

By:
Its:

EXHIBIT E TO STAIRWAY EASEMENT AGREEMENT

STATE OF

COUNTY OF

On                     , 20        , before me,                                                                                                                                                            ,

Name and Title of Officer

personally appeared                                                                                                                                                                                     ,

Name(s) of Signer(s)

             personally known to me -or-              proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public.

[SEAL]

STATE OF

COUNTY OF

On                     , 20        , before me,                                                                                                                                                            ,

Name and Title of Officer

personally appeared                                                                                                                                                                                     ,

Name(s) of Signer(s)

             personally known to me -or-              proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary Public.

[SEAL]

EXHIBIT E TO STAIRWAY EASEMENT AGREEMENT

SLOUGH PARCEL 1

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey located in Volume 6 of L.L.S. Maps at page 117 in the Records of said County, described as follows:

Beginning at the Southwesterly corner of the 18.5695 acre parcel shown on said Map; thence through the following numbered courses:

1.

North 00° 14’ 37” West along the Westerly line of said Parcel 408.03 feet to the Southerly line of the Southern Pacific Company Right-of-Way shown as East Grand Avenue (60 feet wide) on said Map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet.

2.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

3.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

4.	South 86° 44’ 41” East 672.34 feet.

5.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

6.	North 86° 44’ 37” West along said Southerly line 551.30 feet.

7.	North 86° 14’ 41” West along said Southerly line 206.61 feet to the point of beginning.

Said lands are described as Parcel “A” in that certain Lot Line Adjustment recorded March 25, 1996 as Document No. 96035012. APN: 015-102-270.

[END OF DESCRIPTION]

EXHIBIT A-1 TO EXHIBIT E TO STAIRWAY EASEMENT AGREEMENT

SLOUGH PARCEL 2

LEGAL DESCRIPTION

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

A portion of the lands of W.P. Fuller and Company shown on the Record of Survey recorded in Volume 6 of L.L.S. Maps at Page 117 in the records of said county, described as follows:

BEGINNING at the intersection of the Westerly line of the 18.5695 acre parcel shown on said map with the Southerly line of the Southern Pacific Co. Right-of-Way shown as East Grand Avenue (60 feet wide) on said map and a point on a non-tangent curve to the left from which the radius point lies North 39° 14’ 21” West 413.10 feet; thence through the following numbered courses:

1.	Easterly along said curve through a central angle of 01° 38’ 21” an arc distance of 11.82 feet.

2.	North 49° 07’ 18” East tangent to said curve 140.89 feet.

3.	South 86° 44’ 41” East 672.34 feet.

4.	South 03° 10’ 20” West 515.30 feet to the Southerly line of said 18.5695 acre parcel.

5.	South 86° 44’ 37” East along said Southerly line 435.13 feet to the Easterly line of the lands shown on said map.

6.	North 03° 15’ 23” East along said Easterly line 865.45 feet.

7.	North 03° 28’ 53” East along said Easterly line 100.00 feet to the Northerly line of the lands shown on said map.

8.	North 86° 44’ 37” West along said Northerly line 1252.36 feet to the Westerly line of the 6.6796 acre parcel shown on said map.

9.	South 00° 14’ 37” East along said Westerly line and its Southerly extension 557.42 feet to the point of beginning.

EXCEPTING THEREFROM the portions deeded to the City of South San Francisco and accepted by the Resolution recorded in Reel 7756 at Image 418 in the Official Records of said County.

Said lands being described as Parcel “B” in that certain Lot Line Adjustment recorded March 25, 1996, as Document No. 96035012. APN: 015-101-090 and 015-102-280. [END OF DESCRIPTION]

EXHIBIT A-2 TO EXHIBIT E TO STAIRWAY EASEMENT AGREEMENT

SCHEDULE 7(b)

MATERIAL TERMS OF SALE

(Master Lease Agreement (“MLA”) Section 7(b))

1.	Price:	Fixed purchase price per MLA Sec. 7(b)(iii), payable all in cash at Close of Escrow.

2.	Close of Escrow:	As specified in Buyer’s notice of exercise of applicable Purchase Option, within limitations imposed in MLA Sec. 7(b).

At Close of Escrow, Seller shall convey title to the Property to Buyer by grant deed, free and clear of all liens and encumbrances other than (a) taxes not yet due (current taxes to be prorated as of Close of Escrow) and (b) other matters of record affecting title, including (but not limited to) all matters disclosed in the Title Report (as defined below); provided that Seller shall remove, at or before Close of Escrow, at Seller’s expense, any deeds of trust or other similar monetary liens on the Property to which Seller is a party or which are attributable to acts or omissions of Seller relating to the Property. Seller shall not, in any event, be required to remove any deeds of trust or other similar monetary liens to which Buyer is a party or which are attributable to acts or omissions of Buyer relating to the Property. Seller shall assign to Buyer at Close of Escrow all of Seller’s interest as landlord in leases then affecting the Property (all of which leases should involve Buyer as tenant), and Buyer shall assume all of Seller’s obligations under those leases from and after Close of Escrow.

County transfer taxes shall be charged to Seller; title insurance and escrow fees shall be charged to Buyer; recording fees and other incidental closing costs shall be allocated in accordance with the title company’s custom in San Mateo County. Real property taxes, rental income, operating expenses and any other similar recurring items, to the extent chargeable or creditable to Seller, shall be prorated as of Close of Escrow; no such proration shall be required for any taxes, expenses or other similar items already payable by Buyer as tenant of the Property for periods prior to Close of Escrow.

3.	Due Diligence Period:	Due diligence to have been completed by Buyer prior to giving notice of exercise of the applicable Purchase Option.

4. Due Diligence Documents and Title Report: Seller shall have delivered to Buyer, or made available for inspection and copying by Buyer or its representatives at offices of Seller or of Seller’s counsel or consultants in the San Francisco Bay Area, upon request by Buyer prior to delivery of Buyer’s notice of exercise of the applicable Purchase Option, the Due Diligence Documents (as defined below), but only to the extent the same exist and are in Seller’s possession and/or control. Seller shall further identify Due Diligence Documents known to Seller to exist, but that are not in Seller’s possession and/or

SCHEDULE 7(b), TO MASTER LEASE AGREEMENT

MATERIAL TERMS OF SALE, PAGE 1

control, or known to Seller to have existed at one time, but cannot be found. Seller makes no representations or warranties whatsoever concerning the Due Diligence Documents or any other documents or information requested by Buyer, except as is expressly set forth herein, it being Buyer’s obligation to have confirmed same and effected such investigation as it desired.

“Due Diligence Documents” means (i) all reports, studies, agreements, governmental orders and communications with governmental authorities relating to soils, structural and environmental conditions in, on and under the Property and/or improvements located thereon (“Improvements”); (ii) all other books, records and reports (other than Seller’s internal financial statements and reports) relating to the ownership and maintenance of the Property and Improvements; (iii) all other agreements (if any) affecting the Property or Improvements that will not be terminated at or before Close of Escrow; and (iv) any other documents or information reasonably requested by Buyer that relates to the Property or Improvements. Notwithstanding the foregoing, Seller shall not be required to deliver or make available to Buyer any documents which have previously been delivered to Buyer (in connection with Buyer’s leasing of the property or otherwise) or have otherwise already been obtained by Buyer.

Prior to Buyer’s delivery of notice of exercise of the applicable Purchase Option, Buyer shall have obtained a Preliminary Title Report (the “Title Report”) from First American Title Company or Chicago Title Company, and shall have delivered a copy of the Title Report to Seller upon receipt.

Buyer is responsible for obtaining any requisite surveys.

If Buyer is dissatisfied with any Due Diligence Documents, any surveys, anything in the Title Report or in the underlying documents disclosed therein, any conditions discovered in Buyer’s inspections under Paragraph 6 below, or any other fact or condition relating to the Property, Buyer’s sole remedy shall be to refrain from exercising the Purchase Option. Once Buyer gives notice of its exercise of the Purchase Option, Buyer’s obligation to purchase the Property (both Phase I and Phase II) shall become firm and unconditional, subject only to the following paragraph:

Notwithstanding the foregoing, if the Property or any Buildings or parking structures thereon are destroyed or materially damaged after Buyer has given notice of its exercise of the Purchase Options but prior to Close of Escrow for the purchase of the Phase I Buildings and the good faith estimated cost to repair such damage exceeds ten percent (10%) of the aggregate purchase price for Phase I, or the Center pursuant to both Purchase Options, or if the Property becomes subject to a proposed condemnation or proposed eminent domain proceeding and the effect of such proceeding, if successful, would be to deprive Buyer of the use of one or both parking structures or of one (1) or more Buildings on the Property, then in either such event Buyer at its sole option may elect either (x) to proceed to close, with an assignment of any insurance proceeds or condemnation award but without any adjustment in the purchase price and without any obligation of Seller to repair any damage to the Property or improvements (except to the extent any such repair obligation may arise under the terms of the Lease(s) then in effect between Seller and Buyer with respect to the Property), or (y) to terminate the Agreement and Buyer’s obligation to purchase the Property thereunder. In the event of any damage or condemnation during the period described in the preceding sentence which does not meet the applicable criteria for the termination right set forth in such sentence, Buyer shall remain obligated to proceed to close in accordance with the provisions of alternative (x) set forth in such sentence. Following Close of Escrow for the purchase of the Phase I Buildings, no event of damage or condemnation shall give Buyer any termination right with respect to Buyer’s obligation to purchase the Phase II Buildings, but in the event of any such damage to or condemnation affecting the Phase II Buildings after Close of Escrow for the Phase I Buildings and prior to Close of Escrow for the Phase II Buildings, Buyer shall be entitled to receive at Close of Escrow for the Phase II Buildings an assignment of any insurance proceeds or condemnation award but shall not be entitled to any adjustment of the purchase price and Seller shall have no obligation to repair any such

SCHEDULE 7(b), TO MASTER LEASE AGREEMENT

MATERIAL TERMS OF SALE, PAGE 2

damage (except to the extent any such repair obligation may arise under the terms of the Lease(s) then in effect between Seller and Buyer with respect to the Phase II Buildings). Apart from the limited termination right expressly set forth above, Buyer expressly waives any and all statutory and/or common law rights to terminate its purchase obligations with respect to the Property, following exercise of the Purchase Options, as a result of any damage, destruction or condemnation of the Property or any portion thereof.

5. Seller’s Representations & Warranties:

Seller makes no representation or warranty as to any matter or fact except as expressly set forth herein. Seller hereby represents and warrants to Buyer that, as of the Agreement Date, and Close of Escrow:

(a) Authority. Seller has full legal right, power and authority to execute and deliver this Agreement and to fully perform all of its obligations hereunder without need of any further action by or on its behalf, or that of any owner, shareholder, partner, director or the like, all of such action having already been taken.

(b) Leases. There exist no leases or other agreements with tenants or parties in possession with respect to any portion of the Property, except (i) leases to Buyer as tenant and/or (ii) other leases as indicated in an attached schedule, if applicable.

(c) Contracts; Liens and Encumbrances. Except as disclosed in the Title Report (or as indicated in an attached schedule, if applicable), there exist no liens, encumbrances, service agreements, licenses, concession agreements or other contracts, written or oral, relating to the Property to which Seller is a party and which will survive Close of Escrow.

(d) Assessments, Condemnation, Zoning. Seller has not received written notice of any pending special assessments, condemnation proceedings, change in zoning or roadway, water or sewer construction affecting any portion of the Property, or of any violation of any applicable statutes, ordinances, codes, covenants, conditions and restrictions, or rules and regulations of any governmental authority having jurisdiction over the Property. Seller has not received written notice that the Property is not in compliance with any restrictive covenants, governmental requirements, zoning laws, or deed restrictions applicable to the Property.

(e) Litigation; Disclosure. Seller has no Actual Knowledge of any litigation pending or threatened in writing affecting the Property or, which, if determined adversely to the interests of Seller, would materially adversely affect the transfers, conveyances and assignments contemplated hereby or the execution, delivery or enforceability of this Agreement or any document or instrument to be executed and delivered pursuant to this Agreement. To Seller’s Actual Knowledge, the Due Diligence Documents delivered or made available to Buyer disclose all of the material information in Seller’s possession and/or control concerning the Property.

(f) Environmental Matters. Seller has not made, and does not make, any representation or warranty whatsoever with respect to the presence or absence of any Hazardous Material on the Property or the compliance of the Property and its operation with environmental, health and human safety laws (and all rules and regulations promulgated thereunder), including, but not limited to, the Occupational Safety and Health Act (“OSHA”), the Toxic Substances Control Act (“TSCA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the 1986 Superfund Amendments and Reauthorization Act (“CERCLA”), the National Environmental Policy Act (“NEPA”), the Refuse Act (“RA”), the Safe Drinking Water Act

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(“SDWA”), and any other federal, state or local law and regulations addressing or regulating hazardous or toxic materials, substances or wastes, petroleum, or any other environmental matters (collectively, “Environmental Laws”).

(g) Foreign Persons. Seller is not a “foreign person” as that term is defined in Section 1445(f)(3) of the Internal Revenue Code, as amended, of the United States of America (the “Code”).

(h) Authority of Representatives. The persons executing this Agreement, and any other documents required on behalf of Seller hereunder, are duly authorized, directed and empowered to do so.

(i) Binding Obligations. Seller’s obligations contemplated hereby and the execution, delivery and performance of this Agreement by Seller will not result in a breach of, or constitute a default under, any instrument or agreement to which Seller is a party or by which Seller or the Property is bound. Seller’s obligations and responsibilities hereunder are valid and binding obligations of Seller.

6. Condition of the Property:

(a) Disclaimers. Except as expressly provided in this Schedule 7(b) or in any of the Conveyance Documents:

(1) It is the essence of the agreement between the parties that Buyer will acquire the Property in an “AS IS, WHERE IS” condition as to all matters, including environmental matters, except as otherwise expressly provided herein. Seller makes no representations or warranties, express or implied, as to the size or physical condition of the Property (including, but not limited to, the existence, nature or extent of any Hazardous Materials on, under, about or in the vicinity of the Property) or as to the economic value, marketability, merchantability, feasibility, zoning, fitness, suitability or use of the Property. Buyer expressly waives and negates the right to receive from Seller, and Seller hereby disclaims, any express or implied warranties (other than as specifically provided in this Agreement) including, but not limited to warranties of merchantability or fitness for any particular purpose.

(2) As the party in possession of the Property pursuant to existing Leases, Buyer has had the right, opportunity and ability to conduct, prior to giving notice of its exercise of the applicable Purchase Option, such inspections and investigations as Buyer deemed appropriate with respect to the size and physical condition of the Property (including, but not limited to, the condition of soils, groundwater, subsurface, geotechnical, seismic, hydrological and environmental conditions) and the economic value, marketability, merchantability, feasibility, zoning, fitness, suitability and use of the Property. Buyer acknowledges that the purchase of the Property will be on the basis of Buyer’s own investigation thereof, with respect to, but not limited to, investigation of: (i) the physical conditions of the Property, including the soils, groundwater, subsurface, geotechnical, seismic, hydrological and environmental conditions thereof; and (ii) the economic value, marketability, merchantability, feasibility, zoning, fitness, suitability and use of the Property. Buyer assumes the risk that adverse physical conditions or the applicability and effect of governmental laws, regulations and requirements may not have been revealed by Buyer’s investigations.

(3) Seller shall have no obligation to correct any conditions or alleged defects discovered by Buyer during the course of Buyer’s investigations or thereafter.

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(4) No representation, warranty, statement (written or oral) or document given or provided by any representative of Seller or by any third party shall be attributed to Seller nor relied on by Buyer unless Seller has represented and warranted same specifically herein.

(b) Waiver and Release. Buyer waives and releases any and all rights to recover from Seller and its members, partners and affiliates, and their respective members, partners, shareholders, directors, officers, employees, agents, successors and assigns, for any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments (including attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”), which may arise from or are in any way connected with the size or physical conditions of the Property or any Environmental Laws or other laws or regulations now or hereafter applicable thereto, including, but not limited to, Claims arising from or related to soils, groundwater, subsurface, geotechnical, seismic, hydrological or environmental conditions of the Property. Without limiting the generality of the foregoing, Buyer expressly waives and releases any benefits of Section 1542 of the California Civil Code with respect to the waiver and release set forth in the preceding sentence, which Section 1542 provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Buyer specifically acknowledges that Buyer has carefully reviewed the foregoing provisions and discussed their import with Buyer’s counsel, and that the provisions of the foregoing waivers and releases (including, but not limited to, the waiver of California Civil Code Section 1542) are a material part of this Agreement.

(c) Hazardous Materials.

(i) If Buyer should discover during its investigation of the Property any Hazardous Material (as defined in any Environmental Laws then in effect), including asbestos or asbestos-bearing materials, or any other environmental condition subject to legal requirements for corrective or remedial action, Buyer shall immediately notify Seller in writing of the same but, except to the extent required by law, shall otherwise hold such information in complete confidence.

(ii) If Closing occurs, regardless of whether or not Buyer has knowledge of the existence of any Hazardous Material or other environmental condition violative of any Environmental Law or requiring corrective or remedial action, Seller shall have no liability to Buyer arising out of the existence of any such Hazardous Material or other environmental condition. Further, Buyer shall indemnify, protect, hold harmless and defend Seller and its members, partners, shareholders, directors, officers, employees and agents, from and against (A) any and all claims (including third party claims), demands, liabilities, damages, costs and expenses, including without limitation investigatory expenses, clean-up or other remedial costs and attorneys’ fees, of whatever kind or nature, arising from or in any way connected with any deposit, disposal, release or other generation of Hazardous Materials on the Property after the Closing; and (B) any and all claims, demands, liabilities, damages, costs and expenses (including without limitation investigatory expenses, clean-up or other remedial costs and attorneys’ fees) of whatever kind or nature asserted by any employee of Buyer, to the extent arising out of any

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Hazardous Material or other physical or environmental condition existing on the Property as of the Closing (whether such condition is actually known or unknown at that time).

(iii) At Close of Escrow, Buyer shall assume and agree to perform all obligations of Seller as owner arising from and after Close of Escrow under any Operation and Maintenance Agreement, site management plan, deed restrictions or other orders or agreements relating to the environmental conditions on the Property or the presence of Hazardous Materials in, on, under or about the Property, including (but not limited to) the provision of any financial assurances required under any such agreements, plans, restrictions or orders, and shall indemnify and hold Seller harmless from and against all such obligations. Concurrently with such assumption, Buyer and Seller shall cooperate diligently and in good faith to endeavor to obtain, from the applicable governmental authorities, Seller’s express release from all further obligations under all such agreements, plans, restrictions and orders assumed by Buyer.

7. 1031 Exchange: Each of Buyer and Seller shall have the right, at its respective election, to treat the transaction contemplated by this Agreement as a 1031 Exchange involving the Property and any other property owned or to be acquired or sold or to be sold by Seller or Buyer, respectively, and Seller and Buyer shall cooperate with the electing party in all reasonable respects in the event of such an election, provided that any such cooperation shall be at no cost or additional risk to the cooperating party, shall not affect the representations of either party herein, and shall not require either party to take title to any other property. Under no circumstances shall either party’s election to participate in a 1031 Exchange delay Closing, nor shall the consummation of any such 1031 Exchange be a condition of Closing.

8. Brokers: There are no brokers or brokers’ fees associated with the transaction or the leasing of the Property.

9. Attorneys’ Fees: If either party brings any action or proceeding (including arbitration) to enforce the terms of this Schedule or of the Agreement or to declare rights hereunder or thereunder, the prevailing party in such action or proceeding shall be entitled to recover its reasonable attorneys’ fees incurred in connection with the action or proceeding (including any appeals relating thereto and the enforcement of any judgment entered therein). Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “prevailing party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonable incurred by the prevailing party.

10. Enforceability: The parties agree that the terms and conditions set forth in this Schedule and in the MLA constitute all of the material terms and conditions for Buyer’s purchase of the Property pursuant to the Purchase Options and that the provisions of this Schedule and of the MLA with respect to such purchase, upon Buyer’s delivery of notice of its exercise of the respective Purchase Options, are intended to be and shall be specifically enforceable to the fullest extent permitted by law and equity, notwithstanding the parties’ failure to execute a “definitive agreement” and/or to agree on any additional terms and conditions beyond those set forth in the MLA and in this Schedule. For purposes of such specific enforceability, the parties agree that the Property and improvements thereon, as real property leased and occupied by Buyer (subject to any applicable subtenancies), is unique and that money damages would not be an adequate remedy for any breach of Seller’s obligation to sell and Buyer’s obligation to buy the Property, since the actual damages from such breach would be extremely difficult to measure fully and accurately.

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11. No Publicity: Neither party will make any press release or other media, promotional or advertising disclosure regarding the transactions contemplated hereby without the other party’s express prior written consent, except as required under applicable law or by any governmental agency. Without limiting the generality of the foregoing, each party agrees that the other party will have no less than five (5) business days to review and provide comment regarding any such proposed press release or publicity, unless a shorter review time is agreed to by both parties. In the event that one party reasonably concludes that a given disclosure is required by law and the other party would prefer not to make such disclosure, then the party seeking such disclosure shall either (i) limit said disclosure to address the concerns of the other party, or (ii) provide a written opinion from counsel stating that such disclosure is indeed required by law. With respect to complying with the disclosure requirements of the SEC or other securities regulatory bodies in other nations, in connection with any required securities filing of the purchase agreement, the filing party shall seek confidential treatment of the purchase agreement to the maximum extent permitted by such regulatory body and shall provide the other party with the opportunity, for at least fifteen (15) days, to review any such proposed filing. Each party agrees that it will obtain its own legal advice with regard to its compliance with securities laws and regulations, and will not rely on any statements made by the other party relating to such securities laws and regulations.

12. Other Terms: The final form of purchase agreement shall contain such customary terms and conditions applicable to transactions involving the transfer of commercial office/lab property of a similar size and character in the County of San Mateo, including, without limitation, customary conditions to closing, closing deliveries, and an assignment of all of Seller’s right, title and interest in and (i) any and all intellectual property (including licenses to use same) used in connection with the ownership, use and/or operation of the Property; and (ii) all development rights, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental authority in connection with the development, use, operation and management of the Property and Improvements; all preliminary, final and “as-built” plans and specifications respecting the Property and Improvements; and all warranties and other rights and claims against third parties relating to the Property or personal property located thereon.

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